As filed with the Securities and Exchange Commission on October 9, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

The Securities Act of 1933

First National Banc, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	6712	58-2249282
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2509 Osborne Road St. Marys, Georgia 31558 (912) 882-3400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	David G. Moffat First National Banc, Inc. 2509 Osborne Road St. Marys, Georgia 31558 (912) 882-3400 (Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

ROBERT C. SCHWARTZ, ESQ. SMITH, GAMBRELL & RUSSELL, LLP 1230 Peachtree Street, N.E., Suite 3100 Atlanta, Georgia 30309 (404) 815-3500	WALTER G. MOELING, IV, ESQ. POWELL, GOLDSTEIN, FRAZER & MURPHY LLP 191 Peachtree Street, N.E., Sixteenth Floor Atlanta, Georgia 30303 (404) 572-6600

Approximate Date of Commencement of Proposed Sale to the Public:    Upon the effective date of the merger of FNBI Interim Bank, N.A. with and into First National Bank, Orange Park, Florida.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	204,000 shares	N/A	$6,075,000	$491.47

(1)	Reflects the estimated maximum number of shares of the Registrant’s common stock which may be issued in connection with the proposed merger of FNBI Interim Bank, N.A. with and into First National Bank, Orange Park, Florida. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant’s common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions as provided by the agreement relating to the merger.
(2)	Computed, in accordance with Rule 457(f), as the product of (x) the book value per share of the common stock of First National Bank on August 31, 2003 ($20.25) multiplied by (y) the estimated maximum number of shares of First National Bank common stock to be cancelled in connection with the merger (300,000) in exchange for the securities registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FIRST NATIONAL BANC, INC.	FIRST NATIONAL BANK

PROXY STATEMENT/PROSPECTUS

Dear Fellow Shareholder:

You are cordially invited to attend a special meeting of the shareholders of First National Bank, Orange Park, Florida to be held at 1775 Eagle Harbor Parkway, Orange Park, Florida 32003 on                     ,             , 2003 at 6:00 pm local time. At this special meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger pursuant to which First National Bank will become a wholly owned subsidiary of First National Banc, Inc., a Georgia corporation (“FNBI”). If the merger agreement is approved at the special meeting and the merger is completed, each outstanding share of common stock of First National Bank will be converted, at the effective time of the merger, into the right to receive 0.68 shares of FNBI common stock.

The merger cannot be completed unless First National Bank’s shareholders approve the merger agreement at the special meeting. If you were a shareholder of record of First National Bank common stock on                     , 2003, you are entitled to vote at the special meeting. Whether or not you plan to attend, please take the time to vote by completing and mailing the enclosed proxy card.

The shares of common stock of FNBI are not listed on any securities exchange or inter-dealer quotation system. There is no established public market for shares of FNBI’s common stock.

This document provides you with detailed information about the merger, FNBI and the shares of FNBI common stock that will be issued if the merger is completed. We encourage you to read this entire document carefully.

The Board of Directors of First National Bank believes that the merger is in the best interests of First National Bank’s shareholders. The Board has unanimously approved the acquisition of First National Bank by FNBI and recommends that you vote in favor of the proposal to approve the merger agreement.

Sincerely,

Timothy M. O’Keefe

President and Chief Executive Officer

First National Bank, Orange Park, Florida

Please see the section entitled “ Risk Factors” beginning on page 5 for a discussion of potential risks involved in the merger and in owning FNBI common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved the FNBI common stock to be issued in the merger or determined that this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities offered hereby are not savings accounts or deposit accounts or other obligations of any bank or savings association and they are not insured by the Federal Deposit Insurance Corporation or any other government agency.

This document is dated                     , 2003 and is being mailed to shareholders of First National Bank on or about                     , 2003.

FIRST NATIONAL BANK

1775 Eagle Harbor Parkway

Orange Park, Florida 32003

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held                     , 2003

To the Shareholders of First National Bank, Orange Park, Florida:

A special meeting of the shareholders of First National Bank, Orange Park, Florida will be held at 1775 Eagle Harbor Parkway, Orange Park, Florida 32003 on                     ,             , 2003, at 6:00 pm local time, for the following purposes:

•	To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger pursuant to which First National Bank will become a wholly owned subsidiary of First National Banc, Inc., a Georgia corporation.

•	To act on such other matters as may properly come before the special meeting and any adjournments or postponements of the special meeting.

A description of FNBI and the merger agreement is contained in this document, and a copy of the merger agreement is attached as Appendix A to this document. Please review these materials carefully and consider fully the information set forth therein.

Action may be taken on the above proposals at the special meeting on the date specified above or on any date or dates to which the special meeting may be adjourned or postponed. Only holders of record of First National Bank common stock at the close of business on                     , 2003, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The affirmative vote of First National Bank shareholders owning two-thirds of the shares of First National Bank common stock outstanding on the record date is required for approval of the merger agreement and the merger.

The Board of Directors of First National Bank unanimously recommends that shareholders vote “FOR” the approval of the merger agreement.

Your vote is important. Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. This will assure your representation at the special meeting and may avoid the cost of additional communications. This will not prevent you from voting in person at the special meeting. You may revoke your proxy at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of First National Bank a written revocation bearing a later date, or by attending and voting at the special meeting.

By Order of the Board of Directors,

Timothy M. O’Keefe

President and Chief Executive Officer

Orange Park, Florida

                    , 2003

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED

PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

(i)

(ii)

(iii)

QUESTIONS AND ANSWERS ABOUT THE MERGER AGREEMENT AND MERGER

Q:	Why have you sent me this document?

A:	This document contains important information regarding the proposed merger. We urge you to read this document carefully, including its Appendices. You may also want to review additional information described under “Where You Can Find More Information” on page .

Q:	Why is this merger proposed?

A:	First National Bank and First National Banc, Inc. (“FNBI”) are proposing this transaction because their boards of directors have concluded that as a larger organization, the combined companies will be stronger in terms of growth opportunities and profitability and will also have the advantage of centralization of management and operations functions, revenue enhancement, and economies of scale.

Q:	What will First National Bank shareholders receive in this transaction?

A:	If the merger is completed, each share of First National Bank common stock you own will be converted into 0.68 shares of FNBI common stock, unless you exercise dissenters’ rights (see “Dissenters’ Rights” on page ). Any fractional shares will be paid in cash.

Q:	What will happen to First National Bank in this merger?

A:	FNBI Interim Bank, N.A., a wholly owned subsidiary of FNBI to be formed solely to effect the merger, will be merged with and into First National Bank. As a result, First National Bank will become a wholly owned subsidiary of FNBI.

Q:	What should I do now?

A:	Simply indicate on your proxy card how you would like to vote and then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. See “Voting and Revocation of Proxies” on page for information regarding voting procedures.

Q:	Should I send in my First National Bank stock certificates now?

A:	No. After the merger is completed, the exchange agent appointed by FNBI will send you written instructions for exchanging your First National Bank stock certificates.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible. We expect to complete the merger during the fourth quarter of 2003.

Q:	Whom should I contact with questions or to obtain additional copies of this document?

Timothy M. O’Keefe

President and Chief Executive Officer

First National Bank

1775 Eagle Harbor Parkway

Orange Park, Florida 32003

(904) 264-8840

See also “Where You Can Find More Information” on page     .

(iv)

SUMMARY

This summary highlights selected information from this document and may not contain all of the information that is important to you. To fully understand the merger and for a more complete description of the legal terms of the merger, you should carefully read this entire document and the documents we refer you to under the caption “Where You Can Find More Information.”

The Parties

First National Banc, Inc.

2509 Osborne Road

St. Marys, Georgia 31558

(912) 882-3400

First National Banc, Inc. (“FNBI”) is a bank holding company with executive offices in St. Marys, Georgia. FNBI conducts its operations through its wholly owned subsidiaries, First National Bank, a national banking association (“FNB-St. Marys”) and First National Insurance Agency, Inc. (“FNIA”). FNB-St. Marys is a full service community bank with its main office in St. Marys, Georgia and two branch offices in Kingsland, Georgia. FNIA is a full service insurance agency offering personal and commercial insurance products through major carriers. As of June 30, 2003, FNBI had $130.8 million in consolidated assets and $102.1 million in deposits. For additional information regarding FNBI, see “The Merger” and “Information About FNBI.”

First National Bank

1775 Eagle Harbor Parkway

Orange Park, Florida 32003

(904) 264-8840

First National Bank, Orange Park, Florida is a national banking association with two branch offices, each in Orange Park, Florida. As of June 30, 2003, First National Bank had total assets of $66.8 million and total deposits of $56.6 million. For additional information regarding First National Bank, see “The Merger” and “Information About First National Bank.”

What First National Bank Shareholders Will Receive (See page     )

If the merger is completed, you will receive 0.68 shares of FNBI common stock for each First National Bank common share you own on the date of the merger.

First National Bank’s Reasons for the Merger (See page     )

The First National Bank Board believes that the terms of the merger agreement and the merger are fair to, and in the best interest of, First National Bank and its shareholders. In reaching its decision, the First National Bank Board considered the following factors, among others:

•	the belief of the First National Bank Board that FNBI has offered a fair price to First National Bank shareholders for their First National Bank common stock and that the First National Bank common stock would be acquired on a tax-free basis (except with respect to cash received in lieu of fractional shares);

•	the anticipated benefits of economies of scale to be realized by combining the financial institutions; and

•	an evaluation of the potential long-term prospects of the combined business.

First National Bank’s Recommendation to Shareholders (See page     )

The First National Bank Board believes that the merger is in your best interests and unanimously recommends that you vote FOR the proposal to approve the merger agreement and the related merger.

Time and Place of Special Meeting (See page     )

The special meeting of First National Bank shareholders will be held at 1775 Eagle Harbor Parkway, Orange Park, Florida 32003 on             ,             , 2003 at 6:00 p.m. At the special meeting, First National Bank shareholders will be asked to approve the merger agreement and the related merger.

Required Vote

The merger agreement must be approved by the holders of two-thirds of the outstanding shares of First National Bank common stock. Directors and executive officers of First National Bank currently control approximately 61.2% of the outstanding shares of First National Bank common stock entitled to vote at the special meeting. Shareholders of FNBI are not required to approve the merger.

Ownership of FNBI after the Merger

FNBI will issue approximately 204,000 shares of its common stock to First National Bank shareholders in connection with the merger (assuming no additional shares of First National Bank common stock are issued upon the exercise of First National Bank stock options prior to the merger and no shareholders exercise dissenters’ rights), which would constitute 29.5% of the outstanding stock of FNBI after the merger, based on the number of outstanding shares of FNBI common stock on             , 2003.

Opinion of First National Bank’s Financial Advisor (See page     )

First National Bank asked its financial advisor, Allen C. Ewing & Co. (“Ewing & Co.”), for advice on the fairness of the consideration that FNBI is offering to First National Bank shareholders in the merger. Ewing & Co. performed a number of analyses in which it compared the companies’ historical performance and financial condition and estimated the relative values of FNBI and First National Bank common stock based on past and anticipated future performance and the benefits that could be expected from the merger. Ewing & Co. has delivered a written opinion, dated January 31, 2003, that the exchange ratio is fair to First National Bank shareholders from a financial point of view. The fairness opinion is attached as Appendix D to this document.

Conditions to the Merger (See page     )

To complete the merger, a number of conditions must be satisfied in addition to approval by the First National Bank shareholders, including the following:

•	no law or injunction may prohibit the merger; and

•	FNBI and First National Bank must receive all necessary approvals of governmental authorities.

Termination of the Merger (See page     )

FNBI and First National Bank can agree to terminate the merger agreement at any time prior to completion of the merger, and either FNBI or First National Bank can terminate the merger agreement if, among other reasons, any of the following occurs:

•	the merger is not approved by the First National Bank shareholders;

•	the merger is not completed by December 31, 2003;

•	a court or other governmental authority permanently prohibits the merger; or

•	the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement.

Amendment, Waiver and Extension of the Merger Agreement (See page     )

The Boards of Directors of First National Bank and FNBI may amend the merger agreement at any time before the merger is completed, and may agree to extend the time within which any action required by the merger agreement is to take place. However, if an amendment would change the amount or form of the consideration First National Bank shareholders would receive in the merger, the amendment would have to be approved by the shareholders of First National Bank.

Regulatory Approvals (See page     )

The merger is subject to the approval of the Federal Reserve Board and the Office of the Comptroller of the Currency. These governmental authorities may not approve the merger, or may impose conditions for granting approval of the merger.

FNBI and First National Bank have filed all required applications for regulatory review and approval or notice in connection with the merger. Neither First National Bank nor FNBI can offer any assurance that all necessary approvals will be obtained or as to the date of any such approvals.

Federal Income Tax Consequences (See page     )

The merger is structured so that First National Bank shareholders will generally not recognize any gain or loss for federal income tax purposes in the merger, except for taxes payable because of cash received by First National Bank shareholders instead of fractional shares of FNBI common stock or pursuant to the exercise of dissenters’ rights, as described below.

Dissenters’ Rights of First National Bank Shareholders (See page     )

First National Bank shareholders who do not vote in favor of the merger and who strictly comply with certain procedures to exercise their dissenters’ rights under the National Bank Act will be entitled to receive a cash payment for the fair value of their First National Bank common stock.

Certain Differences in the Rights of Shareholders (See page     )

Once the merger occurs, First National Bank shareholders will automatically become shareholders of FNBI and their rights will be governed by Georgia law and FNBI’s corporate governing documents rather than the National Bank Act and First National Bank’s governing documents.

Share Information and Market Prices

There is no trading market for either FNBI’s common stock or First National Bank’s common stock. First National Bank is not aware of any trades during 2003 prior to the date of the execution of the merger agreement.

Unaudited Comparative Per Share Data

The following table sets forth for FNBI and First National Bank certain historical, pro forma and pro forma equivalent per share financial information. The pro forma and pro forma equivalent per share information gives effect to the merger as if the merger had been effective on the dates presented, in the case of the book value data, and as if the merger had become effective at the beginning of the periods presented, in the case of the net income data. The pro forma data in the table assume that the merger is accounted for using the purchase method of accounting. See “The Merger—Accounting Treatment” on page     . The information in the following table is based on, and should be read together with, the historical and pro forma financial information included in this document.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our businesses been combined during these periods.

Neither FNBI nor First National Bank has declared any cash dividends since its inception.

	FNBI Historical	First National Bank Historical	Pro Forma Combined(1)	Per Equivalent First National Bank Share(2)
Net income per share
For the twelve months ended December 31, 2002:
Basic	$2.74	$0.71	$2.12	$1.44
Diluted	2.69	0.70	2.09	1.42
For the six months ended June 30, 2003:
Basic	1.39	0.98	1.34	0.91
Diluted	1.37	0.97	1.33	0.90
Book value per share
As of December 31, 2002	21.61	18.46	28.09	19.10
As of June 30, 2003	22.73	19.44	29.31	19.93

(1)	The pro forma net income per share amounts are calculated by totaling the historical net income (adjusted for pro forma adjustments) of FNBI and First National Bank and dividing the resulting amount by the average pro forma shares of FNBI and First National Bank giving effect to the merger. The average pro forma shares of FNBI and First National Bank reflect FNBI’s historical basic and diluted shares, plus historical basic and diluted average shares of First National Bank as adjusted for an exchange ratio of 0.68 shares of FNBI common stock for each share of First National Bank common stock.
(2)	Per equivalent First National Bank share is pro forma combined multiplied by the exchange ratio of 0.68.

RISK FACTORS

The acquisition of FNBI common stock in connection with the merger involves significant risks. You should give careful attention to the following statements respecting certain risks applicable to ownership of FNBI common stock.

Risks Related to the Merger

The merger agreement was negotiated between affiliated parties.

The exchange ratio was negotiated by the boards of directors of FNBI and First National Bank. Three of the ten members of the FNBI board are also members of the First National Bank board, which is composed of a total of twelve members. In addition, the Chairman of the FNBI board, William Davis, is a member of the First National Bank board, and the Chairman of the First National Bank board, David G. Moffat, is a member of the FNBI board. The common members of the two boards own a total of 45.5% of the outstanding common stock of FNBI and 44.6% of the outstanding common stock of First National Bank.

Although First National Bank’s financial advisor, Allen C. Ewing & Co., has given its opinion that the exchange ratio is fair, from a financial point of view, to the shareholders of First National Bank, we can offer no assurance that the terms of the merger agreement, including the exchange ratio, would not have been more favorable to the shareholders of First National Bank if the merger agreement had been negotiated by boards of directors without common members and common ownership interests.

The value of the merger consideration is not fixed and may fluctuate over time.

If the merger is completed, each outstanding share of First National Bank common stock will be cancelled on the effective date of the merger in exchange for 0.68 shares of FNBI common stock.

Neither FNBI nor First National Bank can offer any assurance as to the market value of the FNBI common stock you will receive in the merger. The market value of FNBI common stock is subject to change at all times based on the financial condition and operating results of FNBI, market conditions and other factors.

FNBI may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, FNBI’s ability to realize anticipated cost savings in a manner that does not materially disrupt the existing customer relationships of First National Bank nor result in decreased revenues resulting from any loss of customers and that permits growth opportunities to occur. If FNBI is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected.

Risks Related to Owning FNBI Common Stock

There is no established trading market for FNBI common stock.

There is no trading market for FNBI’s common stock, and FNBI does not presently intend to seek to establish a market for its common stock in the foreseeable future. Accordingly, you may not be able to sell your stock in the future should you desire to do so.

FNBI faces strong competition from financial service companies and other companies that offer banking services.

After the merger, FNBI will conduct its banking operations primarily in southeast Georgia and northeast Florida. Increased competition in its market may result in reduced loans and deposits. Ultimately, FNBI may not be able to compete successfully against current and future competitors. Many competitors offer the banking services that FNBI offers. These competitors include national banks, regional banks and other community banks. FNBI also faces competition from many other types of financial institutions, including without limitation, savings and loans, finance companies, brokerage firms, insurance agencies, credit unions, mortgage banks and other financial intermediaries. Many of these competitors have greater financial resources than FNBI, which may allow them to develop products and provide services that enable them to compete more successfully than FNBI.

FNBI’s status as a holding company makes it dependent on dividends from its subsidiaries to meet its obligations.

FNBI is a holding company and conducts all of its operations through its wholly owned subsidiaries, FNB-St. Marys and FNIA. FNBI does not have any significant assets other than the stock of these subsidiaries. Accordingly, FNBI depends on the cash flows of its subsidiaries to meet its obligations. FNBI’s right to participate in any distribution of earnings or assets of its subsidiaries is subject to the prior claims of its subsidiaries’ creditors. Under federal and state law, FNB-St. Marys is limited in the amount of dividends it can pay to FNBI without prior regulatory approval. Also, bank regulators have the authority to prohibit FNB-St. Marys from paying dividends if they think the payment would be an unsafe and unsound banking practice.

Interest rate volatility could significantly harm FNBI’s business.

FNBI’s earnings are primarily dependent upon the differential, or “spread,” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. There can be no assurance that FNBI’s interest rate risk will be minimized or eliminated. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially adversely affect FNBI’s net interest spread, asset quality, loan origination volume and overall profitability.

FNBI’s results of operations are significantly affected by the ability of its borrowers to repay their loans.

Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non-payment is affected by:

•	credit risks of a particular borrower;

•	changes in economic and industry conditions;

•	the duration of the loan; and

•	in the case of a collateralized loan, uncertainties as to the future value of the collateral.

Generally, commercial/industrial, construction and commercial real estate loans present a greater risk of non-payment by a borrower than other types of loans. FNBI’s focus on making these types of loans may make it more susceptible to the risk of non-payment than other banking companies.

FNBI’s financial condition and results of operations will be adversely affected if its allowance for loan losses is not sufficient to absorb actual losses.

There is no precise method of predicting loan losses. FNBI can give no assurance that its allowance for loan losses is or will be sufficient to absorb actual loan losses. Excess loan losses could have a material adverse effect on FNBI’s financial condition and results of operations. FNBI attempts to maintain an appropriate allowance for loan losses to provide for potential losses in its loan portfolio. FNBI periodically determines the amount of the allowance for loan losses based upon consideration of several factors, including:

•	an ongoing review of the quality, mix and size of the overall loan portfolio;

•	historical loan loss experience;

•	evaluation of non-performing loans;

•	assessment of economic conditions and their effects on the existing portfolio; and

•	the amount and quality of collateral, including guarantees, securing loans.

A majority of FNBI’s common stock is held by William H. Davis and FNBI’s other directors.

Following the merger, William H. Davis, FNBI’s Chairman and Chief Executive Officers, will own approximately 40.2% of our common stock, and all of FNBI’s directors, including Mr. Davis and the current First National Bank directors who will be elected to the FNBI board following the merger, will own approximately 62.7% of FNBI’s common stock. Consequently, Mr. Davis individually, and all of the directors as a group, will be able to exert significant influence over the election of FNBI’s directors and the outcome of other corporate actions requiring shareholder approval, which may have the effect of delaying or precluding a third party from acquiring control of FNBI. These transactions may include those that other shareholders deem to be in their best interest and in which these other shareholders might otherwise receive a premium for their shares over the then current market price.

FNBI’s financial condition may be adversely affected by its inability to attract sufficient deposits to fund its anticipated loan growth.

FNBI funds its loan growth primarily through deposits. To the extent that FNBI is unable to attract and maintain levels of deposits to fund its loan growth, FNBI would be required to raise additional funds through public or private financings. FNBI can give no assurance that it would be able to obtain these funds on terms that are favorable to it.

FNBI’s business may be adversely affected by changes in banking regulations or by fiscal or monetary policies.

FNBI is subject to significant federal and state regulation and supervision, which is primarily for the benefit and protection of FNBI’s customers and not for the benefit of investors. FNBI’s business has been materially affected by these regulations in the past, and this trend is likely to continue in the future. Laws, regulations or policies currently affecting FNBI may change at any time. Regulatory authorities may also change their interpretation of these statutes and regulations. Therefore, FNBI’s business may be adversely affected by any future changes in laws, regulations, policies or interpretations. Under long-standing policy of the Board of Governors of the Federal Reserve System (the “FRB”), a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of that policy, FNBI may be required to commit financial and other resources to its subsidiary banks in circumstances where it might not otherwise do so.

Additionally, FNBI’s business is affected significantly by the fiscal and monetary policies of the federal government and its agencies. FNBI is particularly affected by the policies of the FRB, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the FRB are (a) conducting open market operations in United States government securities, (b) changing the discount rates of borrowings of depository institutions, (c) imposing or changing reserve requirements against depository institutions’ deposits, and (d) imposing or changing reserve requirements against certain borrowings by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. The policies of the FRB may have a material effect on FNBI’s business, results of operations and financial condition.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include statements preceded by, followed by or including words such as “believes,” “anticipates,” “plans,” “expects” and similar expressions. For those statements, FNBI claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in this document and the documents FNBI incorporates by reference, could affect the future results of FNBI and could cause those results to differ materially from those expressed in FNBI’s forward-looking statements: FNBI may not fully realize anticipated operating efficiencies from the merger; FNBI may lose deposits, customers or revenue after the merger; competitive pressure in the banking industry, negative changes in general economic conditions, or changes in banking regulation could affect FNBI’s operations; and changes in interest rates could reduce FNBI’s operating margins.

THE SPECIAL MEETING OF SHAREHOLDERS

General

This document is first being furnished to First National Bank shareholders on or about             , 2003, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the First National Bank Board for use at the special meeting of shareholders of First National Bank to be held at 1775 Eagle Harbor Parkway, Orange Park, Florida 32003 on             ,             , 2003 at 6:00 pm, and at any adjournments or postponements thereof. The sole purpose of the special meeting is to take action with respect to the approval of the merger agreement and the transactions contemplated thereby.

Voting and Revocation of Proxies

You may use the accompanying proxy if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you attend the meeting. You may revoke any proxy given pursuant to this solicitation by delivering to the Corporate Secretary of First National Bank, prior to or at the special meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date, or by attending the special meeting and voting in person at the special meeting. Your attendance at the special meeting will not, in and of itself, constitute a revocation of your proxy. All written notices of revocation and other communications with respect to the revocation of First National Bank proxies should be addressed to First National Bank, 1775 Eagle Harbor Parkway, Orange Park, Florida 32003, Attention: Corporate Secretary. For a notice of revocation or later proxy to be valid, however, it must actually be received by First National Bank prior to the vote of the shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If no specification is made, the proxies will be voted “FOR” approval of the merger agreement. The First National Bank Board is unaware of any other matters that may be presented for action at the special meeting. If other matters do properly come before the special meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted by the persons named in the proxies in their discretion.

PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS.

Solicitation of Proxies

Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers and employees of First National Bank, who will not be specially compensated for such solicitation. Nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

No person is authorized to give any information or to make any representation not contained in this document and, if given or made, such information or representation should not be relied upon as having been authorized by First National Bank, FNBI or any other person. The delivery of this document shall not, under any circumstances, create any implication that there has not been any change in the business or affairs of First National Bank or FNBI since the date of this document.

FNBI and First National Bank have each agreed to pay one-half of the printing costs of this document and related materials. All other costs of solicitation of proxies from First National Bank shareholders will be borne by First National Bank.

Record Date and Voting Rights

The First National Bank Board has fixed the close of business on             , 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, there were outstanding 300,000 shares of First National Bank common stock held by              holders of record. Each share of First National Bank common stock outstanding on the record date is entitled to one vote as to (i) the approval of the merger agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the special meeting.

As of the record date, approximately 182,264 shares of First National Bank common stock (60.8% of the shares entitled to vote at the special meeting) were beneficially held by directors and executive officers of First National Bank.

Under the Articles of Association of First National Bank and the National Bank Act, the affirmative vote of the holders of two-thirds of the shares of First National Bank common stock issued and outstanding as of the record date is required in order to approve the merger agreement and the transactions contemplated thereby, including the merger.

Because approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of First National Bank common stock, a failure to vote will have the same effect as a vote against the merger. Accordingly, the First National Bank Board urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

In order to take action on any other matter submitted to shareholders at the special meeting, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the Articles of Association of First National Bank or the National Bank Act requires a greater number of votes. All abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum; but since they are neither votes cast in favor of, nor votes cast opposing, a proposed action, abstentions and broker non-votes typically will have no impact on the outcome of the matter and will not be counted as a vote cast on such matters. (A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter.)

Recommendation of the First National Bank Board

The First National Bank Board believes that the merger is in the best interests of First National Bank and its shareholders, and unanimously recommends that the shareholders of First National Bank vote “FOR” approval of the merger agreement.

In the course of reaching its decision to approve the merger agreement and the transactions contemplated thereby, the First National Bank Board, among other things, consulted with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor, Allen C. Ewing & Co., as to the fairness, from a financial point of view, of the consideration to be received by the holders of shares of First National Bank common stock. For a discussion of the factors considered by the First National Bank Board in reaching its conclusion, see “The Merger—First National Bank’s Reasons for the Merger.”

Pursuant to the terms of the merger agreement, the members of the First National Bank Board will vote their shares in favor of the merger agreement and the transactions contemplated thereby at the special meeting.

THE MERGER

The following summary of certain terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference and is included as Appendix A to this document. We encourage you to read the merger agreement and the other Appendices hereto in their entirety.

Description of the Merger

At the effective time of the merger, FNBI Interim Bank, N.A., an interim national banking association to be formed by FNBI solely for the purpose of effecting the merger, will be merged with and into First National Bank. As a result of the merger, First National Bank will become a subsidiary of FNBI, and the shareholders of First National Bank immediately prior to the merger will become shareholders of FNBI. The Articles of Association and Bylaws of First National Bank in effect at the effective time will continue to govern First National Bank following the merger until amended or repealed in accordance with applicable law. The merger is subject to regulatory approval. See “Regulatory Matters.”

At the effective time of the merger, each share of First National Bank common stock outstanding immediately prior to the effective time (other than shares held by First National Bank, FNBI, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, and shares as to which dissenters’ rights are exercised) will be converted automatically into the right to receive 0.68 shares of FNBI common stock.

The merger agreement provides that the exchange ratio will be adjusted to prevent dilution in the event FNBI changes the number of shares of FNBI common stock issued and outstanding prior to the effective time of the merger as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction. At the effective time of the merger, any shares of First National Bank common stock held by First National Bank, FNBI, or any of their subsidiaries, in each case, other than in a fiduciary capacity or as a result of debts previously contracted, will be canceled and retired without any consideration being paid.

As of             , 2003, there were 300,000 shares of First National Bank common stock outstanding. Following the effective time, assuming that 300,000 shares of First National Bank common stock are outstanding at the effective time, the former shareholders of First National Bank would be issued approximately 204,000 shares of FNBI common stock, or approximately 29.5% of the then outstanding shares of FNBI common stock, based on the number of shares of FNBI common stock outstanding on             , 2003. The number of shares of FNBI common stock to be issued in the merger will be increased in the event any outstanding options to purchase shares of First National Bank common stock are exercised prior to the effective time. As of             , 2003, there were outstanding options to purchase 10,000 shares of First National Bank common stock.

The shares of FNBI capital stock outstanding immediately prior to the merger will continue to be outstanding after the effective time of the merger.

Conversion of First National Bank Options

Options issued by First National Bank to certain employees and directors to purchase an aggregate of 10,000 shares of First National Bank common stock were outstanding as of the record date. To the extent that shares of First National Bank common stock are issued pursuant to the exercise of First National Bank options in accordance with their terms prior to the effective time of the merger, the shares will be converted into FNBI common stock in the same manner as other shares of First National Bank common stock. At the effective time, each option to purchase First National Bank common stock that has not expired and remains outstanding shall be converted into and become an option to purchase shares of FNBI common stock, and FNBI shall assume each such option in accordance with the individual stock option agreement and any option plan by which it is evidenced, except that, from and after the effective time:

•	FNBI and its compensation committee shall be substituted for First National Bank and its compensation committee (or, if applicable, the entire First National Bank Board) administering such First National Bank option and plan;

•	each First National Bank option assumed by FNBI may be exercised solely for shares of FNBI common stock;

•	the number of shares of FNBI common stock subject to such First National Bank option will be equal to the number of shares of First National Bank common stock subject to such First National Bank option immediately prior to the effective time multiplied by the exchange ratio, with cash being paid in lieu of any resulting fraction of a share of FNBI common stock equal to the product of such fraction and the difference between the market value of one share of FNBI common stock and the per share exercise price of such option or other right to purchase shares of FNBI common stock; and

•	the per share exercise price under each such First National Bank option will be adjusted by dividing the per share exercise price under each such First National Bank option by the exchange ratio and rounding down to the nearest cent. For example, an option to purchase 1,000 shares of First National Bank common stock at an exercise price of $20.00 per share would be converted into an option to purchase 680 shares of FNBI common stock at a price of $29.41 per share.

As soon as practicable after the effective time of the merger, FNBI will deliver to each holder of First National Bank options an appropriate notice setting forth such participant’s rights pursuant thereto and such options shall continue in effect on the same terms and conditions (subject to the adjustments described in the above paragraph after giving effect to the merger), and FNBI will comply with the terms of each First National Bank option to ensure, to the extent required thereby, that First National Bank options which qualified as incentive stock options prior to the effective time continue to qualify as incentive stock options after the effective time. At or prior to the effective time, FNBI will take all corporate action necessary to reserve for issuance sufficient shares of FNBI common stock for delivery upon exercise of First National Bank options assumed by it.

Any restrictions or limitations on transfer with respect to shares of First National Bank common stock subject to First National Bank options or any other plan, program, or arrangement of First National Bank, to the extent that such restrictions or limitations will not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, will remain in full force and effect with respect to shares of FNBI common stock into which such stock is converted pursuant to the merger agreement.

Effective Time of the Merger

The merger shall become effective on the date and at the time specified in the Articles of Merger to be filed with the Office of the Comptroller of the Currency. Unless otherwise agreed by FNBI and First National Bank, the parties have agreed to use their best efforts to cause the effective time of the merger to occur as soon as practicable following the last to occur of (i) the effective date of the last required consent of any state or federal regulatory authority having authority over the merger (including the expiration of all applicable waiting periods following such consents or the delivery of appropriate notices) or (ii) the date on which the shareholders of First National Bank approve the merger agreement. Neither FNBI nor First National Bank can offer any assurance as to whether or when the merger will occur. See “The Merger—Conditions to the Merger” and “The Merger—Bank Regulatory Matters.”

Exchange of Certificates

As soon as practicable after the effective time, FNBI will mail to each holder of record of First National Bank common stock as of the effective time a Letter of Transmittal and related forms for use in forwarding stock certificates previously representing shares of First National Bank common stock for surrender and exchange for certificates representing FNBI common stock. Risk of loss and title to the certificates theretofore representing shares of First National Bank common stock shall pass only upon proper delivery of such certificates to FNBI.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL FROM FNBI.

Upon your surrender to FNBI of one or more certificates for shares of First National Bank common stock, together with a properly completed Letter of Transmittal, you will be issued and mailed a certificate or certificates representing the aggregate number of whole shares of FNBI common stock to which you are entitled pursuant to the merger agreement, together with all declared but unpaid dividends in respect of such shares, and, where applicable, a check for the amount (without interest) representing any fractional share. A certificate for shares of FNBI common stock, or any check representing cash in lieu of a fractional share or declared but unpaid dividends, may be issued in a name other than the name in which the surrendered certificate is registered only if the certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the Letter of Transmittal and otherwise in proper form for transfer, and the person requesting the issuance of such certificate either pays to FNBI any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of FNBI that such tax has been paid or is not applicable. FNBI will issue stock certificates evidencing FNBI common stock in exchange for lost, stolen, mutilated, or destroyed certificates of shares of First National Bank common stock only upon receipt of a lost stock affidavit and a bond indemnifying FNBI against any claim arising out of the allegedly lost, stolen, mutilated, or destroyed certificate. In no event will FNBI or First National Bank be liable to any persons for any FNBI common stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

On and after the effective time of the merger and until surrender of certificates of shares of First National Bank common stock to FNBI, each certificate that represented outstanding shares of First National Bank common stock immediately prior to the effective time will be deemed to evidence ownership of the number of shares of FNBI common stock into which such shares have been converted, and the holders thereof shall be entitled to vote at any meeting of FNBI shareholders. Beginning 30 days after the effective time, no shareholder will, however, receive dividends or other distributions on such FNBI common stock until the certificates representing shares of First National Bank common stock are surrendered. Upon surrender of First National Bank common stock certificates, First National Bank shareholders will be paid any dividends or other distributions on FNBI common stock that are payable to holders as of any dividend record date on or following the effective time. No interest will be payable with respect to withheld dividends or other distributions. Voting rights on shares of First National Bank common stock continue for 90 days after the effective time regardless of whether certificates representing First National Bank common stock have been surrendered.

Background of the Merger

Beginning in the mid 1990’s, management of FNBI began investigating the possibility of expanding the company’s banking business into the northeast Florida market. Management of FNBI felt that it would be desirable to diversify FNBI’s banking business both geographically and demographically, and believed that the northeast Florida area represented an attractive market in which to expand. In September 1997, FNBI identified a commercial bank acquisition candidate in northeast Florida, but after almost a year of negotiations the parties were unable to reach an agreement on the terms of an acquisition.

In 1997, several of the directors and significant shareholders of FNBI agreed to organize a new national bank in Orange Park, Florida. This organizing group contemplated that following the expiration of the three-year ban on business combination transactions for newly formed national banks imposed by banking regulations, the Orange Park bank and FNBI would consider a strategic combination of the two businesses. The organizational process was successful, and First National Bank commenced operations in November 1999.

From the organization of First National Bank until the present, FNBI and First National Bank have maintained a close relationship, with FNBI assisting with First National Bank’s development in areas ranging from policy implementation to sharing of loans.

During the fall of 2002, as the end of the three-year restriction on First National Bank’s ability to engage in a business combination approached, David G. Moffat, the Chief Operating Officer of FNBI and the Chief Executive Officer of FNB-St. Marys, and Tim O’Keefe, First National Bank’s President and Chief Executive Officer, began discussing the terms of a possible business combination of FNBI and First National Bank.

During the fourth quarter of 2002, the Board of Directors of First National Bank authorized the engagement of the investment banking firm of Allen C. Ewing & Co. as the bank’s financial advisor and authorized Mr. O’Keefe to continue negotiations with FNBI, and the Board of Directors of FNBI authorized FNBI to retain the investment banking firm of T. Stephen Johnson & Associates, Inc. (“TSJ&A”) as its financial advisor and authorized Mr. Moffat to continue negotiations with First National Bank. Mr. Moffat and Mr. O’Keefe, with the assistance of the respective financial advisors, reached a tentative agreement to pursue a business combination of First National Bank and FNBI structured as a tax-free merger of First National Bank into an interim bank subsidiary of FNBI.

At the January 13, 2003 meeting of the First National Bank Board of Directors, representatives of Ewing & Co. presented to the Board Ewing & Co.’s opinion that an exchange ratio in the range of between 0.6044 and 0.6509 shares of FNBI stock for each share of First National Bank stock would be fair, from a financial point of view, to the shareholders of First National Bank.

On January 28, 2003, FNBI and First National Bank executed a letter of intent in which the parties agreed to a tax-free business combination of First National Bank and FNBI, with shareholders of First National Bank receiving 0.68 shares of FNBI common stock for each share of First National Bank stock owned. On January 31, 2003, Ewing & Co. delivered its written opinion to the Board of Directors of First National Bank that the exchange ratio was fair, from a financial point of view, to the shareholders of First National Bank. TSJ&A had delivered its written opinion to the Board of Directors of FNBI on January 3, 2003 that the exchange ratio was fair, from a financial point of view, to the shareholders of FNBI.

With the assistance of their respective legal and financial advisors, management of FNBI and First National Bank negotiated the terms of the merger agreement described in this document, which was executed by each of the parties as of June 17, 2003, following the approval of its respective Board of Directors.

First National Bank’s Reasons for the Merger

In evaluating and determining to approve the merger agreement, the First National Bank Board, with the assistance of Ewing & Co. and outside legal counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the merger agreement primarily on the following factors:

•	The opinion of Ewing & Co. that the exchange ratio is fair, from a financial point of view, to First National Bank’s shareholders. The opinion of Ewing & Co. is set forth in Appendix D to this document.

•	The non-financial terms and structure of the merger agreement and the proposed merger, in particular, the fact that the merger would qualify as a tax-free reorganization to First National Bank shareholders.

•	The business and financial condition and earnings prospects of FNBI, the potential appreciation of FNBI common stock and the competence and experience of FNBI management.

•	The social and economic effects of the merger on First National Bank and its employees, depositors, loan and other customers, creditors and other constituencies of the communities in which First National Bank is located. The First National Bank Board considered the number of employees to be retained by FNBI and the terms of the employee benefits they would receive, the proposed operation of First National Bank following the merger, and the commitment to customer quality and service that First National Bank would continue to provide to customers and depositors following the merger.

Each of the above factors supports, directly or indirectly, the determination of the First National Bank Board as to the fairness of the merger agreement and the related merger. The First National Bank Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination; however, the First National Bank Board placed special emphasis on the consideration payable in the proposed merger, the receipt of a favorable fairness opinion from its financial advisor and the expediency with which the transaction is to be consummated. For additional information regarding the fairness opinion, see “—Opinion of First National Bank’s Financial Advisor” immediately below.

Opinion of First National Bank’s Financial Advisor

The Board of Directors of First National Bank retained Allen C. Ewing & Co. in September 2002 to act as the company’s financial advisor in connection with the proposed business combination of First National Bank and FNBI. First National Bank selected Ewing & Co. because Ewing & Co. is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. The Board requested that Ewing & Co. provide the Board with a range of exchange ratios that would be fair to First National Bank’s shareholders in connection with the proposed transactions, and subsequently requested Ewing & Co. to render an opinion as to the fairness to the shareholders of First National Bank, from a financial point of view, of the agreed upon exchange ratio of 0.68 shares of FNBI common stock for each issued and outstanding share of the FNBI common stock in the proposed merger.

On January 13, 2003, Ewing & Co. presented a recommended range of exchange ratios to the Board of Directors and on January 31, 2003, Ewing & Co. issued its written opinion to the Board that an exchange ratio of 0.68 shares of FNBI common stock for each share of First National Bank common stock would be fair, from a financial point of view, to the shareholders of First National Bank.

The full text of Ewing & Co.’s opinion is attached as Appendix D to this document and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix D. We urge you to read the opinion in its entirety.

In arriving at its opinion, Ewing & Co. reviewed: (i) the audited financial statements of First National Bank for the year ended December 31, 2001; (ii) the Call Report of First National Bank filed with the Office of the Comptroller of the Currency (the “OCC”) reflecting the operations of First National Bank for the nine month period ended September 30, 2002; (iii) the Uniform Bank Performance Report produced by the Federal Financial Institutions Examination Council for First National Bank for the nine-month period ended September 30, 2002; (iv) financial projections for First National Bank for the year ending December 31, 2003 prepared by management of First National Bank; (v) the audited financial statements of FNBI for the year ended December 31, 2001; (vi) the Call Report for FNB-St. Marys for the nine-month period ended September 30, 2002; (vii) the Uniform Bank Performance Report for FNB-St. Marys for the nine-month period ended September 30, 2002; (viii) internal financial reports prepared by FNBI; (ix) the nature of the ownership of both institutions; and (x) the Letter of Intent issued by FNBI dated January 28, 2003. Ewing & Co. also held discussions with the management of First National Bank concerning its historical and future operations, and the decision of the Board of Directors to negotiate a transaction with FNBI.

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is not readily susceptible to summary description. In arriving at its opinion, Ewing & Co. did not attribute any particular weight to any one factor considered by it, rather it made qualitative judgments as to the significance and relevance of each analysis and factor. Ewing & Co. believes that its analysis must be considered as a whole and that considering any portions of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analysis, Ewing & Co. made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond First National Bank’s control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Ewing & Co.’s opinion was one of many factors taken into consideration by First National Bank’s Board of Directors in reaching its decision to recommend the merger to First National Bank’s shareholders.

The following summarizes the pertinent portions of the financial analysis prepared by Ewing & Co. in arriving at its opinion. It does not purport to be a complete description of the analyses performed or the matters considered by Ewing & Co. in arriving at its opinion.

Exchange Ratio Calculation Methodology. The calculation of the exchange ratio for a merger between two institutions in which no control premium is to be paid involves a determination of each institution’s contribution to the pro forma combined earnings and equity of the resulting merged institution. Adjustments are made to each institution’s reported equity and reported earnings to eliminate the effects of non-recurring gains or losses, to adjust for differences in operations between the institutions, and to recognize investments made by each institution that have not contributed earnings to date but will contribute in future years. The resulting adjusted earnings and adjusted equity are then utilized to determine each institution’s relative contribution to the combined institution.

Consideration must also be given to the respective time periods utilized in calculating the relative contributions of earnings and equity of each institution. Current earnings are the best indicator of a banking institution’s performance and value, but historical earnings are given consideration as are projected earnings which are discounted because of the uncertainty of future earnings. Since equity is a balance sheet account and only has meaning at a particular point in time, only the most recent equity values for the institutions are given consideration in a contribution analysis.

Once calculated, the adjusted earnings and adjusted equity contributions are weighted to produce an overall contribution percentage for each institution. These percentages are then utilized to derive an exchange ratio.

Calculation of Range of Exchange Ratios for the Proposed Merger . In calculating a range of exchange ratios for the proposed merger, Ewing & Co. considered the earnings of the two institutions for: (i) the twelve months ended December 31, 2001, (ii) the nine months ended September 30, 2002, and (iii) the projected twelve months ending December 31, 2002. Ewing & Co. based the equity contribution calculations on the reported and adjusted equity of the institutions as of September 30, 2002.

Ewing & Co. made adjustments to the earnings of both institutions to normalize their earnings for expenditures made by each institution for new banking branches, for non-recurring legal expenses borne by FNBI as a result of the proposed merger, and to equalize the loan loss reserve percentages between the institutions.

Ewing & Co. also made adjustments to each institution’s reported equity to reflect market values of assets and liabilities that are not captured on either institution’s balance sheets. Ewing & Co. made adjustments to First National Bank’s and FNBI’s reported equity to reflect the market value of each institution’s deposit and loan portfolios and to reflect the adjustment to First National Bank’s reported earnings to equalize the loan loss reserve percentages of the two institutions.

Historically, markets have attributed value to small banking institutions equally based on their equity and earnings. Because of First National Bank’s lower earnings, as typical of a de novo institution, Ewing & Co. calculated a range of exchange ratios giving (i) equal weighting to the equity and earnings components, and (ii) giving the equity component a 60% weighting and the earnings component a 40% weighting. Ewing concluded that a range of exchange ratios of 0.6044 to 0.6509 shares of FNBI’s stock for each issued and outstanding share of First National Bank’s stock was fair, from a financial point of view, to the shareholders of First National Bank. Based on this analysis, Ewing & Co. rendered its opinion that an exchange ratio of 0.68 shares of FNBI common stock for each share of First National Bank common stock would be fair, from a financial point of view, to the shareholders of First National Bank.

No limitations were imposed by the Board of Directors on the scope of Ewing & Co.’s analysis or the procedures followed by Ewing & Co. in rendering its opinion. Ewing & Co.’s opinion was directed to First National Bank’s Board of Directors and did not constitute a recommendation to any Bank shareholder as to how such shareholder should vote on the merger. Ewing & Co. was not requested to opine as to, and the opinion did not address, the underlying business decision by First National Bank’s Board of Directors to enter into the merger.

In issuing its opinion, Ewing & Co. assumed and relied upon the accuracy and completeness of financial and other information used by it in arriving at its opinion as provided by both First National Bank and FNBI. Ewing & Co. made no independent verification of the assets and liabilities of First National Bank or FNBI. The opinion is based upon market and economic conditions as they existed on the date of the opinion. Events occurring after the date of issuance of the opinion including, but not limited to, changes in the market prices of securities, the results of operations, or material changes in the value of the assets or liabilities of First National Bank and FNBI could affect the assumptions used and the conclusions of the opinion.

Compensation of Allen C. Ewing & Co. First National Bank has paid Ewing & Co. a fee of $13,000 for its analysis and opinion and has agreed to indemnify Ewing & Co. against certain liabilities as described in Ewing & Co.’s agreement with First National Bank.

FNBI’s Reasons for the Merger

In reaching the conclusion that the merger is fair to and in the best interests of the shareholders of FNBI, the board of directors of FNBI considered numerous factors, including:

•	the opinion of T. Stephen Johnson & Associates, FNBI’s financial advisor, that the exchange ratio is fair, from a financial point of view, to the shareholders of FNBI;

•	the board of directors’ familiarity with and review of First National Bank’s business, results of operations, prospects and financial condition and the willingness of the board of directors of First National Bank to consider the acquisition;

•	the revenue enhancements, cost savings and operational synergies which the management of FNBI believes may be achieved as a result of the merger through the elimination of duplicative efforts;

•	an assessment that, in the current economic environment, expansion through acquisition of another financial institution is most economically advantageous to FNBI’ shareholders when compared to other alternatives such as de novo branch openings or branch acquisitions;

•	the geographic and business fit of FNBI and First National Bank and the complementary nature of their respective businesses; and

•	the likelihood of the merger being approved by the appropriate regulatory authorities.

The board of directors of FNBI did not assign any relative or specific weights to the factors considered and individual directors may have assigned different weights to the above factors.

Conditions to the Merger

The merger will occur only if the merger agreement is approved by the affirmative vote of the holders of two-thirds of the issued and outstanding shares of First National Bank common stock. Consummation of the merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permitted. Such conditions include:

•	the receipt of all required regulatory and governmental consents, approvals, authorizations, clearances, exemptions, waivers, or similar affirmations (and the expiration of all applicable waiting periods following the receipt of such items or the delivery of appropriate notices);

•	the receipt of all consents required for consummation of the merger and the preventing of any default under any contract of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party;

•	the absence of any action by a court or governmental or regulatory authority that restricts, prohibits or makes illegal the transactions contemplated by the merger agreement;

•	the effectiveness of the Registration Statement filed with the SEC of which this document forms a part, and the receipt of all necessary approvals under state and federal securities laws relating to the issuance of the shares of FNBI common in the merger; and

•	the satisfactory completion by each party of its due diligence investigation of the other party.

In addition, unless waived, each party’s obligation to effect the merger is subject to the accuracy of the other party’s representations and warranties at the effective time of the merger of the merger and the performance by the other party of its obligations under the merger agreement and the receipt of certain closing certificates from the other party.

No assurances can be provided as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the party permitted to do so.

Either First National Bank or FNBI may waive any of the conditions imposed with respect to its respective obligations to consummate the merger, except for requirements that the merger be approved by First National Bank shareholders and that all required regulatory approvals be received.

Conduct of Business Prior to the Merger

Under the terms of the merger agreement, First National Bank has agreed to operate its business only in the ordinary course and that it will not, without the prior written consent of FNBI:

•	amend the First National Bank Articles of Association or Bylaws;

•	except pursuant to the exercise of outstanding options to purchase First National Bank stock options, issue any additional shares of First National Bank common stock or any other capital stock of First National Bank, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

•	split or reclassify the capital stock of First National Bank;

•	grant any increase in the salaries payable or to become payable to any employee other than normal, annual salary increases;

•	enter into, terminate or materially modify or amend any contract or other agreement with any affiliate of First National Bank, other than in the ordinary course of business;

•	incur or assume any liabilities, other than in the ordinary course of business;

•	adopt any new employee benefit plan or make any material change in or to any existing employee benefit plans other than such changes required by law; or

•	agree to take any of the actions described above.

In the merger agreement, FNBI has agreed to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNBI common stock and its business prospects and to take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required by the merger agreement or to perform its covenants and agreements under the merger agreement.

Modification, Waiver and Termination

The merger agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, the provisions relating to the consideration to be received by the holders of First National Bank common stock may not be amended after the special meeting in a manner to reduce or modify in any material respect the consideration to be received by the holders of First National Bank common stock without the further approval of the First National Bank shareholders.

The merger agreement provides that each party may (i) waive any default in the performance of any term of the merger agreement by the other party, (ii) waive or extend the time for compliance of fulfillment by the other party of any of its obligations under the merger agreement and (iii) waive any of the conditions precedent to its obligations to consummate the merger to the extent legally permitted. Neither FNBI nor First National Bank intends, however, to waive any conditions of the merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on it.

The merger agreement may be terminated by mutual agreement of the FNBI Board and the First National Bank Board. The merger agreement may also be terminated by either Board of Directors in the event that:

•	any representation or warranty of the other party contained in the merger agreement is inaccurate and cannot be or has not been cured within 30 days of written notice of such inaccuracies and which inaccuracy would provide the terminating party the ability to refuse to consummate the merger under the applicable standard set forth in the merger agreement, provided that such party is not then in breach of the merger agreement;

•	the other party materially breaches any covenant or agreement in the merger agreement that cannot be or has not been cured within 30 days of written notice of such breach;

•	the required approval of the First National Bank shareholders or any applicable regulatory or governmental authority is not obtained; or

•	the merger is not consummated by December 31, 2003, provided that the failure to consummate the merger by such date is not caused by any breach of the merger agreement by the terminating party.

The merger agreement may be terminated by First National Bank if prior to the effective time, a corporation, partnership, person or other entity or group shall have made a bona fide acquisition proposal that the First National Bank Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters based on the written opinion of legal counsel and as to financial matters based on the written opinion of an investment banking firm of national reputation, is more favorable to the First National Bank shareholders and that the failure to terminate the merger agreement and accept such alternative acquisition proposal would be inconsistent with the proper exercise of such fiduciary duties. The First National Bank Board has made no decision as to whether it would exercise its termination right in such situation and there can be no assurance that the First National Bank Board would exercise its right to terminate the merger agreement in such situation. The First National Bank Board would, consistent with its fiduciary duties, take into account all relevant facts and circumstances that exist at such time, and would consult with its financial advisors and legal counsel.

Approval of the merger agreement by the shareholders of First National Bank at the special meeting will confer on the First National Bank Board the power, consistent with its fiduciary duties, to elect to consummate the merger, regardless of whether any event may have occurred which would entitle First National Bank to terminate the merger agreement.

Expenses

Each of the parties has agreed to pay its own expenses and one-half of the printing costs of this document and related materials.

Certain Federal Income Tax Consequences

Smith, Gambrell & Russell, LLP has delivered to FNBI and First National Bank its opinion that, based upon certain customary assumptions and representations, under federal law as currently in effect:

•	the proposed merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (the “Code”);

•	no gain or loss will be recognized by the shareholders of First National Bank on the exchange of their First National Bank common stock for FNBI common stock pursuant to the terms of the merger;

•	the federal income tax basis of the FNBI common stock for which shares of First National Bank common stock are exchanged pursuant to the merger will be the same as the basis of such shares of First National Bank common stock exchanged therefor (including basis allocable to any fractional interest in any share of FNBI common stock); and

•	the receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by FNBI, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the fractional share of FNBI common stock surrendered, which gain or loss will be capital gain or loss if the First National Bank common stock was a capital asset in the hands of the shareholder.

The foregoing is a summary of the anticipated federal income tax consequences of the proposed merger under the Code and is for general information only. It does not include consequences of state, local or other tax laws or special consequences to particular shareholders having special situations. We urge you to consult your tax advisor regarding specific tax consequences of the merger to you, including the application and effect of federal, state and local tax laws and tax consequences of subsequent sales of FNBI common stock.

Interests of Certain Persons in the Merger

Employment of First National Bank Executive Officers. First National Bank will continue as a separate legal entity, and will be a subsidiary of FNBI. Each of the present executive officers of First National Bank is expected to continue to hold the same position, with the same compensation and benefits, following the merger.

Directorships. As soon as practicable following the merger, the FNBI board of directors will increase the size of the FNBI board by six members and elect to the FNBI board the six members of the current First National Bank board of directors who are not currently directors of FNBI.

Indemnification. FNBI has agreed that it will, following the effective time of the merger, indemnify, defend, and hold harmless the current and former directors, officers, employees, and agents of First National Bank against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the effective time to the fullest extent then permitted under The National Bank Act and by First National Bank’s Articles of Association and Bylaws, as in effect on the date of the merger agreement, including provisions relating to advances of expenses incurred in defense of any litigation. The merger agreement further provides that First National Bank shall purchase three years of extended coverage under its current directors and officers liability insurance policy to provide for continued coverage of its directors and officers with respect to matters occurring prior to the effective time of the merger.

Dissenters’ Rights

The following summary does not purport to be a complete statement of the procedure to be followed by First National Bank shareholders desiring to exercise dissenters’ rights and is qualified in its entirety by reference to the dissenters’ rights provisions of the National Bank Act, the full text of which is attached as Appendix E to this document. Since the preservation and exercise of dissenters’ rights require strict adherence to the provisions of these laws, First National Bank shareholders who might desire to exercise such rights should review such laws carefully, timely consult their own legal advisor and strictly follow the relevant provisions of The National Bank Act. A First National Bank shareholder’s failure to follow any of the applicable procedures may result in termination or waiver of his or her dissenters’ rights.

If the merger agreement is approved by the required vote of First National Bank shareholders, and is not abandoned or terminated, shareholders of First National Bank who voted “AGAINST” the merger or who give notice in writing at or prior to the special meeting that the shareholder dissents, may be entitled to dissenters’ rights under Section 215a (b), (c) and (d) of the National Bank Act. A copy of Section 215a (b), (c) and (d) is attached as Appendix E to this document and should be read for more complete information concerning dissenters’ rights. The information set forth below is a general summary of dissenters’ rights as they apply to First National Bank shareholders and is qualified in its entirety by reference to Appendix E.

In order to be entitled to exercise dissenters’ rights, you must vote “AGAINST” the merger or give notice in writing at or prior to the special meeting that you dissent. Thus, if you execute and return a proxy in the accompanying form you must specify your shares are to be voted “AGAINST” the merger. If you return a proxy without voting instructions or with instructions to vote “FOR” the merger, your shares will automatically be voted in favor of the merger and you will lose any dissenters’ rights. In addition, if you abstain from voting your shares, you will lose your dissenters’ rights.

Furthermore, in order to preserve your dissenters’ rights, you must make a written demand upon FNBI for the purchase of your shares and payment of the fair market value. The written demand must be made prior to thirty days after the date of consummation of the merger, and be accompanied by the surrendered certificates representing the your interest in First National Bank common stock. FNBI will mail notice of the date of consummation of the merger immediately after consummation to all dissenting First National Bank shareholders, together with a letter of transmittal for their use in submitting their First National Bank stock certificates to FNBI for payment. A vote “AGAINST” the merger does not constitute the required written demand.

The value of the First National Bank common stock to be purchased by FNBI from dissenting shareholders will be determined as of the effective date of the merger, by an appraisal made by a committee of three persons, one selected by the majority vote of all dissenting shareholders, one by the directors of First National Bank and one by the two so selected. The valuation agreed upon by any two of the three appraisers will govern. The appraisers will determine the value of any dissenting shares within ninety days from the date of consummation of the merger. In the event that any one or more appraisers is not selected or the appraisers fail to determine the value of the dissenting shares within this ninety day time period, any party may request the OCC to make an appraisal which will be final and binding on all parties.

If the valuation determined by the appraiser is unsatisfactory to you, you may appeal to the OCC within five days after being notified of the appraised value of the shares. In this event, the OCC will cause a reappraisal to be made which will be final and binding on all parties.

The expenses of the OCC incurred in making the appraisal or reappraisal, as the case may be, will be paid by FNBI.

Accounting Treatment

The merger will be treated as a “purchase” under generally accepted accounting principles. Under the purchase method of accounting, at the effective time of the merger, First National Bank’s assets and liabilities will be recorded at their respective fair values and added to those of FNBI. The excess of the cost over the fair value of the assets acquired will be recorded as goodwill on FNBI’s books. FNBI’s financial statements after the effective time of the merger will reflect the assets and liabilities of First National Bank, but FNBI’s financial statements will not be restated retroactively to reflect FNBI’s historical financial position or results of operations.

The unaudited pro forma condensed combined financial information contained in this document has been prepared using the purchase method to account for the merger. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair values of First National Bank’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and merger-related charges are subject to final decisions related to combining First National Bank and FNBI. Accordingly, the final purchase accounting adjustments, restructuring and merger-related charges may be materially different from the unaudited pro forma adjustments presented in this document. Any decrease in the net fair value of the assets and liabilities of First National Bank as compared to the information shown in this document will have the effect of increasing the amount of the purchase price allocable to goodwill.

Bank Regulatory Matters

Federal Reserve Board Approval. The merger is subject to prior approval by the Federal Reserve Board and the OCC. In determining whether to approve a transaction such as the merger, the Federal Reserve Board and the OCC take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board and the OCC will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

The Federal Reserve Board and the OCC are prohibited from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the “CRA”), the Federal Reserve Board and the OCC must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and the OCC and authorizes each agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the merger.

The merger generally may not be consummated until after 15 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency’s approval unless a court specifically ordered otherwise. FNBI and First National Bank believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the merger will not be material to the financial condition or results of operations of FNBI or First National Bank.

Status of Regulatory Approvals and Other Information. FNBI and First National Bank have filed all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other action of any governmental authority.

FNBI and First National Bank are not aware of any governmental approvals or actions that may be required for consummation of the merger other than as described above. Should any other approval or action be required, FNBI and First National Bank currently contemplate that such approval or action would be sought.

The merger cannot be completed without approval of the Federal Reserve Board and the OCC. There can be no assurances that such regulatory approvals will be obtained or as to the date of such approvals. There can also be no assurance that such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the merger agreement. See “Conditions to the Merger.” There can likewise be no assurance that the Department of Justice will not challenge the merger, or, if such a challenge is made, as to the result thereof.

Restrictions on Resales by Affiliates of First National Bank

The shares of FNBI common stock to be issued to shareholders of First National Bank in the merger will be issued in an offering registered under the Securities Act. Such shares may be resold freely and without restriction by those shareholders not deemed to be “affiliates” of First National Bank or FNBI as that term is defined under the Securities Act. Any subsequent transfer of such shares by any person who is an affiliate of First National Bank at the time of the special meeting will, however, under existing law, require either (a) the further registration under the Securities Act of the shares of FNBI common stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An “affiliate” of First National Bank, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with First National Bank. The foregoing restrictions are expected to apply to the directors, executive officers, and the beneficial holders of 10% or more of the shares of First National Bank common stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations, or other entities in which any such person has a 10% or greater beneficial or equity interest). First National Bank has agreed that, not later than 10 days prior to the effective time of the merger, it will use its best efforts to obtain from each of those persons identified by First National Bank as affiliates appropriate agreements that each such individual will not make any further sales of shares of FNBI common stock received upon consummation of the merger except in compliance with the restrictions described in this paragraph.

INFORMATION ABOUT FNBI

General

FNBI was formed in 1996 to act as a holding company for FNB-St. Marys, a national banking association that was organized in 1988, in order to broaden FNB-St. Marys’ ability to serve its customers’ needs for financial services. The holding company structure was adopted to enable FNB-St. Marys to expand its business through the acquisition of other financial institutions and to respond to new or additional banking-related services opportunities to which a bank might not be permitted to respond.

FNB-St. Marys offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans and consumer/installment loans. In addition, FNB-St. Marys provides such consumer services as wire transfers, Visa and MasterCard credit cards, access to automatic teller services, travelers checks, cashiers checks, safe deposit boxes, bank by mail services and direct deposit services. FNB-St. Marys operates two branches in Kingsland, Georgia in addition to its main office in St. Marys, Georgia.

In June 1999, FNBI formed First National Insurance Agency, Inc. (“FNIA”), a full service insurance agency offering personal and commercial insurance products through major carriers. FNIA operates out of FNB-St. Marys’ main office in St. Marys, Georgia.

FNBI presently conducts all of its operations through its two subsidiaries, FNB-St. Marys and FNIA.

Market Area and Competition

The primary service area for FNB-St. Marys presently encompasses approximately 14.7 square miles in and around St. Marys, Georgia, and approximately 689 square miles in and around Kingsland, Georgia as well as the surrounding area of Camden County. FNB-St. Marys also services customers outside the FNB-St. Marys’ primary service area, but within other parts of Camden County. In addition to Camden County, FNB-St. Marys also solicits deposits and loan business in nearby Glynn County, Georgia, and Nassau County and Duval County, Florida. Competition among financial institutions in the St. Marys area is intense. There are currently nine banking offices within FNB-St. Marys’ primary service area. Five of the offices are branches of or affiliated with regional and national bank holding companies.

FNB-St. Marys is in competition with existing area financial institutions other than commercial banks, including insurance agencies, consumer finance companies, brokerage houses, credit unions and other business entities, which have recently been invading the traditional banking markets. The extent to which other types of financial institutions compete with commercial banks has increased significantly within the past few years as a result of federal and state legislation, which has, in several respects, deregulated financial institutions.

Deposits

FNB-St. Marys offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts and certificates of deposit with fixed rates and a range of maturity date options. The sources of deposits are residents, businesses and employees of businesses within FNB-St. Marys’ market area. FNB-St. Marys pays competitive interest rates on time and savings deposits. In addition, FNB-St. Marys has implemented a service charge fee schedule competitive with other financial institutions in FNB-St. Marys’ market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

No material portion of FNB-St. Marys’ deposits has been obtained from any one customer or group of customers. There are no material seasonal factors that would have an adverse impact on FNB-St. Marys’ deposits.

No material deposit liabilities have been incurred from outside FNB-St. Marys’ service area with the exception of brokered deposits, which represented 56.5% of total deposits as of June 30, 2003.

Loan Portfolio

FNB-St. Marys engages in a full complement of lending activities, including commercial, consumer/installment and real estate loans.

Lending is directed principally towards individuals and businesses whose demands for funds fall within FNB-St. Marys’ legal lending limits and which are potential deposit customers of FNB-St. Marys. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Particular emphasis is placed on small and middle market commercial loans and owner occupied commercial and residential real estate loans. FNB-St. Marys has no foreign loans outstanding.

FNB-St. Marys may originate loans and participate with other banks with respect to loans which exceed its lending limits. Management does not believe that loan participations necessarily pose any greater risk of loss than loans which FNB-St. Marys originates.

At June 30, 2003, no material portion of FNB-St. Marys’ outstanding loans was concentrated within a single industry or group of related industries, with the exception of residential and commercial mortgage loans. As of June 30, 2003, 79.9% of FNB-St. Marys’ outstanding loans consisted of residential and commercial mortgage loans. There are no material seasonal factors that would have an adverse impact on FNB-St. Marys’ outstanding loans. However, because FNB-St. Marys derives a substantial portion of its business from mortgage loans, to the extent that fluctuations and changes occur in the housing industry, FNB-St. Marys’ business could fluctuate as well.

The following is a description of each of the major categories of loans in FNB-St. Marys’ loan portfolio:

Commercial, Financial and Agricultural. These loans are customarily granted to local business customers on a fully collateralized basis to meet local credit needs. The loans can be extended for periods of between one year and five years and are usually structured to fully amortize over the term of the loan or balloon after the third year or fifth year of the loan with an amortization up to 20 years. The terms and loan structure are dependent on the collateral and strength of the borrower. The loan-to-value ratios range from 50% to 80%. The risks of these types of loans depend on the general business conditions of the local economy and the local business borrower’s ability to sell its products and services in order to generate sufficient business profits to repay FNB-St. Marys under the agreed upon terms and conditions. The value of the collateral held by FNB-St. Marys as a measure of safety against loss is most volatile in this loan category. There are presently no agricultural loans in FNB-St. Marys’ loan portfolio.

Real Estate—Construction. These loans are made for the construction of single-family residences in FNB-St. Marys’ market area. The loans are granted to qualified individuals with down payments of at least 10% of the appraised value or contract price, whichever is less. The interest rates fluctuate at 1% to 2% above the prime interest rate quoted in The Wall Street Journal during the six to twelve-month construction period. FNB-St. Marys charges a fee of 1% to 2% in addition to the normal closing costs. These loans generally command higher rates and fees commensurate with the risk warranted in the construction lending field. The risk in construction lending is dependent upon the performance of the builder in building the project to the plans and specifications of the borrower and FNB-St. Marys’ ability to administer and control all phases of the construction disbursements. Upon completion of the construction period, the mortgage is converted to a permanent loan and normally sold to an investor in the secondary mortgage market.

Real Estate—Mortgage. These loans are granted to qualified individuals for the purchase of existing single-family residences in FNB-St. Marys’ market area. Both fixed and variable rate loans are offered with competitive terms and fees. The risk assumed by FNB-St. Marys is conditioned upon FNB-St. Marys’ internal controls, loan underwriting and market conditions in the national mortgage market. FNB-St. Marys retains loans for its portfolio when it has sufficient liquidity to fund the needs of its established customers and when rates are favorable to retain the loans. The loans that FNB-St. Marys retains for its portfolio are usually structured to balloon after the third year or fifth year with an amortization up to 30 years. No loans carry a prepayment penalty clause and therefore can be paid out or refinanced at a fixed rate, thus reducing the default risk. These loans are priced according to proper index and margin, and should not lag behind funding costs.

FNB-St. Marys also originates conventional as well as Veterans Administration (VA) and Federal Home Administration (FHA) mortgages to pre-determined mortgage investors and retains the origination fees. The loan underwriting standards and policies are generally the same for both loans sold in the secondary market and those retained in FNB-St. Marys’ portfolio.

Installment Loans. These loans are granted to individuals for the purchase of personal goods such as automobiles, recreational vehicles, mobile homes and for the improvement of single-family real estate in the form of second mortgages. FNB-St. Marys obtains a lien against the item purchased by the consumer and holds title until the loan is repaid in full. These loans are generally granted for periods ranging between one and five years at fixed rates of interest 1% to 5% above prime interest rate quoted in The Wall Street Journal. The loan-to-value ratios range from 60% to 90%. Loss or decline of income by the borrower due to layoffs, divorce or unexpected medical expenses represents unplanned occurrences that may represent risk of default to FNB-St. Marys. In the event of default, a shortfall in the value of the collateral may pose a loss to FNB-St. Marys in this loan category.

FNB-St. Marys also offers home equity loans to qualified borrowers. The interest rate floats at one to two percent above the prime interest rate quoted in The Wall Street Journal. The loan to appraised value cannot exceed 90% and the maturity is limited to ten years. FNB-St. Marys requires a first or second mortgage position and loans are made on principal residences only.

Investments

As of June 30, 2003, investment securities comprised approximately 9.47% of FNB-St. Marys’ assets and loans comprised approximately 81% of FNB-St. Marys’ assets. FNB-St. Marys invests primarily in mortgage-backed securities, securities issued by states and political subdivisions in the United States, bonds, notes, and commercial paper issued by companies chartered in the United States, and obligations of agencies of the United States. In addition, FNB-St. Marys enters into federal funds transactions with its principal correspondent banks, and primarily acts as a net seller of such funds. The sale of federal funds amounts to a short-term loan from FNB-St. Marys to another bank. A national bank’s lending and investment limits are separate and distinct requirements.

Asset/Liability Management

It is management’s objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain of the officers of FNB-St. Marys are responsible for monitoring policies and procedures that are designed to ensure an acceptable composition of asset/liability mix, stability, and leverage of all sources of funds while adhering to prudent banking practices. Management seeks to invest the largest portion of FNB-St. Marys’ assets in commercial, consumer and real estate loans.

FNB-St. Marys regards brokered certificates of deposits and certificates of deposits of $100,000 or more as volatile deposits. FNB-St. Marys has historically maintained sufficient liquidity to repay these deposits on maturity. FNB-St. Marys has utilized these types of deposits at times when it is profitable to do so and this option is exercised when deemed prudent by management. This accounts for the volatility in this liability category.

FNB-St. Marys utilizes repurchase agreements and borrowings from the Federal Home Loan Bank when deemed prudent by management. As of June 30, 2003, there were $4.0 million in repurchase agreements and $13.0 million in Federal Home Loan Bank borrowings outstanding. FNB-St. Marys has available overnight federal funds purchased lines totaling $8.9 million, which may be used to meet liquidity needs. At June 30, 2003, FNB-St. Marys had $333,000 in balances outstanding under these lines.

FNB-St. Marys’ asset/liability mix is monitored on a daily basis with a monthly report reflecting interest sensitive assets and interest sensitive liabilities being prepared and presented to FNB-St. Marys’ Asset Liability

Committee which is comprised of four directors, the senior lending officer, and cashier. The objective of this policy is to control interest sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on FNB-St. Marys’ earnings.

Correspondent Banking

Correspondent banking involves the providing of services by one bank to another bank, which cannot provide that service for itself from an economic or practical standpoint. FNB-St. Marys is required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

FNB-St. Marys may sell loan participations to correspondent banks with respect to loans which exceed FNB-St. Marys’ lending limit. As of June 30, 2003, 11 loans with balances of $3.4 million were sold to other banks.

Data Processing

FNB-St. Marys’ data processing is provided by Intercept, a provider of banking technology products and services for community financial institutions. Intercept’s corporate office is located in Norcross, Georgia. Intercept performs a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing, and central information file.

Facilities

FNB-St. Marys’ principal office is located at 2509 Osborne Road, St. Marys, Georgia. The office consists of a three-story office building having approximately 12,000 square feet on an approximately 1.33-acre tract of land. The facility is owned by FNB-St. Marys.

FNB-St. Marys has a branch office located at 1603 Highway 40, Kingsland, Georgia. The office consists of a one-story office building having approximately 3,500 square feet on an approximately 0.81-acre tract of land. The facility is owned by FNB-St. Marys.

FNB-St. Marys also has a branch office located at 120 South Lee Street, Kingsland, Georgia. The office consists of a one-story office building having approximately 3,400 square feet on an approximately 0.33-acre tract of land. The facility is owned by FNB-St. Marys.

FNIA is located on the third floor of FNB-St. Marys’ principal office at 2509 Osborne Road, St. Marys, Georgia.

FNB-St. Marys’ offices are covered by insurance in amounts that the management of FNB-St. Marys believes to be adequate.

Employees

At June 30, 2003, FNB-St. Marys employed 40 full-time equivalent persons, including 14 officers, and FNIA employed 4 full-time equivalent persons. Management of FNBI believes that its employee relations are good. There are no collective bargaining agreements or employment contracts covering any of the employees of FNB-St. Marys or FNIA.

Monetary Policies

The results of operations of FNBI are affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U. S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on the types of transaction accounts that member banks may offer the general public. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of FNBI.

Legal Proceedings

There are no material pending legal proceedings to which FNBI or its subsidiaries is a party or of which any of their properties are subject; nor are there material proceedings known to FNBI to be contemplated by any governmental authority; nor are there material proceedings known to FNBI, pending or contemplated, in which any director, officer or affiliate or any principal security holder of FNBI or its subsidiaries is a party or has an interest adverse to FNBI.

Certain Relationships and Related Party Transactions

FNB-St. Marys from time to time extends loans to its directors and executive officers, and to their associates and family members. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral requirements, and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with FNBI, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Holders of Common Stock

As of              30, 2003, there were 132 holders of record of FNBI’s common stock.

Dividends

To date, FNBI has not paid any cash dividends on its common stock. It is the policy of the Board of Directors of FNBI to reinvest earnings for such period of time as is necessary to ensure the success of the operations of FNBI and of FNB-St. Marys. Following the merger, FNBI plans to begin paying a quarterly cash dividend.

FNB-St. Marys is restricted in its ability to pay dividends under the national banking laws and by regulations of the OCC. Pursuant to 12 U.S.C. § 56, a national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits, subject to other applicable provisions of law. Payments of dividends out of undivided profits is further limited by 12 U.S.C. § 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than one-tenth of the bank’s net income for the preceding two consecutive half-year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. § 60(b), the approval of the OCC is required if the total of all dividends declared by FNB-St. Marys in any calendar year exceeds the total of its net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus.

FNBI MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following sections set forth a discussion of the significant operating changes, business trends, financial condition, earnings, capital position and liquidity for the six-months ended June 30, 2003 and the two years ended December 31, 2002 and 2001. This discussion should be read in conjunction with our financial statements and notes included therein.

Earnings Summary

For the first six months of 2003, FNBI reported net income of $676,184 compared to $660,385 for the same period in 2002. The prolonged period of low interest rates has substantially reduced FNBI’s interest expense, although it has resulted in large principal prepayments in FNBI’s mortgage backed securities and collateralized mortgage obligations. As a result, FNBI has realized an accelerated amortization of the premiums paid on these bonds. FNBI also hired additional employees, resulting in a higher level of personnel expense.

For the year ended December 31, 2002, FNBI reported net income of $1,328,906, an increase of 19.6% from 2001. Diluted earnings per share in 2002 were $2.69, compared to $2.53 in 2001. This increase in earnings was due primarily to a prolonged period of low interest rates as well as the bank’s ability to sustain its profit margin in the loan portfolio.

Net income in 2001 was $1,111,179, an increase of $341,583, or 44%, compared to net income of $769,596 in 2000. Diluted earnings per share in 2001 were $2.53 compared to $1.72 in 2000. The increase in earnings in 2001 was due primarily to a favorable interest rate environment that reduced interest expense, along with strong loan demand.

Balance Sheet Summary

Total assets at June 30, 2003 were $130.8 million, a 10.0% increase in comparison to total assets of $118.9 million as of December 31, 2002. Loan growth continued during the first six months of 2003, increasing $9.5 million, or 9.9%, to $105.9 million, while deposits grew $12.1 million, or 13.4%, to $102.1 million during the same period.

Total assets at December 31, 2002 were $118.9 million, a $5.4 million, or 4.8%, increase from $113.5 million at December 31, 2001. Average assets for 2002 were $116.5 million, compared to $103.1 million for 2001. Total deposits increased $3.9 million, or 4.5%, to $90.0 million at December 31, 2002. Total loans increased $18.9 million, or 24.4%, to $96.4 million at December 31, 2002. Shareholders’ equity increased $1.9 million, or 15.2%, to $10.5 million at December 31, 2002.

Total assets at December 31, 2001 were $113.5 million, a $23.3 million, or 26%, increase from $90.2 million at December 31, 2000. Average assets for 2001 were $103.2 million, compared to $81.6 million for 2000. Total deposits increased $17.5 million, or 26%, to $86.1 million at December 31, 2001. Total loans increased $18.5 million, or 31%, to $77.5 million at December 31, 2001. Shareholders’ equity increased $957,643, or 12%, to $8.6 million at December 31, 2001.

The following table sets forth, for the periods indicated, certain information related to FNBI’s average balance sheet, its yields on average earning assets and its average rates on interest-bearing liabilities. Such yields and rates are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from the daily balances throughout the periods indicated.

	Year Ended December 31, 2002			Year Ended December 31, 2001
	Average Balance	Interest Income/ Expense	Average Yield/ Rate Paid(1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate Paid(1)

Assets
Interest-earning assets:
Loans, net of unearned interest(2)	$90,560,887	$7,498,466	8.28%	$66,821,408	$6,411,040	9.59%
Investment securities:
Taxable	14,035,698	591,331	4.21%	19,318,774	984,841	5.10%
Nontaxable	2,852,531	112,362	3.94%	3,818,091	157,877	4.13%
Interest—bearing deposits in banks	2,390,465	102,203	4.28%	3,730,116	321,847	8.63%
Federal funds sold	1,077,926	17,879	1.66%	2,018,948	73,646	3.65%

Total interest-earning assets	110,917,507	8,322,241	7.50%	95,707,337	7,949,251	8.31%

Non-interest-earning assets:
Cash	$2,637,472			$3,511,261
Allowance for loan losses	(1,064,889)			(671,323)
Unrealized gain on available for sale securities	95,419			115,909
Other assets	3,941,560			4,436,350

Total noninterest-earning assets	5,609,562			7,392,196

Total assets	$116,527,069			$103,099,533

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings and interest-bearing demand deposits	$18,549,886	$340,036	1.83%	$15,848,987	$439,063	2.77%
Time deposits	57,205,672	2,425,792	4.24%	53,133,823	3,156,927	5.94%
Other short term borrowings	6,506,953	141,668	2.18%	5,163,099	238,937	4.63%
Other borrowings	12,998,547	714,875	5.50%	10,377,562	572,901	5.52%

Total interest-bearing liabilities	95,261,058	3,622,371	3.80%	84,523,471	4,407,828	5.21%

Noninterest-bearing liabilities and shareholders’ equity:
Demand deposits	11,519,069			9,646,862
Other liabilities	561,531			851,970
Shareholders’ equity	9,185,411			8,077,230

Total noninterest-bearing liabilities and shareholders’ equity	21,266,011			18,576,062

Total liabilities and shareholders’ equity	$116,527,069			$103,099,533

Interest rate spread			3.70%			3.10%
Net interest income		$4,699,870			$3,541,423

Net interest margin			4.24%			3.70%

(1)	The yield on investment securities is computed based upon the average balance of investment securities at amortized cost and does not reflect the unrealized gains or losses on such investments.
(2)	During 2001 and 2002, average nonaccrual loans were $889,108 and $613,291, respectively.

Net yield on earning assets for the years ended December 31, 2002 and 2001 was 7.50% and 8.31%, respectively. Due to the general decline in interest rates, the yield on earnings assets decreased from 2001 to 2002. However, the decrease in the yield on earning assets was more than offset by the decreasing cost of interest-bearing liabilities; therefore, net interest income was not compromised by the strong loan growth experienced by the bank.

To counter potential declines in the net interest margin and the interest rate risk inherent in the balance sheet, FNB-St. Marys periodically adjusts the rates and terms of its interest-bearing liabilities in response to general market rate changes and the competitive environment. Management monitors federal funds sold levels throughout the year, investing any funds not necessary to maintain appropriate liquidity in higher yielding investments such as mortgage-backed securities and securities issued by state and political subdivisions in the United States. FNB-St. Marys will continue to manage its balance sheet and its interest rate risk based on changing market interest rate conditions.

Rate/Volume Analysis of Net Interest Income. The effect on interest income, interest expense and net interest income, for each of the last two years, of changes in average balance and rate from the corresponding prior period is shown below. The effect of a change in average balance (volume) has been determined by applying the average rate in the earlier period to the change in average balance in the later period, as compared with the earlier period. Changes resulting from average balance/rate variances are included in changes resulting from rate. The balance of the change in interest income or expense and net interest income has been attributed to a change in average rate.

	Year ended December 31, 2002 compared with Year ended December 31, 2001			Year ended December 31, 2001 compared with Year ended December 31, 2000
	Increase (Decrease)	Change Due To Rate	Change Due To Volume	Increase (Decrease)	Change Due To Rate	Change Due To Volume
Increase (decrease)in:
Income from earning assets:
Interest and fees on loans	$1,087,426	$(1,190,209)	$2,277,635	$1,379,342	$(60,850)	$1,440,192
Interest on securities:
Taxable	(414,697)	(139,580)	(275,117)	100,225	(126,487)	226,712
Tax-exempt	(24,328)	10,240	(34,568)	21,187	(10,129)	31,316
Interest-bearing deposits in banks	(219,644)	(104,054)	(115,590)	46,427	44,648	1,779
Interest on Federal funds	(55,767)	(21,441)	(34,326)	31,658	(45,320)	76,978

Total interest income	372,990	(1,445,044)	1,818,034	1,578,839	(198,138)	1,776,977

Expense from interest-bearing liabilities:
Interest on savings and interest-bearing demand deposits	(99,027)	(173,850)	74,823	(91,559)	(116,874)	25,315
Interest on time deposits	(731,136)	(973,063)	241,927	745,447	(201,128)	946,575
Interest on short-term borrowings	(97,269)	(159,460)	62,191	(88,793)	(137,136)	48,343
Interest on other borrowings	141,975	(2,719)	144,694	134,853	(96,821)	231,674

Total interest expense	(785,457)	(1,309,092)	523,635	699,948	(551,959)	1,251,907

Net interest income	$1,158,447	$(135,952)	$1,294,399	$878,891	$353,821	$525,070

Non-Interest Income. Non-interest income consists of revenues generated from a broad range of financial services, products and activities, including fee-based services, service fees on deposit accounts and other activities. In addition, gains realized from the sale of other real estate owned, and investments available for sale are included in non-interest income.

For the first six months of 2003, non-interest income was $1,127,884, compared to $1,130,646 for the same period in 2002. While loan fees decreased, a higher level of commission fees from the insurance agency and a large operational recovery were responsible for the increase in other income.

Non-interest income for the years ended December 31, 2002 and 2001 amounted to $2,036,229 and $1,950,566, respectively. As a percentage of average assets, non-interest income declined from 1.89% in 2001 to 1.75% in 2002. The decrease in the amount of non-interest income during 2002 is primarily attributable to the decrease in gains on the sale of securities in the investment portfolio. In addition, service charge income declined modestly from 2001 levels. However, the decline was offset by an increase in loan servicing fees as a result of the significant growth in the loan portfolio.

The following table summarizes the major components of non-interest income for the periods indicated.

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001
Service charges on deposit accounts	$197,548	$194,282	$417,378	$426,175
Loan servicing fees	711,913	750,769	1,270,060	992,788
Other service charges and fees	42,260	51,343	89,062	104,890
Net realized gains on sales of securities available for sale	1,919	35,894	57,745	261,087
Other income	174,244	98,358	201,984	165,626

Total non-interest income	$1,127,884	$1,130,646	$2,036,229	$1,950,566

Non-Interest Expense. Non-interest expense increased to $2,196,947 for the six months ended June 30, 2003 from $1,957,882 for the six months ended June 30, 2002. As a percent of total average assets, non-interest expenses increased from 1.63% to 1.76%. The primary reason for the increase in non-interest expense was again the additional personnel expense that was required in order to sustain the level of growth experienced by the bank.

Non-interest expense increased from $3,210,982 during 2001 to $4,119,453 in 2002. As a percent of total average assets, non-interest expenses increased from 3.11% to 3.54%. The primary reason for the increase in non-interest expense was the additional personnel expense that was required in order to sustain the level of growth experienced by the bank.

Below are the components of non-interest expense for the periods indicated.

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001
Salaries and employee benefits	$1,138,549	$851,624	$1,895,679	$1,492,179
Net occupancy expense	65,801	98,895	252,048	146,785
Loss on foreclosed real estate	12,190	30,988	87,743	107,717
Other expenses	980,407	976,375	1,883,983	1,464,301

Total noninterest expense	$2,196,947	$1,957,882	$4,119,453	$3,210,982

Provision and Allowance for Loan Losses. Management maintains an allowance for loan losses that it considers to be adequate to absorb anticipated future losses. At June 30, 2003, the allowance for loan losses was $1.4 million, or 1.29% of gross loans. The provision for loan losses was $169,916 for the first six months of 2003, $592,347 for 2002, and $633,328 for 2001. There can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional provisions to the allowance will not be required.

Financial Condition

Loan Portfolio. The following table presents various categories of loans contained in FNBI’s loan portfolio at the dates indicated:

Type of loan	At June 30, 2003	At December 31,
		2002	2001
Real estate
Construction	$18,001,187	$15,940,059	$13,545,915
Mortgage	66,600,528	61,414,114	45,606,064
Total	84,601,715	77,354,173	59,151,979
Commercial	12,387,176	10,866,031	10,623,224
Tax exempt	547,123	590,919	864,903
Consumer	8,214,224	6,867,662	6,225,429
Other	150,017	715,992	666,232

Total	$105,900,255	$96,394,707	$77,531,767

The following is a presentation of an analysis of maturities of loans at June 30, 2003:

Type of loan	Due in 1 year or less	Due after 1 to 5 years	Due after 5 years	Total
Real estate
Construction	$13,889,080	$2,432,166	$1,679,940	$18,001,187
Mortgage	15,920,466	49,046,401	1,633,662	66,600,528
Total	29,809,546	51,478,567	3,313,602	84,601,715
Commercial	5,587,277	6,799,899	0	12,387,176
Tax exempt	275,778	271,345	0	547,123
Consumer	2,900,672	5,151,939	161,613	8,214,224
Other	142,766	7,251	0	150,017

Total	$38,716,039	$63,709,001	$3,475,215	$105,900,255

For the above loans, the following is a presentation of an analysis of sensitivities to changes in interest rates at June 30, 2003:

Type of loan	Due in 1 year or less	Due after 1 to 5 years	Due after 5 years	Total
Predetermined fixed interest rate	$29,364,643	$52,349,247	$3,023,510	$84,737,400
Floating interest rate	21,162,855	0	0	21,162,855

Total	$50,527,498	$52,349,247	$3,023,510	$105,900,255

As of June 30, 2003, one accruing loan was contractually past due 90 days or more as to principal and interest payments and one loan was impaired or defined as “troubled debt restructurings.”

As of June 30, 2003, 79 loans, in an aggregate principal amount of $4.8 million, were classified for regulatory purposes as doubtful, substandard or special mention, which (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. As of June 30, 2003, there were three loans, in an aggregate principal amount of $72,267, with respect to which known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms.

Accrual of interest is discontinued on a loan when management determines upon consideration of economic and business factors affecting collection efforts that collection of interest is doubtful. Interest accrual was discontinued on four loans, in an aggregate principal amount of $141,231, during the six months ended June 30, 2003.

Of the foregoing loans, $19,042 is the amount of gross income that would have been recorded in the period ended June 30, 2003 if the loans had been current in accordance with their original terms and had been current. None of the interest on those loans was included in net income as of June 3, 2003.

Summary of Loan Loss Experience. An analysis of FNB-St. Marys’ loan loss experience for the periods indicated is furnished in the following table, as well as a breakdown of the allowance for possible loan losses:

Analysis of the Allowance for Possible Loan Losses

	Six months ended June 30, 2003	Year ended December 31,
		2002	2001
Balance at beginning of period	$1,230,511	$891,245	$429,219
Charge-offs
Real estate—mortgages	(12,090)	(24,896)	(2,127)
Commercial	0	(61,105)	(18,510)
Consumer	(44,765)	(193,736)	(171,321)
Total	(56,855)	(279,737)	(191,958)
Recoveries
Real estate—mortgages	5,731	5,994	1,445
Commercial	2,835	3,853	600
Consumer	17,871	16,809	18,611
Total	26,437	26,656	20,656
Additions charged to operations	169,916	592,347	633,328

Balance at end of period	$1,370,009	$1,230,511	$891,245

Ratio of net charge-offs during the period to average loans outstanding during the period	0.03%	0.29%	0.26%

The allowance was allocated as follows at the indicated dates:

			At December 31,
	At June 30, 2003		2002		2001
	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
						76.29%
Real Estate	$0	79.89%	$0	80.24%	$0	13.70%
Commercial	0	11.70%	0	11.28%	0	1.12%
Tax Exempt	0	0.52%	0	0.61%	0	8.03%
Consumer	0	7.76%	0	7.13%	0	0.86%
Other	0	0.14%	0	0.74%	0
Unallocated	1,370,009		1,230,511	80.24%	891,245	100.00%

Total	$1,370,009	100.00%	$1,230,511	100.00%	$891,245	100.00%

Loan Loss Reserve. In considering the adequacy of FNB-St. Marys’ allowance for possible loan losses, management has focused on the fact that as of June 30, 2003, 11.70% of outstanding loans are in the category of commercial loans. Commercial loans are generally considered by management as having greater risk than other categories of loans in FNB-St. Marys’ loan portfolio. However, less than 1% of the aggregate principal amount of these commercial loans at June 30, 2003 were made on an unsecured basis. Management believes that the secured condition of its commercial loan portfolio greatly reduces any risk of loss inherently present in commercial loans.

Real estate mortgage loans constituted 79.89% of outstanding loans at June 30, 2003. The loans in this category represent real estate mortgages where the amount of the original loan generally does not exceed 80% of the appraised value of the collateral. These loans are considered by management to be well secured with a low risk of loss.

FNB-St. Marys’ consumer loan portfolio constituted 7.76% of outstanding loans at June 30, 2003. At June 30, 2003 the majority of FNB-St. Marys’ consumer loans were secured, primarily by collateral consisting of automobiles, boats and other personal property. Management believes that these loans involve less risk than commercial loans.

Unsecured loans accounted for less than 1% of the commercial and consumer loans outstanding at June 30, 2003. By their nature, unsecured loans pose a higher risk than secured loans.

Until recently, an internal review of the loan portfolio was conducted by FNBI staff. The purpose of the review was to assess the risk in the loan portfolio and to determine the adequacy of the allowance for loan losses. The review included analyses of historical performance, the level of non-conforming and rated loans, loan volume and activity, and review of loan files. Upon completion, the report was approved by the Board and management of FNB-St. Marys. Beginning in the second quarter of 2003, a review of the loan portfolio will be conducted annually by the independent firm of Segars & Blake. In addition to the review above, FNB-St. Marys’ primary regulator, the OCC, also conducts an annual examination of the loan portfolio. Upon completion, the OCC presents its report of findings to the Board and management of FNB-St. Marys. Information provided from the above two sources, together with information provided by the management of FNB-St. Marys and other information known to members of the Board, are utilized by the Board to monitor, on a monthly basis, the loan portfolio. Specifically, the Board attempts to identify risks inherent in the loan portfolio (for example, problem loans, potential problem loans and loans to be charged off), assess the overall quality and collectibility of the loan portfolio, and determine amounts of the allowance for loan losses and the provision for loan losses to be reported based on the results of their review.

Deposits. The following table presents, for the periods indicated, the average amount of and average rate paid on each of the following deposit categories:

	Six months ended June 30, 2003		Year ended December 31,
			2002		2001
	Average amount	Average rate paid	Average amount	Average rate paid	Average amount	Average rate paid
Deposit Category
Non-interest bearing demand deposits	$11,165,949	N/A	$11,519,069	N/A	$9,646,862	N/A
Savings and interest-bearing demand deposits	20,518,675	1.46%	18,549,886	1.83%	15,848,987	2.77%
Time deposits	63,099,440	3.40%	57,205,672	4.24%	53,133,823	5.94%

The following table indicates amounts outstanding of time certificates of deposit of $100,000 or more and respective maturities at the dates indicated:

	At June 30, 2003		At December 31,
			2002		2001
	Amount	Average rate	Amount	Average rate	Amount	Average rate
Time Certificates of Deposit
3 months or less	$6,378,713	2.95%	$4,775,835	4.34%	$10,840,035	6.02%
3-6 months	2,768,895	2.74%	3,475,982	3.28%	4,076,647	3.86%
6-12 months	10,858,488	2.87%	6,574,952	3.36%	8,767,319	4.69%
over 12 months	14,163,081	2.78%	16,107,137	3.19%	3,932,191	5.92%

Total	$34,169,177	2.84%	$30,933,906	3.41%	$27,616,193	5.27%

Investment Portfolio. At June 30, 2003, investment securities comprised approximately 8.9% of FNBI’s assets and net loans comprised approximately 79.9% of FNBI’s assets. FNB-St. Marys invests primarily in mortgage-backed securities, securities issued by states and political subdivisions in the United States, and obligations of agencies of the United States. In addition, FNB-St. Marys enters into Federal Funds transactions with its principal correspondent banks, and normally acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from FNB-St. Marys to another bank.

The following table presents the estimated fair value of FNB-St. Marys’ investments at the dates indicated. All securities held at each date were categorized as available for sale.

	At June 30, 2003	At December 31,
		2002	2001
Investments available for sale
Obligations of U.S. Treasury and other U.S. agencies	$4,211,949	$455,319	$1,432,207
Mortgage-backed securities and Collateralized Mortgage Obligations	5,360,709	8,902,680	12,917,654
State, County and Municipal	2,031,246	2,217,683	3,404,240
Corporate	0	0	3,471,216

Total	$11,603,904	$11,575,682	$21,225,317

The maturities and weighted average yields of the investment securities portfolio at June 30, 2003 are presented in the following table, excluding the effects of prepayments:

	Amount	Weighted Average Yield (1)
Investments available for sale
Obligations of U.S. Treasury and other U.S. agencies
0 – 1 year	$1,703,922	1.16%
Over 1 through 5 years	2,508,028	2.11%
Over 5 years	0
Over 10 years	0
Mortgage-backed securities and Collateralized Mortgage Obligations
0 – 1 year	0
Over 1 through 5 years	780,135	1.95%
Over 5 years	991,522	3.82%
Over 10 years	3,589,052	1.94%
State, County and Municipal
0 – 1 year	832,137	5.89%
Over 1 through 5 years	979,143	4.90%
Over 5 years	219,965	6.96%
Over 10 years	0

(1)	The weighted average yields for tax-exempt obligations have been computed on a tax equivalent basis.

Interest Rate Sensitivity. Net interest income, FNB-St. Marys’ primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities, at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize FNB-St. Marys’ overall interest rate risks.

The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, there should be a focus on expanding the various funding sources. The interest rate sensitivity position at June 30, 2003 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. Since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity.

	Within three months	After three months but within six months	After six months but within one year	After one year but within five years	After five years	Total
Earning Assets:
Loans	$22,798,906	$14,012,171	$22,044,786	$46,400,137	$644,256	$105,900,255
Available-for-sale securities, certificates of deposit and other investments	4,384,033	558,132	1,431,944	6,527,465	1,227,847	14,129,422
Federal funds sold	0	0	0	0	0	0

Total earning assets	$27,182,939	$14,570,303	$23,476,730	$52,927,602	$1,872,103	$120,029,677

Supporting Sources of Funds:
Noninterest bearing demand deposits	$1,065,071	$1,065,071	$2,130,143	$6,794,545	$2,229,293	$13,284,124
Interest bearing demand deposits and savings	2,450,841	2,450,841	4,058,408	7,441,327	3,207,999	19,609,416
Money market accounts	255,094	255,094	529,218	1,044,811	158,882	2,243,098
Certificates, less than $100M	5,646,298	4,245,372	6,275,872	15,835,969	0	32,003,511
Certificates, $100M and over	6,331,981	2,995,233	11,258,593	14,425,288	0	35,011,094
Other borrowings	4,382,000	0	5,000,000	8,000,000	0	17,382,000

Total non-interest and interest bearing liabilities	$20,131,286	$11,011,612	$29,252,234	$53,541,939	$5,596,173	$119,533,244

Interest rate sensitivity gap	$7,051,653	$3,558,692	$(5,775,504)	$(614,337)	$(3,724,070)

Cumulative gap	$7,051,653	$10,610,344	$4,834,840	$4,220,503	$496,433
Interest rate sensitivity gap ratio	1.350	1.323	0.803	0.989	0.335
Cumulative interest rate sensitivity gap ratio	1.350	1.341	1.080	1.037	1.004

As evidenced by the table above, at June 30, 2003, FNB-St. Marys is cumulatively asset sensitive across all categories. In an increasing interest rate environment, an asset sensitive position (a gap ratio of greater than 1.0) is generally more advantageous since assets are repriced sooner than liabilities. Conversely, in a declining interest rate environment, a liability sensitive position (a gap of less than 1.0) is generally more advantageous as liabilities are repriced sooner than assets. With respect to FNB-St. Marys, an increase in interest rates in the short term would result in higher earnings while a decrease in interest rates will reduce earnings in the short term. This assumes, however, that all other factors affecting income remain constant.

As FNB-St. Marys continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. FNB-St. Marys’ Asset/Liability Committee meets on a monthly basis and develops management’s strategy for the upcoming period. Such strategy includes anticipations of future interest rate movements.

Liquidity. Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Bank deposits grew to $102.2 million at June 30, 2003. Below are the pertinent liquidity balances and ratios at the dates indicated.

	At June 30, 2003	At December 31,
		2002	2001
Cash and cash equivalents	$6,368,599	$4,623,197	$6,726,280
Securities available for sale	$11,603,904	$11,575,682	$21,225,317
CDs over $100,000 to total deposits ratio	32.32%	34.36%	32.08%
Loan to deposit ratio	103.66%	107.07%	89.04%
Brokered deposits	$50,170,609	$38,943,944	$30,908,890

Cash and cash equivalents are the primary source of liquidity. At June 30, 2003, cash and cash equivalents amounted to $6.4 million, representing 4.87% of total assets. Securities available for sale provide a secondary source of liquidity. At June 30, 2003, $2.5 million of FNB-St. Marys’ securities portfolio was scheduled to mature prior to June 30, 2004.

At June 30, 2003, large denomination certificates of deposits accounted for 6.76% of total deposits. Large denomination CDs are generally more volatile than other deposits. As a result, management continually monitors the competitiveness of the rates it pays on its large denomination CDs and periodically adjusts its rates in accordance with market demands. Significant withdrawals of large denomination CDs may have a material adverse effect on FNB-St. Marys’ liquidity.

Brokered deposits are deposit instruments, such as certificates of deposit, deposit notes, bank investment contracts and certain municipal investment contracts that are issued through brokers and dealers who then offer and/or sell these deposit instruments to one or more investors. As of June 30, 2003, FNBI had $50.2 million in brokered deposits in its portfolio.

Management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in FNBI’s liquidity increasing or decreasing in any material way in the foreseeable future.

Return on Equity and Assets

Returns on average consolidated assets and average consolidated equity for the periods indicated are as follows:

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001
Return on average assets	1.00%	1.13%	1.14%	1.08%
Return on average equity	12.35%	15.37%	14.14%	13.60%
Average equity to average assets ratio	8.41%	7.38%	8.05%	7.92%
Dividend payout ratio	0.00%	0.00%	0.00%	0.00%

Capital Adequacy

There are two primary measures of capital adequacy for banks and bank holding companies: (i) risk-based capital guidelines and (ii) the leverage ratio.

The risk-based capital guidelines measure the amount of a bank’s required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two “tiers.” Tier 1 capital consists of common shareholders’ equity, non-cumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

The second measure of capital adequacy relates to the leverage ratio. The OCC has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. For banks that are not rated CAMELS 1 by their primary regulator, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1 to 2 percent, depending upon risk profiles and other factors.

The table below illustrates FNB-St. Marys’ and FNBI’s regulatory capital ratios at June 30, 2003 and 2002:

	June 30, 2003	December 31, 2002	Minimum regulatory requirement
FNB-St. Marys
Tier 1 leverage ratio	8.5%	8.8%	4.0%
Tier 1 risk-based capital ratio	10.6%	10.8%	8.0%
Total risk-based capital ratio	11.9%	12.1%	10.0%

FNBI—Consolidated
Tier 1 leverage ratio	8.5%	9.0%	4.0%
Tier 1 risk-based capital ratio	10.7%	11.0%	8.0%
Total risk-based capital ratio	12.0%	12.3%	10.0%

The above ratios indicate that the capital positions of FNBI and FNB-St. Marys are sound and that FNBI is well positioned for future growth.

Short-Term Borrowings

FNBI’s short-term borrowings consist of advances and repurchase agreements, as described in the table below. At June 30, 2003, FNBI had access to Federal Home Loan Bank (FHLB) advances of up to $13.2 million.

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001
FHLB Advances(1)
Balance at end of period	$13,000,000	$13,000,000	$13,000,000	$13,000,000
Weighted average interest rate	5.50%	5.50%	5.50%	5.5%
Maximum outstanding at any month-end	$13,000,000	$13,000,000	$13,000,000	$13,000,000
Average balance during period	$13,000,000	$13,000,000	$13,000,000	$10,377,562
Average interest rate during period	5.5%	5.5%	5.5%	5.03%
Repurchase Agreements(2)
Balance at end of period	$4,049,000 (3)	$6,729,000 (4)	$4,536,000 (5)	$4,271,000 (6)
Weighted average interest rate	1.32%	2.00%	1.49%	2.03%
Maximum outstanding at any month-end	$4,536,000	$7,164,000	$7,164,000	$7,751,000
Average balance during period	$4,426,840	$6,904,000	$6,033,038	$4,832,440
Average interest rate during period	1.58%	2.36%	2.17%	4.72%

(1)	General terms of FHLB advances: (i) $3.0 million advance with interest payable quarterly and principal due February 13, 2008; (ii) $3 million advance with interest payable monthly and principal due November 16, 2006; (iii) $5.0 million advance with interest payable monthly and principal due March 1, 2004; and (iv) $2.0 million advance with interest payable quarterly and principal due November 10, 2005.
(2)	Repurchase agreements generally mature within 90 days from the transaction date.
(3)	Interest and principal due at maturity on July 9, 2003.
(4)	Interest and principal due at maturity on August 2, 2003.
(5)	Interest and principal due at maturity on March 10, 2003.
(6)	Interest and principal due at maturity on January 31, 2003.

FNBI MANAGEMENT

Directors

The board of directors of FNBI presently consists of ten members. Directors of FNBI are elected at each annual meeting of shareholders to hold office until the next annual meeting. The following table provides information relating to the directors of FNBI, including primary occupation during the past five years:

Name	Age	FNBI Director Since	Occupation
Michael A. Akel	76	1989	Retired, self-employed real estate developer; presently Managing Partner, Kings Bay Village Shopping Center

Michael L. Davis	31	2002	Construction Engineer, Lockheed Martin since February 2002; President, Davis Investment Companies Ltd. since February 2002; Project Engineer, Smurfit Stone Container from May 1996 to July 2000

William H. Davis	69	1989	President and Chief Executive Officer, Gilman Building Products since 2000; President, Gilman Paper from 1975 to 2000; Chairman and Chief Executive Officer, FNBI, from 1989 - present

William H. Gross	42	2000	Self-employed general contractor

Kenneth L. Harrison	75	1989	Associate Broker, Coldwell Banker Towne & County Realty

Joseph P. Helow	44	1989	Vice President, Marion Services, Inc. (real estate investment)

J. Grover Henderson	60	1989	Retired, Attorney

David G. Moffat	50	1997	President and Chief Executive Officer, FNB-St. Marys

Roscoe H. Mullis	67	1989	President, Roscoe Mullis, CPA, PC; Senior Partner, Mullis, Crews & Konrad (accounting) since 1999

Thomas I. Stafford, Jr.	60	1989	Retired, Executive Vice President and General Manager of Manufacturing Operations, Gilman Paper Co. from April 1990 to December 1999; Executive Vice President and General Manager of Converting Operations, Durango Georgia Paper Co. from December 1999 to August 2000

William H. Davis is the father of Michael L. Davis.

Executive Officers

The following table sets forth the name and position of each of the executive officers of FNBI:

Name	Position(s)
William H. Davis	Chairman and Chief Executive Officer of FNBI

David G. Moffat	President and Chief Operating Officer of FNBI President and Chief Executive Officer of FNB-St. Marys

John G. Minor	Senior Vice President of FNB-St. Marys

Information regarding Messrs. Davis and Moffat appears on the previous page. John G. Minor, age 44, has served as the Executive Vice President of FNB-St. Marys since 1997.

FNBI EXECUTIVE COMPENSATION

The following table provides certain summary information for each of the last three fiscal years concerning compensation paid or accrued by FNBI to or on behalf of FNBI’s executive officers, other than William H. Davis, FNBI’s Chairman and Chief Executive Officer. Mr. Davis has not received any compensation from FNBI during the last three years other than as described below under “— Compensation of Directors.”

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name	Year	Salary	Bonus	Other Annual Compensation		Securities Underlying Options
David G. Moffat(1)	2002 2001 2000	$125,000 109,080 101,000	$35,000 25,000 10,000	$16,473 15,700 9,800	(2) (3) (4)	1,000 2,000 4,000

John G. Minor(5)	2002 2001 2000	80,000 73,068 69,589	16,000 15,000 5,000	15,755 19,819 3,800	(6) (7) (8)	400 500 1,000

(1)	Mr. Moffat is the President and Chief Operating Officer of FNBI and the President and Chief Executive Officer of FNB-St. Marys.
(2)	Represents $10,473 of healthcare insurance premiums and a $6,000 automobile allowance.
(3)	Represents $9,700 of healthcare insurance premiums and a $6,000 automobile allowance.
(4)	Represents $3,800 of healthcare insurance premiums and a $6,000 automobile allowance.
(5)	Mr. Minor is the Senior Vice President of FNB-St. Marys.
(6)	Represents $10,473 of healthcare insurance premiums and $5,282 of commission payments in connection with the origination of mortgages.
(7)	Represents $9,400 of healthcare insurance premiums and $10,419 of commission payments in connection with the origination of mortgages.
(8)	Represents $3,800 of healthcare insurance premiums.

No stock options were exercised by any of FNBI’s executive officers during 2002. The following table presents information regarding the value of unexercised options held at December 31, 2002 by FNBI’s executive officers.

Year-End Option Values

Name	Number of Unexercised Options at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/ Unexercisable(1)
William H. Davis	0 / 0	— / —

David G. Moffat	10,348 / 9,440	$260,960 / $141,001

John G. Minor	2,420 / 2,930	$46,820 / $40,529

(1)	Dollar values calculated by determining the difference between the estimated fair market value of the FNBI’s common stock at December 31, 2002 and the exercise price of such options. Because no organized trading market exists for the common stock of FNBI, the fair market value was determined by reference to the most recent sales of the common stock during 2002 ($45 per share).

The following table provides information regarding grants of stock options to FNBI’s executive officers during 2002:

2002 Option Grants

Name	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in 2002	Expiration Date	Exercise Price
William H. Davis	—	—	—	—

David G. Moffat	1,000	71.4%	10/1/03	$45.00

John G. Minor	400	28.6%	10/1/03	$45.00

Compensation of Directors

FNBI’s directors receive directors’ fees of $500 per month and $250 for each committee meeting attended.

FNBI SECURITY OWNERSHIP

The following table sets forth information as of August 31, 2003 with respect to ownership of the outstanding common stock of FNBI by (i) all persons known to FNBI to beneficially own more than five percent of the outstanding common stock of FNBI, (ii) each director and executive officer of FNBI, and (iii) all directors and executive officers of FNBI, as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
Michael A. Akel(3)	39,930		8.1%

Michael L. Davis	330		*

William H. Davis(4)	195,895		40.2%

William H. Gross	100		*

Kenneth L. Harrison	1,931	(5)	*

Joseph P. Helow(6)	61,226	(7)	12.6%

J. Grover Henderson	188		*

David G. Moffat	10,614	(8)	1.6%

Roscoe H. Mullis	10,458		2.1%

Thomas I. Stafford, Jr.	14,940	(9)	3.1%

John G. Minor	2,420	(10)	*

All directors and executive officers as a group (12 persons)	337,492	(11)	67.6%

*	Less than 1%.
(1)	Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	The percentages are based upon 486,762 shares outstanding.
(3)	Mr. Akel’s address is 1877 Avondale Circle, Jacksonville, Florida 32205.
(4)	Mr. Davis’ address is 2426 Los Robles Drive, Fernandina Beach, Florida 32304.
(5)	Shares held by Mr. Harrison’s spouse.
(6)	Mr. Helow’s address is 8228 Shady Grove Road, Jacksonville, Florida 32256.
(7)	Includes 35,937 shares held by a limited partnership, the general partner of which is a corporation of which Mr. Helow is an executive officer.
(8)	Includes 10,348 shares subject to presently exercisable options.
(9)	Includes 7,702 shares held by Mr. Stafford’s wife.
(10)	Represents shares subject to presently exercisable options.
(11)	Includes 12,768 shares subject to presently exercisable options held by FNBI’s executive officers.

INFORMATION ABOUT FIRST NATIONAL BANK

General

First National Bank was chartered in November 1999 as a national banking association under the National Bank Act. First National Bank is a full service commercial bank, without trust powers, having its main office located at Orange Park, Florida. In February 2002, the bank opened a branch office at 485 Blanding Boulevard in Orange Park, Florida. The bank offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer/installment loans. In addition, the bank provides such consumer services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit, credit cards and automatic teller services.

At June 30, 2003, First National Bank held total assets of $66.8 million, total deposits of $56.6 million and had shareholders’ equity of $5.8 million. First National Bank had 23 full-time and 1 part-time employees at June 30, 2003. First National Bank does not have any subsidiaries.

Market Area and Competition

First National Bank’s primary service area is bordered on the North by the Clay County line, the East by the St. John’s River, the South by Green Cove Spring and US Highway 16, and the West by US Highway 218 including the residential area of Lake Asbury and Highway 220 to Live Oak Lane. The primary service area includes residential communities such as Eagle Harbor, Pace Island, Orange Park South, Orange Park Golf and Country Club, and the Ravines. The major cities located in the primary service area are Orange Park and Green Cove Springs. The primary service area represents a diverse market with a stable growing population and economy. Duval County and the remaining parts of Clay County represent a secondary market for the Bank.

Competition among financial institutions in First National Bank’s primary service area is intense. There are currently 15 banking or credit union offices within First National Bank’s primary service area, of which 7 are branches of or affiliated with regional and national bank holding companies.

First National Bank also competes with area financial institutions other than commercial banks and savings and loan associations, including insurance agencies, consumer finance companies, brokerage houses, credit unions and other business entities which have recently been invading the traditional banking markets. The extent to which other types of financial institutions compete with commercial banks has increased significantly within the past few years as a result of federal and state legislation, which has, in several respects, deregulated financial institutions.

Deposits

First National Bank offers a full range of interest bearing and non-interest bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts and certificates of deposit with fixed rates and a range of maturity date options. The sources of deposits are residents, businesses and employees of businesses within First National Bank’s market area. First National Bank pays competitive interest rates on time and savings deposits. In addition, First National Bank has implemented a service charge fee schedule competitive with other financial institutions in First National Bank’s market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges and the like.

No material portion of First National Bank’s deposits has been obtained from any one customer or group of customers. There are no material seasonal factors that would have an adverse impact on First National Bank’s deposits. No material deposit liabilities have been incurred from outside First National Bank’s service area with the exception of brokered deposits, which represented 29% of total deposits as of June 30, 2003.

Loan Portfolio

First National Bank engages in a full complement of lending activities, including commercial, consumer/installment and real estate loans.

Lending is directed principally towards individuals and businesses whose demands for funds fall within First National Bank’s legal lending limits and which are potential deposit customers of First National Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Particular emphasis is placed on small and middle market commercial loans and owner occupied commercial and residential real estate loans. First National Bank has no foreign loans outstanding.

First National Bank may originate loans and participate with other banks with respect to loans which exceed its lending limits. Management does not believe that loan participations necessarily pose any greater risk of loss than loans which First National Bank originates.

At June 30, 2003, no material portion of First National Bank’s outstanding loans was concentrated within a single industry or group of related industries, with the exception of residential and commercial mortgage loans. As of June 30, 2003, 81% of First National Bank’s outstanding loans consisted of residential and commercial mortgage loans. There are no material seasonal factors that would have an adverse impact on First National Bank’s outstanding loans. However, because First National Bank derives a substantial portion of its business from mortgage loans, to the extent that fluctuations and changes occur in the housing industry, First National Bank’s business could fluctuate as well.

The following is a description of each of the major categories of loans in First National Bank’s loan portfolio:

Commercial, Financial and Agricultural. These loans are customarily granted to local business customers on a fully collateralized basis to meet local credit needs. The loans can be extended for periods of between one year and five years and are usually structured to fully amortize over the term of the loan or balloon after the third year or fifth year of the loan with an amortization up to 20 years. The terms and loan structure are dependent on the collateral and strength of the borrower. The loan-to-value ratios range from 50% to 80%. The risks of these types of loans depend on the general business conditions of the local economy and the local business borrower’s ability to sell its products and services in order to generate sufficient business profits to repay First National Bank under the agreed upon terms and conditions. The value of the collateral held by First National Bank as a measure of safety against loss is most volatile in this loan category. There are presently no agricultural loans in First National Bank’s loan portfolio.

Real Estate—Construction. These loans are made for the construction of single-family residences in First National Bank’s market area. The loans are granted to qualified individuals with down payments of at least 10% of the appraised value or contract price, whichever is less. The interest rates fluctuate at 1% to 2% above the prime interest rate quoted in The Wall Street Journal during the six to twelve-month construction period. First National Bank charges a fee of 1% to 2% in addition to the normal closing costs. These loans generally command higher rates and fees commensurate with the risk warranted in the construction lending field. The risk in construction lending is dependent upon the performance of the builder in building the project to the plans and specifications of the borrower and First National Bank’s ability to administer and control all phases of the construction disbursements. Upon completion of the construction period, the mortgage is converted to a permanent loan and normally sold to an investor in the secondary mortgage market.

Real Estate—Mortgage. These loans are granted to qualified individuals for the purchase of existing single-family residences in First National Bank’s market area. Both fixed and variable rate loans are offered with competitive terms and fees. The risk assumed by First National Bank is conditioned upon First National Bank’s internal controls, loan underwriting and market conditions in the national mortgage market. First National Bank retains loans for its portfolio when it has sufficient liquidity to fund the needs of its established customers and when rates are favorable to retain the loans. The loans that First National Bank retains for its portfolio are usually structured to balloon after the third year or fifth year with an amortization up to 30 years. No loans carry a prepayment penalty clause and therefore can be paid out or refinanced at a fixed rate, thus reducing the default risk. These loans are priced according to proper index and margin, and should not lag behind funding costs.

First National Bank also originates conventional as well as Veterans Administration (VA) and Federal Home Administration (FHA) mortgages to pre-determined mortgage investors and retains the origination fees. The loan underwriting standards and policies are generally the same for both loans sold in the secondary market and those retained in First National Bank’s portfolio.

Installment Loans. These loans are granted to individuals for the purchase of personal goods such as automobiles, recreational vehicles, mobile homes and for the improvement of single-family real estate in the form of second mortgages. First National Bank obtains a lien against the item purchased by the consumer and holds title until the loan is repaid in full. These loans are generally granted for periods ranging between one and five years at fixed rates of interest 1% to 5% above prime interest rate quoted in The Wall Street Journal. The loan-to-value ratios range from 60% to 90%. Loss or decline of income by the borrower due to layoffs, divorce or unexpected medical expenses represents unplanned occurrences that may represent risk of default to First National Bank. In the event of default, a shortfall in the value of the collateral may pose a loss to First National Bank in this loan category.

First National Bank also offers home equity loans to qualified borrowers. The interest rate floats at one to two percent above the prime interest rate quoted in The Wall Street Journal, with a floor of 6.0%. The loan to appraised value cannot exceed 90% and the maturity is limited to ten years. First National Bank requires a first or second mortgage position and loans are made on principal residences only.

Investments

As of June 30, 2003, investment securities comprised approximately 8.9% of First National Bank’s assets, federal funds sold comprised approximately 4.4% of First National Bank’s assets, and loans comprised approximately 78.1% of First National Bank’s assets. First National Bank invests primarily in mortgage-backed securities, securities issued by states and political subdivisions in the United States, and occasional highly rated commercial bond issued by companies chartered in the United States, and obligations of agencies of the United States. In addition, First National Bank enters into federal funds transactions with its principal correspondent banks, and primarily acts as a net seller of such funds. The sale of federal funds amounts to a short-term loan from First National Bank to another bank. A national bank’s lending and investment limits are separate and distinct requirements.

Asset/Liability Management

It is management’s objective to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investments, borrowing and capital policies. Certain of the officers of First National Bank are responsible for monitoring policies and procedures that are designed to ensure an acceptable composition of asset/liability mix, stability, and leverage of all sources of funds while adhering to prudent banking practices. Management seeks to invest the largest portion of First National Bank’s assets in commercial, consumer and real estate loans.

First National Bank regards brokered certificates of deposits and certificates of deposits of $100,000 or more as volatile deposits. First National Bank has historically maintained sufficient liquidity to repay these deposits on maturity. First National Bank has utilized these types of deposits at times when it is profitable to do so and this option is exercised when deemed prudent by management. This accounts for the volatility in this liability category.

First National Bank utilizes reverse repurchase agreements and borrowings from the Federal Home Loan Bank when deemed prudent by management. As of June 30, 2003, there were $1.9 million in repurchase agreements and $2.07 million in Federal Home Loan Bank borrowings outstanding which is collateralized by a blanket lien on the first mortgage 1-4 family portfolio and various securities. First National Bank has available four overnight federal funds purchased lines totaling $5.9 million, which may be used to meet liquidity needs. At June 30, 2003, First National Bank had no balances outstanding under these lines.

First National Bank’s asset/liability mix is monitored on a daily basis with a monthly report reflecting interest sensitive assets and interest sensitive liabilities being prepared and presented to First National Bank’s Asset Liability Committee which is comprised of four directors, the senior lending officer, and CFO. The objective of this policy is to control interest sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on First National Bank’s earnings.

Correspondent Banking

Correspondent banking involves the providing of services by one bank to another bank, which cannot provide that service for itself from an economic or practical standpoint. First National Bank is required to purchase correspondent services offered by larger banks, including check collections, purchase of Federal Funds, security safekeeping, investment services, coin and currency supplies, over-line and liquidity loan participations and sales of loans to or participations with correspondent banks.

First National Bank may sell loan participations to correspondent banks with respect to loans which exceed its lending limit. As of June 30, 2003, 17 loans with aggregate balances of $13.2 million were sold to other banks.

Data Processing

First National Bank has signed a data processing servicing agreement with Intercept. This servicing agreement provides for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment lending data processing and central information file. First National Bank has also entered into an agreements with Gevity HR (a staff leasing company) to provide payroll services, with Intercept to provide ATM processing services, and with The Bankers Bank to provide investment portfolio accounting.

Facilities

First National Bank’s main office is located on an approximately 1.5-acre parcel of land owned by First National Bank located near the intersection of Bald Eagle Road and U.S. Highway 17 in Orange Park. The office consists of approximately 8,000 square feet of space and contains four teller stations, three offices, a vault, four drive-in lanes and a conference room.

First National Bank’s branch office is located on an approximately 1.0-acre parcel of land owned by First National Bank located on Blanding Boulevard, in Orange Park, Florida. The office consists of approximately 3,500 square feet of space and contains three teller stations, three offices, a vault, four drive-in lanes and a conference room.

First National Bank’s offices are covered by insurance in amounts that the management of First National Bank believes to be adequate.

Employees

At June 30, 2003, First National Bank employed 23 full-time equivalent persons, including 9 officers. Management of First National Bank believes that its employee relations are good. There are no collective bargaining agreements or employment contracts covering any of the employees of First National Bank.

Legal Proceedings

There are no material pending legal proceedings to which First National Bank is a party or of which any of its properties are subject; nor are there material proceedings known to First National Bank to be contemplated by any governmental authority; nor are there material proceedings known to First National Bank, pending or contemplated, in which any director, officer or affiliate or any principal security holder of First National Bank is a party or has an interest adverse to First National Bank.

Certain Relationships and Related Party Transactions

First National Bank completed an expansion of its main office in 2003 and completed the construction of its Blanding Boulevard branch office in 2002. Vasant P. Bhide, a director of First National Bank, is president of the firm that provided architectural services to the bank in connection with each of these projects, for which that firm received aggregate fees of $61,604. Robert L. Matthews, also a director of the bank, is president of the firm that provided construction services in connection with each of the projects, for which that firm received aggregate fees of $148,685. The board of directors of First National Bank believes that each of these firms was retained on terms not less favorable to First National Bank than could have been obtained from similarly qualified firms in the Bank’s geographic area that are unaffiliated with the bank.

First National Bank from time to time extends loans to its directors and executive officers, and to their associates and family members. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral requirements, and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with First National Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Holders of Common Stock

As of             , 2003, there were 130 holders of record of First National Bank’s common stock.

Dividends

To date, First National Bank has not paid any cash dividends on its common stock.

First National Bank is restricted in its ability to pay dividends under the national banking laws and by regulations of the OCC. Pursuant to 12 U.S.C. § 56, a national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits, subject to other applicable provisions of law. Payments of dividends out of undivided profits is further limited by 12 U.S.C. § 60(a), which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than one-tenth of the bank’s net income for the preceding two consecutive half-year periods (in the case of an annual dividend). Pursuant to 12 U.S.C. § 60(b), the approval of the OCC is required if the total of all dividends declared by First National Bank in any calendar year exceeds the total of its net income for that year combined with its retained net income for the preceding two years, less any required transfers to surplus.

Monetary Policies

The results of operations of First National Bank are affected by credit policies of monetary authorities, particularly the Federal Reserve Board. The instruments of monetary policy employed by the Federal Reserve Board include open market operations in U. S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on the types of transaction accounts that member banks may offer the general public. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve Board, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of First National Bank.

FIRST NATIONAL BANK MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following sections set forth a discussion of the significant operating changes, business trends, financial condition, earnings, capital position and liquidity for the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001. This discussion should be read in conjunction with First National Bank’s financial statements and notes included therein.

Earnings Summary

For the first six months of 2003, First National Bank reported net income of $293,000, compared to $58,000 for the same period in 2002. This increase in earnings was due primarily to the bank’s growth and its ability to sustain its profit margin in the loan portfolio.

For the year ended December 31, 2002, First National Bank reported net income of $212,000, compared to $101,000 for the year ended December 31, 2001, an increase of $111,000, or 109%. Diluted earnings per share were $0.70 in 2002 compared to $0.34 in 2001. This improvement in earnings was due primarily to the continued growth of the bank, and was offset by the costs associated with the opening of a new branch location in February 2002, including personnel and occupancy expenses.

Net income in 2001 increased by $443,000, up from a net loss of ($342,000) in 2000. Diluted earnings per share in 2001 were $0.34 compared to a loss of ($1.14) per share in 2000. The increase in earnings in 2001 was due primarily to growth of the bank’s loan portfolio, with good credit quality.

Balance Sheet Summary

Total assets at June 30, 2003 were $66.8 million, an increase of 8.7% in comparison to total assets of $61.4 million at December 31, 2002. Loan growth continued during the first six months of 2003, increasing 9.3% to $52.2 million at June 30, 2003 from $47.3 million at December 31, 2002, while deposits grew $8.3 million, or 17.2%, to $56.6 million, during the same period.

Total assets at December 31, 2002 were $61.4 million, an increase of 57.0% in comparison to total assets of $39.1 million at December 31, 2001. Loan growth continued in 2002, increasing $17.6 million, or 59.3%, to $47.4 million at December 31, 2002 from $29.7 million at December 31, 2001. Deposits also increased during 2002 by $18.3 million to $48.2 million at December 31, 2002, a 61.0% increase. Shareholders’ equity increased to $5.5 million, or 5.8%, from $5.2 million at December 31, 2001.

For the year ended December 31, 2001, assets had increased by $20.1 million, a 105% increase from the previous year at $19.3 million at December 31, 2000. Average assets for 2001 were $28.1 million compared to $13.7 million for 2000. Total deposits increased $17.1 million, or 74.9%, to $29.9 million at December 31, 2001. Total loans doubled, from $14.8 million at December 31, 2000 to $29.7 million at December 31, 2001. Shareholder’s equity increased $114,000, or 2.2%, to $5.2 million at December 31, 2001.

The following table sets forth, for the periods indicated, certain information related to First National Bank’s average balance sheet, its yields on average earning assets and its average rates on interest-bearing liabilities. Such yields and rates are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from the daily balances throughout the periods indicated.

	Year Ended December 31, 2002			Year Ended December 31, 2001
	Avg. Bal	Interest Income	Yield(1)	Avg. Bal	Interest Income	Yield(1)
	(dollars in thousands)
Assets

Earnings assets:
Loans, net of unearned interest (2)	$37,333	$2,976	7.97%	$22,278	$2,068	9.28%
Investment securities	5,553	257	4.63%	1,931	117	6.06%
Fed Funds sold	666	11	1.65%	310	16	5.16%

Total Earning Assets	$43,553	3,244	7.45%	24,519	2,201	8.98%
Cash and due	1,430			732
Premises and equipment, net	3,944			2,978
Other assets	293			175
Allowance for loan losses	(473)			(282)

Total average assets	$48,747			$28,122

Liabilities and Shareholders’ Equity

Savings and interest-bearing demand deposits	$8,150	$155	1.90%	$3,896	$101	2.59%
Certificates over 100,000	16,315	667	4.09%	7,936	388	4.89%
Other time deposits	9,795	345	3.52%	6,648	354	5.32%
Other borrowings	3,704	75	2.02%	1,243	49	3.94%

Total interest bearing	37,963	1,242	3.27%	19,723	892	4.52%
Non interest bearing demand deposits	5,065			2,846
Other Liabilities	322			380
Shareholders’ equity	5,397			5,173

Total liabilities and shareholders’ equity	$48,747			$28,122

Net Interest income		$2,002			$1,309

Net interest spread			4.18%			4.45%
Net interest margin			4.60%			5.34%

(1)	The yield on investment securities is computed based upon the average balance of investment securities at amortized cost and does not reflect the unrealized gains or losses on such investments.
(2)	First National Bank recognizes all fees at the time the loan is made. During 2001 and 2002, average nonaccrual loans were $0 and $26,112.

Net yield on earning assets for the years ended December 31, 2001 and 2002 was 5.34% and 4.60%, respectively. Net interest income increased from $1,309,000 for 2001 to $2,002,000 for 2002. This increase is attributed to the significant increase in earning assets during 2002 even though interest rates declined significantly.

To counter potential declines in the net interest margin and the interest rate risk inherent in the balance sheet, First National Bank periodically adjusts the rates and terms of its interest-bearing liabilities in response to general market rate changes and the competitive environment. Management monitors federal funds sold levels throughout the year, investing any funds to maintain appropriate liquidity in higher yielding investments such as short-term U.S. government and agency securities, mortgage-backed securities, and occasionally high grade corporate securities. First National Bank will continue to manage its balance sheet and its interest rate risk based on changing market interest rate conditions.

Rate/Volume Analysis of Net Interest Income. The effect on interest income, interest expense and net interest income, in the periods indicated, of changes in average balance and rate from the corresponding prior period is shown below. The effect of a change in average balance (volume) has been determined by applying the average rate in the earlier period to the change in average balance in the later period, as compared with the earlier period. Changes resulting from average balance/rate variances are included in changes resulting from rate. The balance of the change in interest income or expense and net interest income has been attributed to a change in average rate.

	Year ended December 31, 2002 compared with Year ended December 31, 2001			Year ended December 31, 2001 compared with Year ended December 31, 2000
	Increase (Decrease)	Changes Due To Rate	Changes Due To Volume	Increase (Decrease)	Changes Due To Rate	Changes Due To Volume
Increase (decrease) in:
Income from earning assets:
Interest and fees on loans	$908,000	$(489,511)	$1,397,511	$1,064,000	$(424,991)	$1,488,991
Interest on securities:
Taxable	140,000	(91,067)	231,067	56,000	(9,165)	65,165
Tax-exempt	0	0	0	0	0	0
Interest—bearing deposits in banks	(5,000)	0	(5,000)	(16,000)	0	(16,000)
Interest on Federal funds	0	(12,600)	12,600	(42,950)	(8,339)	(34,611)

Total interest income	1,043,000	(593,178)	1,636,178	1,061,050	(442,495)	1,503,545

Expense from interest-bearing liabilities:
Interest on savings and interest-bearing demand deposits	54,109	(55,999)	110,108	62,891	1,571	61,320
Interest on time deposits	269,744	(316,874)	586,618	412,256	(189,178)	601,434
Interest on other borrowings	25,841	(71,488)	97,329	41,159	(21,366)	62,525

Total interest expense	349,694	(444,361)	794,055	516,306	(208,973)	725,279

Net interest income	$693,306	$(148,817)	$842,123	$544,744	$(232,522)	$778,266

Non-Interest Income. Non-interest income consists of revenues generated from a broad range of financial services, products and activities, including fee-based services, service fees on deposit accounts and other activities. In addition, credit life sales and investments available for sale are included in non-interest income.

For the first six months of 2003, non-interest income was $168,400, compared to $134,000 for the same period in 2002.

Non-interest income for the years ended December 31, 2002 and 2001 amounted to $254,000 and $171,000, respectively. The increase in the amount of non-interest income during 2002 is primarily attributable to the increase in the number of deposit accounts and transactional volume. As a percentage of average assets, non-interest income decreased from 0.61% in 2001 to 0.52% in 2002.

The following table summarizes the major components of non-interest income for the periods indicated.

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001
	(dollars in thousands)
Service fees on deposit accounts	$972	$82	$151	$89
Miscellaneous, other	71	52	103	82

Total non-interest income	$168	$134	$254	$171

Average assets	61,916	43,449	$48,747	$28,122
Non interest income/average assets	0.25%	0.32%	0.54%	0.61%

Non-Interest Expense. Non-interest expense increased from $878,000 for the six months ended June 30, 2002 to $1,059,000 for the six months ended June 30, 2003. As a percent of total average assets, non-interest expenses decreased from 2.02% to 1.71%. The primary reason for the increase in non-interest expense is the additional personnel expense that was required in order to sustain the level of growth experienced by the bank.

Non-interest expense increased from $1,190,000 during 2001 to $1,782,000 in 2002. As a percent of total average assets, non-interest expenses decreased from 4.23% in 2001 to 3.66% in 2002. The primary reason for the increase in non-interest expense is the expense associated with opening a new branch in February 2002.

Below are the components of non-interest expense for the periods indicated.

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001
	(dollars in thousands)
Salaries and benefits	$523	$423	$880	$603
Occupancy and equipment expense	182	169	295	210
Data and item processing	68	51	102	70
Supplies and printing	28	34	55	18
Advertising and public relations	200	22	45	32
Legal and professional, including audit	37	25	43	33
Other operating expenses	200	154	362	224

Total non-interest expense	$1,059	$878	$1,782	$1,190

Financial Condition

Loan Portfolio. The following table presents various categories of loans contained in First National Bank’s loan portfolio at the dates indicated:

Type of loan	At June 30, 2003	At December 31,
		2002	2001
	(in thousands)
Commercial	$6,820	$7,558	$5,257
Consumer	2,823	2,767	2,349
Real estate
Construction	13,282	9,520	6,735
Mortgage	29,278	27,522	15,381
Total	42,560	37,042	22,119

Subtotal	52,203	47,367	29,725
Less: allowance for loan losses	(653)	(601)	(402)

Total (net of allowances)	$51,550	$46,766	$29,321

The following is a presentation of an analysis of maturities of loans at June 30, 2003:

	Due in 1 Year or less	Due after 1 to 5 years	Due after 5 years	Total
Type of loan	(in thousands)
Commercial	$3,795	$3,130	$144	$7,069
Consumer	792	1,558	515	2,865
Real estate
Construction	0	0	0	0
Mortgage	0	0	0	0
Total	14,198	11,184	16,887	42,269

Total	$18,785	$15,872	$17,546	$52,203

For the above loans, the following is a presentation of an analysis of sensitivities to changes in interest rates at June 30, 2003:

	Due in 1 Year or less	Due after 1 to 5 years	Due after 5 years	Total
Type of Loan	(in thousands)
Predetermined fixed interest rate	$9,697	$9,438	$7,937	$27,072
Floating interest rate	20,691	4,440	0	25,131

Total	$30,388	$13,878	$7,937	$52,203

As of June 30, 2003, all loans were accruing interest, no loans were contractually past due 90 days or more as to principal and interest payments and no loans were impaired or defined as “troubled debt restructurings.”

As of June 30, 2003, one loan with a principal balance of $25,358 was classified for regulatory purposes as doubtful, two loans with an aggregate principal balance of $81,653 were classified as substandard, and two loans with an aggregate principal balance of $609,919 were classified as special mention, which (i) represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources, or (ii) represent material credits about which management is aware of any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. As of June 30, 2003, there was no loans with respect to which known information about possible credit problems the borrower causes management to have serious doubts as to the ability of such borrower to comply with the loan repayment terms.

Accrual of interest is discontinued on a loan when management determines upon consideration of economic and business factors affecting collection efforts that collection of interest is doubtful. Interest accrual was not discontinued on any loans as of June 30, 2003.

Summary of Loan Loss Experience. An analysis of First National Bank’s loan loss experience for the periods indicated is furnished in the following table, as well as a breakdown of the allowance for possible loan losses:

Analysis of the Allowance for Possible Loan Losses

	Six months ended June 30, 2003	Year ended December 31,
		2002	2001
	(in thousands)
Balance at beginning of period	$601	$402	$213
Charge-offs
Real estate—mortgages	12	0	0
Commercial	0	40	0
Consumer	33	34	0
Other	0	0	0
Total	45	74	0
Recoveries
Real estate—mortgages	0	0	0
Commercial	11	0	0
Consumer	0	0	0
Other	0	0	0
Total	11	0	0
Net Charge-offs	34	74	0

Additions charged to operations	86	273	189

Balance at end of period	$653	$601	$402

Ratio of net charge-offs during the period to average loans outstanding during the period	0.07%	0.20%	0.00%

The allowance was allocated as follows at the indicated dates:

			At December 31,
	At June 30, 2003		2002		2001
	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans	Amount	Percent of loans in each category to total loans
Types of Loan	(dollar amounts in thousands)

Commercial	$0	13.06%	$0	14.44%	$0	17.7%
Consumer	0	5.47%	0	5.84%	0	7.9%
Real Estate	0	81.47%	0	79.72%	0	74.4%
Unallocated	653		601		402

Total	$653	100.0%	$601	100%	$402	100.0%

Loan Loss Reserve. In considering the adequacy of First National Bank’s allowance for possible loan losses, management has focused on the fact that as of June 30, 2003, 13.06% of outstanding loans are in the category of commercial loans. Commercial loans are generally considered by management as having greater risk than other categories of loans in First National Bank’s loan portfolio. However, less than 1% of the aggregate principal amount of these commercial loans at June 30, 2003 were made on an unsecured basis. Management believes that the secured condition of its commercial loan portfolio greatly reduces any risk of loss inherently present in commercial loans.

Real estate mortgage loans constituted 81.47% of outstanding loans at June 30, 2003. The loans in this category represent real estate mortgages where the amount of the original loan generally does not exceed 80% of the appraised value of the collateral. These loans are considered by management to be well secured with a low risk of loss.

First National Bank’s consumer loan portfolio constituted 5.47% of outstanding loans at June 30, 2003. At June 30, 2003 the majority of First National Bank’s consumer loans were secured, primarily by collateral consisting of automobiles, boats and other personal property. Management believes that these loans involve less risk than commercial loans.

Unsecured loans accounted for less than 1% of the commercial and consumer loans outstanding at June 30, 2003. By their nature, unsecured loans pose a higher risk than secured loans.

A review of the loan portfolio by an independent firm is conducted annually. The purpose of this review is to assess the risk in the loan portfolio and to determine the adequacy of the allowance for loan losses. The review includes analyses of historical performance, the level of non-conforming and rated loans, loan volume and activity, review of loan files and consideration of economic conditions and other pertinent information. Upon completion, the report is approved by the Board and management of First National Bank. In addition to the above review, First National Bank’s primary regulator, the OCC, also conducts an annual examination of the loan portfolio. Upon completion, the OCC presents its report of findings to the Board and management of First National Bank. Information provided from the above two independent sources, together with information provided by the management of First National Bank and other information known to members of the Board, are utilized by the Board to monitor, on a quarterly basis, the loan portfolio. Specifically, the Board attempts to identify risks inherent in the loan portfolio (for example, problem loans, potential problem loans and loans to be charged off), assess the overall quality and collectibility of the loan portfolio, and determine amounts of the allowance for loan losses and the provision for loan losses to be reported based on the results of their review.

Deposits. The following table presents, for the periods indicated, the average amount of and average rate paid on each of the following deposit categories:

	Six months ended June 30, 2003		Year ended December 31,
			2002		2001
	Average amount	Average rate paid	Average amount	Average rate paid	Average amount	Average rate paid
Deposit Category
Savings, interest-bearing liabilities and money market deposits	$13,845	1.69%	$8,150	1.90%	$3,896	2.59%
Certificates over $100k	19,966	3.33%	16,315	4.09%	7,936	4.89%
Other time deposits	10,836	2.99%	9,795	3.52%	6,648	5.32%

Total	$44,647	2.74%	$34,260	3.41%	$18,480	4.56%

The following table indicates amounts outstanding of time certificates of deposit of $100,000 or more and respective maturities at the dates indicated:

	At June 30, 2003		At December 31,
			2002		2001
	Amount	Average rate	Amount	Average rate	Amount	Average rate
	(dollar amounts in thousands)
Maturity
3 months or less	$3,203	2.20%	$3,665	2.76%	$1,009	3.68%
3-6 months	2,699	2.10%	4,084	3.93%	952	3.92%
6-12 months	5,928	3.05%	3,632	2.36%	4,135	4.14%
over 12 months	8,136	3.18%	8,383	3.73%	6,074	4.65%

Total	$19,966	2.84%	$19,764	2.65%	$12,170	4.34%

Investment Portfolio. At June 30, 2003, investment securities comprised approximately 8.9% of First National Bank’s assets, federal funds sold comprised approximately 4.5% of First National Banks’ assets, and net loans comprised approximately 77.2% of First National Bank’s assets. First National Bank invests primarily in mortgage-backed securities, securities issued by states and political subdivisions in the United States, and obligations of agencies of the United States. In addition, First National Bank enters into Federal Funds transactions with its principal correspondent banks, and acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from First National Bank to another bank.

The following table presents the estimated fair value of First National Bank’s available for sale investments at the dates indicated.

	At June 30, 2003	At December 31,
		2002	2001
Investments available for sale
Obligations of U.S. Treasury and other U.S. agencies	$1,883	$1,622	$1,617
Mortgage backed securities and collateralized mortgage obligations	3,439	5,610	2,397
Corporate bonds	283	281	515

Total	$5,605	$7,513	$4,529

The maturities and weighted average yields of the investment securities portfolio at June 30, 2003 are presented in the following table, excluding the effects of prepayments:

	Amount (in thousands)	Weighted Average Yield (1)
Investments available for sale
Obligations of U.S. Treasury and other U.S. agencies
0 – 1 year	$109.9	1.70%
Over 1 through 5 years	1,770.7	2.67%
Over 5 years	0	0
Over 10 years	0	0
Mortgage-backed securities and collateralized mortgage obligations
0 – 1 year	0	0
Over 1 through 5 years	697.4	3.24%
Over 5 years	116.2	4.9%
Over 10 years	2,539.3	3.25%
Corporate bonds
0 – 1 year	0	0
Over 1 through 5 years	282.8	6.56%
Over 5 years	0	0
Over 10 years	0	0

(1)	First National Bank has not invested in any tax-exempt obligations.

Interest Rate Sensitivity. Net interest income, First National Bank’s primary source of earnings, fluctuates with significant interest rate movements. To lessen the impact of these margin swings, the balance sheet should be structured so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalances in these repricing opportunities at any point in time constitute interest rate sensitivity.

Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities, at a given time interval. The general objective of gap management is to actively manage rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management generally attempts to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize First National Bank’s overall interest rate risks.

The asset mix of the balance sheet is continually evaluated in terms of several variables: yield, credit quality, and appropriate funding sources and liquidity. To effectively manage the liability mix of the balance sheet, there should be a focus on expanding the various funding sources. The interest rate sensitivity position at June 30, 2003 is presented in the following table. The difference between rate sensitive assets and rate sensitive liabilities, or the interest rate sensitivity gap, is shown at the bottom of the table. Since all interest rates and yields do not adjust at the same velocity, the gap is only a general indicator of rate sensitivity.

	Within three months	After three months but within six months	After six months but within one year	After one year but within five years	After five years	Total
	(dollar amounts in thousands)
Earning Assets:
Loans	$22,294	$1,613	$6,480	$13,879	$7,937	$52,203
Available-for-sale debt securities	1,531	0	0	3,766	308	5,605
Federal funds sold	2,996	0	0	0	0	2,996

Total earning assets	$26,821	$1,613	$6,480	$17,645	$8,245	$60,804

Supporting Sources of Funds:
FHLB	2,067					2,067
Reverse repurchase agreements	1,900					1,900
Non Interest bearing demand	647	647	1,295	4,140	1,364	8,093
Money Market	1,363	1,363	2,834	5,582	850	11,992
NOW	563	563	912	1,517	703	4,258
Savings	112	112	225	694	213	1,356
Certificates, $100M and under	2,894	2,351	2,530	3,117	0	10,892
Certificates, $100M and over	3,203	2,699	5,928	8,136	0	19,966

Total interest bearing liabilities	$12,749	$7,735	$13,724	$23,186	$3,130	$60,524

Interest rate sensitivity gap	$14,072	$(6,122)	$(7,244)	$(5,541)	$5,115	$280

Cumulative gap	$14,072	$7,950	$706	$(4,835)	$280
Interest rate sensitivity gap ratio	2.10	0.21	0.47	0.76	2.63
Cumulative interest rate sensitivity gap ratio	2.10	1.39	1.02	0.92	1.00

As evidenced by the table above, at June 30, 2003, First National Bank was asset sensitive within one year, liability sensitive between one and five years, and neutral after five years. In an increasing interest rate environment, an asset sensitive position (a gap ratio of greater than 1.0) is generally more advantageous since assets are repriced sooner than liabilities. Conversely, in a declining interest rate environment, a liability sensitive position (a gap of less than 1.0) is generally more advantageous as liabilities are repriced sooner than assets. With respect to First National Bank, an increase in interest rates would result in higher earnings while a decrease in interest rates will reduce earnings. This assumes, however, that all other factors affecting income remain constant.

As First National Bank continues to grow, management will continuously structure its rate sensitivity position to best hedge against rapidly rising or falling interest rates. The bank’s Asset/Liability Committee meets on a monthly basis and develops management’s strategy for the upcoming period. Such strategy includes anticipations of future interest rate movements.

Liquidity. Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. Bank deposits grew to $56.6 million at June 30, 2003. Below are the pertinent liquidity balances and ratios at the dates indicated.

	At June 30, 2003	At December 31,
		2002	2001
	(in thousands)
Cash and cash equivalents	$1,972	$2,474	$1,129
Securities available for sale	5,605	7,514	4,529
CDs over $100,000 to total deposits ratio	35%	41%	41%
Loan to deposit ratio	92%	98%	99%
Brokered deposits	$16,447	$16,128	$11,193

Cash and cash equivalents are the primary source of liquidity. At June 30, 2003, cash and cash equivalents amounted to $1.97 million, representing 2.95% of total assets. Securities available for sale provide a secondary source of liquidity. At June 30, 2003 one security for $110,000 of First National Bank’s security portfolio was scheduled to mature prior to June 30, 2004.

At June 30, 2003, large denomination certificates of deposits accounted for 35.30% of total deposits. Large denomination CDs are generally more volatile than other deposits. As a result, management continually monitors the competitiveness of the rates it pays on its large denomination CDs and periodically adjusts its rates in accordance with market demands. Significant withdrawals of large denomination CDs may have a material adverse effect on First National Bank’s liquidity.

Brokered deposits are deposit instruments, such as certificates of deposit, deposit notes, bank investment contracts and certain municipal investment contracts that are issued through brokers and dealers who then offer and/or sell these deposit instruments to one or more investors. As of June 30, 2003, First National Bank had $16.45 million in brokered deposits in its portfolio.

Management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in First National Bank’s liquidity increasing or decreasing in any material way in the foreseeable future.

Return on Equity and Assets

Returns on average consolidated assets and average consolidated equity for the periods indicated are as follows:

	Six months ended June 30,		Year ended December 31,
	2003	2002	2002	2001
Return on average assets	0.94%	0.19%	0.43%	.35%
Return on average equity	10.28%	2.18%	3.93%	1.90%
Average equity to average assets ratio	9.15%	11.47%	11.06%	18.00%
Dividend payout ratio	0.00%	0.00%	0.00%	0.00%

Capital Adequacy

There are two primary measures of capital adequacy for banks: (i) risk-based capital guidelines and (ii) the leverage ratio.

The risk-based capital guidelines measure the amount of a bank’s required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two “tiers.” Tier 1 capital consists of common shareholders’ equity, non-cumulative and cumulative

(bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

The second measure of capital adequacy relates to the leverage ratio. The OCC has established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. For banks that are not rated CAMELS 1 by their primary regulator, the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1 to 2 percent, depending upon risk profiles and other factors.

The table below illustrates First National Bank’s regulatory capital ratios at June 30, 2003 and December 31, 2002.

	June 30, 2003	December 31, 2002	Minimum regulatory requirement
Tier 1 risk-based capital ratio	9.6%	10.2%	4.0%
Total risk-based capital ratio	10.7%	11.3%	8.0%
Leverage ratio	9.3%	9.8%	4.0%

The above ratios indicate that the capital positions of First National Bank are sound and that it is well positioned for future growth.

Short-Term Borrowings

First National Bank’s short-term borrowings consist of advances and repurchase agreements, as described in the table below. At February 12, 2003, First National Bank had access to Federal Home Loan Bank (FHLB) advances of up to $8.1 million.

	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2002	2001
FHLB Advances(1)
Balance at end of period	$2,067,000	$2,000,000	$3,300,000	$1,500,000
Weighted average interest rate	1.20%	1.96%	1.30%	1.88%
Maximum outstanding at any month-end	$3,005,000	$2,250,000	$3,300,000	$1,500,000
Average balance during period	$1,558,397	$2,204,834	$1,568,178	$993,835
Average interest rate during period	1.46%	1.97%	1.97%	3.88%
Repurchase Agreements(2)
Balance at end of period	$1,900,000	$2,000,000	$3,005,000	$1,972,00
Weighted average interest rate	1.40%	2.00%	1,95%	2.15%
Maximum outstanding at any month-end	$2,250,000	$3,300,000	$3,005,000	$1,972,000
Average balance during period	$2,365,414	$1,985,545	$1,995,610	$1,972,000
Average interest rate during period	1.33%	2.00%	1.98%	2.15%

(1)	The advances mature annually.
(2)	Repurchase agreements generally mature within 30 to 90 days of the transaction date.

FIRST NATIONAL BANK MANAGEMENT

Directors

The board of directors of First National Bank presently consists of twelve members, each of whom has served as a director since the bank’s organization in 1998. Directors of First National Bank are elected at each annual meeting of shareholders to hold office until the next annual meeting. The following table provides certain information relating to the directors of First National Bank, including each director’s primary occupation during the past five years:

Name	Age	Primary Occupation During Last Five Years
Timothy M. O’Keefe	54	President and Chief Executive Officer, First National Bank

Vasant P. Bhide	61	President, Bhide & Hall Architects; President, Corinthian, Inc. (general contractor)

Benny L. Cleghorn	62	President, Gate Concrete Products Company

Philip H. Curry	38	Self-employed real estate developer

William H. Davis	69	President and Chief Executive Officer, Gilman Building Products since 1999; President, Gilman Paper from 1983 to 2000; Chairman and Chief Executive Officer, FNBI, from 1996 - present

Robert L. Mathews	70	President, Bob Mathews Construction Company

David G. Moffat	50	President, FNB-St. Marys

Thomas I. Stafford, III	35	Manager of Supply Chain Operations, Georgia Pacific

Kenneth W. Suggs	52	Chief Executive Officer, Allstate Steel Company

Michael L. Davis	31	Construction Engineer, Lockheed Martin since February 2002; President, Davis Investments Company Ltd. since July 2000, Project Engineer, Smurfit Stone Container from May 1996 to July 2000

Roscoe H. Mullis	67	President, Roscoe Mullis, CPA, PC; Senior Partner, Mullis, Crews & Konrad (accounting) since 1999

Vernon W. Williford	43	Vice president, JB Coxwell Contracting, Inc. (road construction)

Executive Officers

The following table sets forth the name and position of each of the executive officers of First National Bank.

Name	Position(s)
Timothy M. O’Keefe	President and Chief Executive Officer

Robert K. Beaty	Chief Lending Officer

Julie M. Davis	Chief Financial Officer and Cashier

Mr. O’Keefe and Ms. Davis have each held their respective positions with First National Bank for the last five years. Prior to joining the bank in June 1999, Mr. Beaty was a vice president of commercial real estate lending for Southtrust Bank in Jacksonville, Florida.

William H. Davis is the father of Michael L. Davis and Julie M. Davis.

FIRST NATIONAL BANK EXECUTIVE COMPENSATION

The following table provides certain summary information for each of the last three fiscal years concerning compensation paid or accrued by First National Bank to or on behalf of First National Bank’s Chief Executive Officer. No other executive officers of First National Bank received salary and bonus in excess of $100,000 during 2002.

Annual Compensation
Name	Year	Salary	Bonus
Timothy M. O’Keefe	2002 2001 2000	$85,000 75,000 70,000	$11,000 12,000 7,000

No stock options were exercised by Mr. O’Keefe during 2002. The following table presents information regarding the value of unexercised options held at December 31, 2002 by Mr. O’Keefe.

Year-End Option Values

Name	Number of Unexercised Options at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/ Unexercisable(1)
Timothy M. O’Keefe	1,200/2,800	$12,000/$28,000

(1)	Dollar values calculated by determining the difference between the estimated fair market value of the First National Bank’s common stock at December 31, 2002 and the exercise price of such options.

The following table provides information regarding grants of stock options to First National Bank’s executive officers during 2002:

2002 Option Grants

Name	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in 2002	Expiration Date	Exercise Price
Timothy M. O’Keefe	1,000	52.6%	1/1/09	$30.00

Employment Agreement

Timothy M. O’Keefe serves as First National Bank’s President and Chief Executive Officer pursuant to an employment agreement dated August 1998. Mr. O’Keefe receives a salary at a minimum annual rate of $70,000 (which has been increased to $95,000 currently by the board of directors), the use of an automobile, and medical insurance. Mr. O’Keefe’s employment is terminable at will by the Bank, with or without cause; however, if Mr. O’Keefe is terminated for any reason other than willful or gross neglect of his duties as President of First National Bank, he is entitled to receive a severance payment equal to six months’ salary.

Mr. O’Keefe received stock options to purchase 1,500 shares of common stock of First National Bank at a purchase price of $20 per share under the employment agreement. The options become exercisable at the rate of 300 options per year over five years, commencing on the date First National Bank commenced business. All of the options expire seven years from the date of the employment agreement.

Compensation of Directors

Members of First National Bank’s Board of Directors receive fees of $400 per board meeting attended and $200 per committee meeting attended.

FIRST NATIONAL BANK STOCK OWNERSHIP

The following table sets forth information as of August 31, 2003 with respect to ownership of the outstanding common stock of First National Bank by (i) all persons known to First National Bank to beneficially own more than five percent of the outstanding common stock of First National Bank, (ii) each director and executive officer of First National Bank, and (iii) all directors and executive officers of First National Bank, as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
Vasant P. Bhide	5,000		1.7%
Philip H. Curry	6,250		2.1%
Benny L. Cleghorn	8,650		2.9%
Michael L. Davis	1,000		*
William H. Davis(3)	120,000		40.0%
Robert L. Matthews	5,000		1.7%
David G. Moffat	5,000		1.7%
Roscoe Mullis	6,850		2.2%
Timothy M. O’Keefe	1,400	(4)	*
Thomas I. Stafford, III	7,000		*
Kenneth W. Suggs	5,000		1.7%
Vernon W. Williford	15,000		5.0%
Julie M. Davis	2,214		*
Robert K. Beaty	200		*
George Helow(5)	29,900		10.0%
All directors and executive officers as a group (14 persons)	183,164	(4)	61.2%

*	Less than 1%.
(1)	Except as otherwise indicated, each person named in this table possesses sole voting and investment power with respect to the shares beneficially owned by such person. “Beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes options which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.
(2)	The percentages are based upon 300,000 shares outstanding.
(3)	Mr. Davis’ address is 295 Marsh Lane Drive, Fernandina Beach, Florida 32304.
(4)	Includes 900 shares subject to presently exercisable options.
(5)	Mr. Helow’s address is 8118 Summitt Ridge Lane, Jacksonville, Florida 32256.

DESCRIPTION OF FNBI CAPITAL STOCK AND FIRST NATIONAL BANK CAPITAL STOCK

FNBI Common Stock

General. FNBI is authorized to issue 9,000,000 shares of FNBI common stock, $0.001 par value per share, of which 486,762 shares were outstanding as of June 30, 2003. FNBI acts as the transfer agent and registrar for its common stock. There is no established trading market for shares of FNBI common stock.

As of June 30, 2003, 32,324 shares of FNBI common stock were reserved for issuance under outstanding options and 204,000 shares were reserved for issuance in connection with the merger. After taking into account these reserved shares, the number of authorized shares of FNBI common stock available for other corporate purposes as of June 30, 2002 was 8,726,914 shares.

Voting and Other Rights. The holders of FNBI common stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes.

In the event of liquidation, holders of FNBI common stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of the holders of any FNBI preferred stock then outstanding.

FNBI common stock does not carry any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNBI common stock are, and upon issuance the shares of FNBI common stock to be issued to shareholders of First National Bank will be, validly issued, fully paid and nonassessable.

Distributions. The holders of FNBI common stock are entitled to receive such dividends or distributions as the FNBI Board may declare out of funds legally available for such payments. The payment of distributions by FNBI is subject to the restrictions of Georgia law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNBI preferred stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

The ability of FNBI to pay distributions is affected by the ability of its subsidiaries, FNB-St. Marys and FNIA, to pay dividends. The ability of FNB-St. Marys to pay dividends is subject to bank regulatory requirements and capital guidelines.

FNBI Preferred Stock

General. FNBI is authorized to issue 1,000,000 shares of preferred stock, $0.001 par value per share. The FNBI Board has the authority to issue FNBI preferred stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of FNBI preferred stock. Any shares of FNBI preferred stock which may be issued may rank prior to shares of FNBI common stock as to payment of dividends and upon liquidation. FNBI currently has no shares of preferred stock issued and outstanding.

First National Bank Common Stock

The authorized capital stock of the First National Bank consists of 10,000,000 shares of common stock, $10.00 par value, of which 300,000 shares were issued and outstanding at June 30, 2003. The bank has only one class of securities and acts as its own transfer agent and registrar.

Voting Rights. Pursuant to applicable federal law, the holders of the First National Bank’s common stock have cumulative voting rights with respect to the election of directors. Accordingly, in all elections of directors, each shareholder has the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. Shareholders of First National Bank are entitled to one vote per share on all other matters submitted to a vote of the shareholders.

Dividend Rights. Shareholders are entitled to receive such dividends as may be declared by the Board of Directors of the Bank with respect to the common stock out of funds legally available for payment of dividends. See “Information About First National Bank—Dividends.”

Vote Required to Amend Articles of Association and for Certain Transactions. The Articles of Association of the Bank may be amended by the affirmative vote of the holders of a majority of the shares outstanding, except that, pursuant to federal law, any amendment that would increase or decrease the common stock of First National Bank requires the affirmative vote of the holders of two-thirds of the outstanding shares of common stock. Applicable federal law provides that any proposal to merge, consolidate, or liquidate First National Bank would require the affirmative vote of the holders of two-thirds of the outstanding shares. A shareholder who votes against conversion, merger, or consolidation, or who gives written notice to First National Bank of dissent to such a transaction shall be entitled to receive in cash the appraised value of his shares upon the consummation of such a transaction and upon surrender of his stock certificate. See “The Merger—Dissenters’ Rights.”

Preemptive Rights. First National Bank’s Articles of Association provide that if additional shares of common stock are offered for sale, each shareholder of the Bank is entitled to subscribe for such additional shares in proportion to the number of shares of common stock owned by him or her at the time the offering is authorized.

Liquidation Rights. If First National Bank is liquidated, the holders of the common stock are entitled to share ratably in the assets of First National Bank remaining after the payment of all its obligations. A national bank may be liquidated and closed by a vote of the holders of two-thirds of its outstanding common stock. For a liquidation to be effected, as a whole or in part, through the sale of all or a portion of First National Bank’s assets to another bank and the assumption by the purchasing bank of all or a portion of the deposit liabilities of First National Bank, the approval of shareholders owning two-thirds of First National Bank’s outstanding common stock must be obtained, unless an emergency exists, in which case the OCC may waive the requirement for shareholder approval. A national bank also may be liquidated and closed in certain events by order of the OCC.

Assessability. First National Bank’s common stock is subject to assessment by the OCC under the National Bank Act, which provides that if the capital stock of a national bank is impaired by losses and otherwise (a bank’s capital is impaired when its accumulated losses exceed its surplus), the OCC may require payment of the deficiency by pro rata assessment upon the shareholders. If any shareholder fails to pay any such assessment after three months notice, the stock of such shareholder, to the extent necessary, shall be sold to make good the deficiency. Such stock would be sold at public auction and the assessment would be limited to proceeds of such sale. The OCC, however, has not invoked its assessment authority in recent times.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma balance sheet as of June 30, 2003 combines the historical consolidated balance sheets of FNBI and First National Bank as if the merger had been effective on June 30, 2003, after giving effect to certain adjustments described in the accompanying notes.

The unaudited pro forma statements of income for the six months ended June 30, 2003, and for the year ended December 31, 2002 present the combined results of operations of FNBI and First National Bank on a purchase basis, after giving effect to certain adjustments described in the accompanying notes.

The unaudited pro forma financial statements and accompanying notes reflect the application of the purchase method of accounting for the merger. Under this method of accounting, the recorded assets, liabilities, shareholders’ equity, income and expenses of the two entities are combined. FNBI’s balance sheet is reflected in historical amounts, while First National Bank’s balance sheet is presented at its fair market value.

FIRST NATIONAL BANC, INC.

FIRST NATIONAL BANK

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

June 30, 2003

	First National Banc, Inc.	First National Orange Park	Pro Forma Acquisition Adjustments		Pro Forma Combined
ASSETS
Cash and due from banks	$6,368,599	$1,972,258			$8,340,857
Federal funds sold		2,996,000			2,996,000
Interest bearing deposits in other banks	1,749,518				1,749,518
Securities available-for-sale	11,603,904	5,605,189			17,209,093
Loans	105,900,255	52,203,498			158,103,753
Less allowance for loan losses	(1,370,009)	(652,595)			(2,022,604)
Loans, net
Premises and equipment	2,903,007	4,011,438	(346,341	)C	6,568,104
Other investments	802,286	305,300	(26,286	)B	1,081,300
Core deposit intangibles			1,332,979	C	1,332,979
Goodwill			2,722,202	D	2,722,202
Foreclosed real estate	1,756,505				1,756,505
Other assets	1,141,204	335,089			1,476,293

	$130,855,269	$66,776,177	$3,682,554		$201,314,000

LIABILITIES
Deposits	$102,103,687	$56,558,464			$158,662,151
Borrowings	17,382,000	3,967,000			21,349,000
Other liabilities	305,905	417,810	335,457	C	1,059,172

	119,791,592	60,943,274	335,457		181,070,323

SHAREHOLDERS’ EQUITY
Common stock	492		204	A	696
Additional paid-in-capital	7,124,512		9,179,796	A	16,304,308
Retained earnings	4,129,130				4,129,130
Accumulated other comprehensive income	78,313				78,313
Treasury stock	(268,770)				(268,770)

Common stock		3,000,000	(3,000,000	)B
Additional paid-in-capital		2,969,480	(2,969,480	)B
Retained earnings		(189,656)	189,656	B
Accumulated other comprehensive income		53,079	(53,079	)B

	11,063,677	5,832,903	3,347,097		20,243,677

	$130,855,269	$66,776,177	$3,682,554		$201,314,000

FIRST NATIONAL BANC, INC.

FIRST NATIONAL BANK

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

For The Six Months Ended June 30, 2003

	First National Banc, Inc.	First National Orange Park	Pro Forma Acquisition Adjustments		Pro Forma Combined
Interest income	$3,948,765	$1,943,853			$5,892,618
Interest expense	1,607,699	643,740			2,251,439

Net interest income	2,341,066	1,300,113			3,641,179
Provision for loan losses	169,916	86,100			256,016

Net interest income after provision for loan losses	2,171,150	1,214,013			3,385,163

Non-interest income	1,127,884	168,422			1,296,306

Non-interest expenses	2,196,947	1,059,528	(5,772	)E	3,250,703
Amortization of intangible assets			66,649	F	66,649

Total non-interest expenses	2,196,947	1,059,528	60,877		3,317,352

Income before provision for income taxes	1,102,087	322,907	(60,877)		1,364,117
Provision for income taxes	425,903	30,000	(20,698	)G	435,205

Net income	$676,184	$292,907	$(40,179)		$928,912

Earnings per share:
Basic	$1.39	$0.98			$1.34

Diluted	$1.37	$0.97			$1.33

Weighted average common shares outstanding:
Basic	486,865	300,000			690,865

Diluted	493,890	302,897			699,860

FIRST NATIONAL BANC, INC.

FIRST NATIONAL BANK

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

For The Year Ended December 31, 2002

	First National Banc, Inc.	First National Orange Park	Pro Forma Acquisition Adjustments		Pro Forma Combined
Interest income	$8,322,241	$3,267,299			$11,589,540
Interest expense	3,622,371	1,241,782			4,864,153

Net interest income	4,699,870	2,025,517			6,725,387
Provision for loan losses	592,347	273,056			865,403

Net interest income after provision for loan losses	4,107,523	1,752,461			5,859,984

Non-interest income	2,036,229	254,151			2,290,380

Non-interest expenses	4,119,453	1,781,837	(11,545	)E	5,889,745
Amortization of intangible assets			133,298	F	133,298

Total non-interest expenses	4,119,453	1,781,837	121,753		6,023,043

Income before provision for income taxes	2,024,299	224,775	(121,753)		2,127,321
Provision for income taxes	695,393	12,827	(41,396	)G	666,824

Net income	$1,328,906	$211,948	$(80,357)		$1,460,497

Earnings per share:
Basic	$2.74	$0.71			$2.12

Diluted	$2.69	$0.70			$2.09

Weighted average common shares outstanding:
Basic	485,595	300,000			689,595

Diluted	493,831	301,179			698,633

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of the operations in future periods or the future financial position of the combined company. It is anticipated that the merger will be completed by December 31, 2003.

Note 1—Basis of Presentation and First National Bank Acquisition

Basis of Presentation. The unaudited pro forma condensed combined financial statements give effect to the merger accounted for as a purchase.

First National Bank Acquisition. Upon completion of the merger, each share of First National Bank common stock is assumed to be converted into 0.68 shares of FNBI common stock. The merger agreement provides that 100% of the total consideration received by First National Bank shareholders in exchange for their First National Bank common stock will be shares of FNBI common stock.

The pro forma balance sheet reflects the proposed exchange as if it had occurred on June 30, 2003, based on an estimated market value of FNBI common stock on that date of $45.00 per share. This estimate will be refined and updated as of the effective date of the merger and may be more or less than the value indicated in these Pro Forma Condensed Combined Financial Statements, depending upon the operating results from June 30, 2003 to the effective date of the merger, changes in market conditions and other factors. For purposes of these Pro Forma Condensed Combined Financial Statements, it is assumed that the purchase price for the First National Bank common stock is paid as follows:

100%, or 300,000, of the outstanding shares of First National Bank common stock on June 30, 2003 are exchanged for FNBI common stock at an exchange ratio of 0.68 shares of FNBI common stock for each share of First National Bank common stock, resulting in the issuance of 204,000 shares of FNBI common stock.

Transaction costs incurred in the merger are assumed to be $26,286 for FNBI. All such costs for FNBI are assumed to have been paid as of the merger date.

Described below is the pro forma estimate of the total purchase price of the transaction as well as the adjustment to allocate the purchase price based on preliminary estimates of the fair values of the assets and liabilities of First National Bank:

Estimated fair value of FNBI shares to be issued	$9,180,000
Direct costs of merger incurred by FNBI through June 30, 2003	26,286

Total purchase price	9,206,286
Less adjusted net assets of First National Bank	(6,484,084)

Goodwill	$2,722,20

First National Bank equity at June 30, 2003	$5,832,903
Adjustments for fair value of assets acquired and liabilities assumed	651,181

Adjusted net assets of First National Bank	$6,484,084

Fair value adjustments—First National Bank
Premises and equipment	$(346,341)
Core deposit intangible	1,332,979
Deferred taxes	(335,457)

$651,181

Note 2—Description of Pro Forma Acquisition Adjustments

The purchase accounting and pro forma adjustments related to the unaudited pro forma condensed combined balance sheet and income statement are described below:

A.	Issuance of 204,000 shares of FNBI (300,000 x 0.68) at $0.001 par value with an effective date value of $45.00 per share.

B.	To eliminate First National Bank equity accounts.

C.	To record fair value adjustments to First National Bank assets acquired and liabilities assumed.

D.	To record goodwill.

E.	To record depreciation of the fair market value adjustment to real property using the straight-line method over a thirty-year life.

F.	To record amortization of the core deposit intangible using the straight-line method over a ten-year life.

G.	To adjust income tax expense at a rate of 34% applied to the foregoing adjustments to income before income taxes.

REGULATORY MATTERS

Both FNBI and First National Bank are subject to extensive state and federal banking regulations that impose restrictions on and provide for general regulatory oversight of their respective operations. These laws are generally intended to protect depositors and not shareholders. The following discussion describes the material elements of the regulatory framework.

General

As a bank holding company, FNBI is subject to the Bank Holding Company Act of 1956, which places FNBI under the supervision of the Board of Governors of the Federal Reserve System. FNBI is required to file annual reports with the Federal Reserve and must provide it with such additional information as it may require. In addition, the Federal Reserve will periodically examine both FNBI and FNB-St. Marys.

As national banks, First National Bank and FNB-St. Marys are subject to the National Bank Act and are supervised and regulated by the OCC.

Bank Holding Company Regulation

In general, the Bank Holding Company Act limits bank holding company business to owning or controlling banks and engaging in other banking-related activities. Bank holding companies must obtain the Federal Reserve Board’s approval before they:

•	acquire direct or indirect ownership or control of any voting shares of any bank that results in total ownership or control, directly or indirectly, of more than 5% of the voting shares of such bank;

•	merge or consolidate with another bank holding company; or

•	acquire substantially all of the assets of any additional banks.

Subject to certain state laws, a bank holding company that is adequately capitalized and adequately managed may acquire the assets of both in-state and out-of-state banks. Under the Gramm-Leach-Bliley Act, a bank holding company meeting certain qualifications may apply to the Federal Reserve Board to become a financial holding company, and thereby engage, directly or through a subsidiary, in certain activities deemed financial in nature, such as securities brokerage and insurance underwriting.

With certain exceptions, the Bank Holding Company Act prohibits bank holding companies from acquiring direct or indirect ownership or control of voting shares in any company that is not a bank or a bank holding company unless the Federal Reserve Board determines such activities are incidental or closely related to the business of banking.

The Change in Bank Control Act of 1978 requires a person, or group of persons acting in concert, acquiring “control” of a bank holding company to provide the Federal Reserve Board with 60 days’ prior written notice of the proposed acquisition. Following receipt of this notice, the Federal Reserve Board has 60 days (or up to 90 days if extended) within which to issue a notice disapproving the proposed acquisition. In addition, any “company” must obtain the Federal Reserve Board’s approval before acquiring 25% (5% if the “company” is a bank holding company) or more of the outstanding shares or otherwise obtaining control over a bank holding company.

Financial Services Modernization

The laws and regulations that affect banks and bank holding companies underwent significant changes as a result of the Financial Services Modernization Act of 1999, also known as the Gramm-Leach-Bliley Act of 1999. Generally, the act (i) repealed the historical restrictions on preventing banks from affiliating with securities firms, (ii) provided a uniform framework for the activities of banks, savings institutions and their holding companies, (iii) broadened the activities that may be conducted by national banks and banking subsidiaries of bank holding companies, (iv) provided an enhanced framework for protecting the privacy of consumers’ information and (v)

addressed a variety of other legal and regulatory issues affecting both day-to-day operations and long-term activities of financial institutions.

Bank holding companies may now engage in a wider variety of financial activities than permitted under previous law, particularly insurance and securities activities. In addition, in a change from previous law, a bank holding company may be owned, controlled or acquired by any company engaged in financially related activities, so long as such company meets certain regulatory requirements. The act also permits national banks, and certain state banks, either directly or through operating subsidiaries, to engage in certain non-banking financial activities.

Transactions with Affiliates

Under the Federal Reserve Act, transactions between affiliates are subject to certain restrictions. Generally, the Federal Reserve Act limits the extent to which a financial institution or its subsidiaries may engage in “covered transactions” with an affiliate. It also requires all transactions with an affiliate, whether or not “covered transactions,” to be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions.

Tie-In Arrangements

Financial institutions cannot engage in certain tie-in arrangements in connection with any extension of credit, sale or lease of property or furnishing of services. For example, with certain exceptions, a financial institution may not condition an extension of credit on either a requirement that the customer obtain additional services provided by the institution, or an agreement by the customer to refrain from obtaining other services from a competitor of the institution. The Federal Reserve Board has adopted exceptions to its anti-tying rules that allow banks greater flexibility to package products with their affiliates. These exceptions were designed to enhance competition in banking and non-banking products and to allow banks and their affiliates to provide more efficient, lower cost service to their customers.

Community Reinvestment Act

The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their jurisdiction, the OCC evaluate the record of the financial institutions in meeting the credit needs of local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those banks. These factors are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility.

Insider Credit Transactions

National banks are also subject to certain restrictions imposed by the Federal Reserve Act on extensions of credit to executive officers, directors, principal shareholders, or any related interests of such persons. Extensions of credit must be made on substantially the same terms, including interest rates and collateral, and follow credit underwriting procedures that are not less stringent than those prevailing at the time for comparable transactions with persons not covered above and who are not employees. Also, such extensions of credit must not involve more than the normal risk of repayment or present other unfavorable features.

Federal Deposit Insurance Corporation Improvement Act

Under the Federal Deposit Insurance Corporation Improvement Act of 1991, each federal banking agency has prescribed, by regulation, noncapital safety and soundness standards for institutions under its authority. These standards cover internal controls, information systems, and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, such other operational and managerial standards as the agency determines to be appropriate, and standards for asset quality, earnings and stock valuation.

Interstate Banking and Branching

The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 permits nationwide interstate banking and branching under certain circumstances. This legislation generally authorizes interstate branching and relaxes federal law restrictions on interstate banking. Currently, bank holding companies may purchase banks in any state, and states may not prohibit such purchases. Additionally, banks are permitted to merge with banks in other states as long as the home state of neither merging bank has “opted out.” The Interstate Act requires regulators to consult with community organizations before permitting an interstate institution to close a branch in a low-income area. Under recent Federal Deposit Insurance Corporation regulations, banks are prohibited from using their interstate branches primarily for deposit production. The Federal Deposit Insurance Corporation has accordingly implemented a loan-to-deposit ratio screen to ensure compliance with this prohibition.

Georgia has “opted in” to the Riegle-Neal Interstate Banking and Branching Efficiency Act and allows in-state banks to merge with out-of-state banks subject to certain requirements. Georgia law generally authorizes the acquisition of an in-state bank by an out-of-state bank by merger with a Georgia financial institution that has been in existence for at least three years prior to the acquisition. With regard to interstate bank branching, out-of-state banks that do not already operate a branch in Georgia may not establish de novo branches in Georgia.

Deposit Insurance

The deposits of a national bank will be insured to a maximum of $100,000 per depositor through a fund administered by the Federal Deposit Insurance Corporation. All insured banks are required to pay semi-annual deposit insurance premium assessments to the Federal Deposit Insurance Corporation.

Capital Adequacy

Federal bank regulatory agencies use capital adequacy guidelines in the examination and regulation of bank holding companies and banks. If capital falls below minimum guideline levels, the holding company or bank may be denied approval to acquire or establish additional banks or nonbank businesses or to open new facilities.

The Federal Deposit Insurance Corporation and Federal Reserve use risk-based capital guidelines for banks and bank holding companies. These are designed to make such capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. The guidelines are minimums, and the Federal Reserve has noted that bank holding companies contemplating significant expansion programs should not allow expansion to diminish their capital ratios and should maintain ratios well in excess of the minimum. The current guidelines require all bank holding companies and federally-regulated banks to maintain a minimum risk-based total capital ratio equal to 8%, of which at least 4% must be Tier 1 capital. Tier 1 capital for bank holding companies includes common shareholders’ equity, certain qualifying perpetual preferred stock and minority interests in equity accounts of consolidated subsidiaries, less intangibles except as described above.

The Federal Reserve also employs a leverage ratio, which is Tier 1 capital as a percentage of total assets less intangibles, to be used as a supplement to risk-based guidelines. The principal objective of the leverage ratio is to constrain the maximum degree to which a bank holding company may leverage its equity capital base. The Federal Reserve requires a minimum leverage ratio of 3%. However, for all but the most highly rated bank holding companies and for bank holding companies seeking to expand, the Federal Reserve expects an additional cushion of at least 1% to 2%.

The Federal Deposit Insurance Corporation Improvement Act created a statutory framework of supervisory actions indexed to the capital level of the individual institution. Under regulations adopted by the Federal Deposit Insurance Corporation, an institution is assigned to one of five capital categories depending on its total risk-based capital ratio, Tier 1 risk-based capital ratio, and leverage ratio, together with certain subjective factors. Institutions which are deemed to be “undercapitalized” depending on the category to which they are assigned are subject to certain mandatory supervisory corrective actions.

Privacy

Banks are required to disclose their policies for collecting and protecting confidential information. Customers generally may prevent financial institutions from sharing nonpublic personal financial information with nonaffiliated third parties except under narrow circumstances, such as the processing of transactions requested by the consumer or when the financial institution is jointly sponsoring a product or service with a nonaffiliated third party. Additionally, financial institutions generally may not disclose consumer account numbers to any nonaffiliated third party for use in telemarketing, direct mail marketing or other marketing through electronic mail to consumers.

COMPARISON OF SHAREHOLDER RIGHTS

After the merger, shareholders of First National Bank, other than any shareholders who exercise dissenters’ rights, will become shareholders of FNBI. Their rights will be governed by FNBI’s Articles of Incorporation and Bylaws and the Georgia Business Corporation Code (“GBCC”) rather than by First National Bank’s Articles of Association and Bylaws and the National Bank Act. The following summary, which is not a complete statement of all differences between the rights of the holders of FNBI stock and First National Bank stock, discusses differences between FNBI’s Articles of Incorporation and Bylaws and First National Bank’s Articles of Association and Bylaws and differences between the GBCC and the National Bank Act.

Number, Qualification and Election of Directors

FNBI. Under the GBCC, directors must be at least 18 years of age but need not be shareholders of the corporation or Georgia residents unless the corporation’s Articles of Incorporation or Bylaws require so. The GBCC provides that a corporation’s Articles of Incorporation and Bylaws may impose additional qualifications for directors.

The FNBI Articles of Incorporation provide for the FNBI board to consist of not less than five nor more than 25 directors, with the exact number to be determined from time to time by the board or the shareholders of FNBI. FNBI directors are elected annually by the shareholders to serve until the following annual meeting.

First National Bank. The National Bank Act requires that a bank’s board must consist of at least five, but no more than 25 elected directors. Each director must be a U.S. citizen during his entire term of service, and at least a majority of the directors must have lived, for at least one year before their election and during their entire term of service as a director, either within the state in which the bank is located or within 100 miles of the bank. In addition, each director must own shares of the bank with an aggregate par or fair market value of at least $1,000.

Pursuant to the First National Bank Articles of Association and Bylaws, the First National Bank Board must consist of at least five and not more than 25 First National Bank shareholders, with the exact number of directors to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the First National Bank shareholders at any meeting thereof. Directors are elected by the shareholders and hold office until the next annual shareholders’ meeting. All elections of directors are conducted by cumulative voting, which means that the number of votes each shareholder may cast is determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder.

Removal of Directors; Filling Vacancies on the Board of Directors

FNBI. Under the GBCC, a corporation’s shareholders may remove any or all of the corporation’s directors with or without cause, unless the corporation’s Articles of Incorporation provide that directors may only be removed for cause. FNBI’s Articles of Incorporation provide that directors may be removed with or without cause by the holders of at least 75% of the outstanding shares of each class of stock entitled to vote in the election of directors.

Under Georgia law and FNBI’s Articles of Incorporation, vacancies on the FNBI board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors then in office. The term of each director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected.

First National Bank. The National Bank Act provides that a director of a national banking association shall hold office for one year, and until his or her successor is elected and has qualified. The one-year service requirement does not, however, prohibit resignation or removal for cause of a director within the year for which the director was appointed. A director of a national banking association must be removed, unless consent to remain a director is obtained from the FDIC, if the director is convicted of any criminal offense involving dishonesty or a breach of trust. In addition, the OCC may remove a director if he or she violates certain banking laws or regulations.

Under First National Bank’s Articles of Association, a director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

Under the National Bank Act and First National Bank’s Articles of Association, vacancies on the board may be filled by appointment of the remaining directors, and any director so appointed will serve until the next election. The Articles of Association of First National Bank provide, however, that the board of directors may not increase the number of directors between meetings of shareholders to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or (ii) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Adjournment and Notice of Shareholder Meetings

FNBI. Under the GBCC and FNBI’s Bylaws, once a share is represented for any purpose at a meeting other than solely to object to transacting business at the meeting, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting. Holders of a majority of shares represented, who would be entitled to vote at a meeting if a quorum were present, where a quorum is not present, may adjourn such meeting. Notice of FNBI shareholder meetings must be given at least 10 and no more than 60 days before the meeting date. Unless otherwise required by the GBCC with respect to meetings at which specified actions (including, but not limited to, mergers, certain share exchanges, certain asset sales, and dissolution) will be considered, notice of an annual meeting of shareholders need not contain a description of the purpose or purposes for which the meeting is called. However, notice of a special meeting must include a description of the purpose or purposes for which the meeting is called.

The FNBI Bylaws also provide that whenever a meeting is adjourned to another time or place, it generally will not be necessary to give any notice of the adjourned meeting as long as notice of the time and place of the next meeting is given at the adjourned meeting, unless a new record date for the adjourned meeting is, or is required by law or the FNBI Bylaws, to be fixed.

First National Bank. A majority of First National Bank’s outstanding capital stock, represented in person or by proxy, constitutes a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

If an annual or special shareholders’ meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the bank becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

Call of Special Shareholder Meetings

FNBI. Under FNBI’s Articles of Incorporation and Bylaws, special meetings of the shareholders of FNBI may be called for any purpose or purposes, except to the extent otherwise required by statute, by the Chief Executive Officer or by any presiding officer of the FNBI Board. In addition, the Chief Executive Officer or Secretary of FNBI is required to call a special meeting when requested in writing by (i) two or more directors; or (ii) shareholders owning at least 25% of all shares entitled to vote on any issue to be presented at the meeting. Any such written request must be signed and dated and must state the purpose or purposes of the special meeting.

First National Bank. The First National Bank Articles of Association and Bylaws provide that special meetings of the shareholders may be called, except as otherwise specifically provided by statute, for any purpose at any time by the First National Bank Board or by any one or more shareholders holding, in the aggregate, at least 25% of the First National Bank common stock. Each special meeting, unless otherwise provided by law, must be called by mailing, postage pre-paid, at least 10 days and not more than 60 days before the date fixed for the special meeting, to each shareholder at the address appearing on the records of First National Bank, a notice stating the purpose of the special meeting.

Dividends and Distributions

FNBI. Under the GBCC, a corporation may not make a distribution if, after giving effect thereto, the corporation would be unable to satisfy its debts as they become due in the ordinary course of business or if the corporation’s total assets would be less than its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy preferential rights of shareholders whose preferential rights are superior to those of the class of shareholders receiving the dividend or other distribution. The FNBI Articles of Incorporation do not supplement or modify application of the GBCC restrictions on the payment of dividends or the making of shareholder distributions.

First National Bank. Under the National Bank Act, the directors of a national banking association may declare quarterly, semi-annual or annual dividends of the bank’s undivided profits; provided that until the bank’s surplus fund equals its common capital, no dividends may be declared unless at least 10% of the bank’s net income for the preceding six months (for quarterly or semi-annual dividends) or the preceding twelve months (for annual dividends) has been transferred to the surplus fund. In addition, OCC approval is required if the bank’s total declared dividends for any calendar year exceed its total net income combined with retained net income of the preceding two years, less any required transfers to surplus or any preferred stock retirement fund.

Indemnification of Officers and Directors

FNBI. Under the GBCC and FNBI’s Articles of Incorporation and Bylaws, FNBI may indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of FNBI against liability he incurs in connection with such proceeding, including any appeal. These indemnification rights apply if the director, officer, employee or agent acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, that such conduct was in the best interests of FNBI, and in all other cases, in a manner he reasonably believed to not be opposed to the best interests of FNBI and, with respect to criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of FNBI or, with respect to a criminal action or proceeding, had reasonable cause to believe that his action was unlawful.

FNBI must indemnify any officer, director, agent or employee who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraph against the actual and reasonable expenses of defending any such action. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director, officer, agent or employee if a determination is made that indemnification is proper under the circumstances. Such determination will be made: (i) by FNBI’s board of directors by a majority vote of disinterested directors; (ii) by a majority vote of a committee duly designated by the board of directors consisting of two or more disinterested directors; (iii) by independent legal counsel selected by specified groupings of the board of directors; or (iv) by the shareholders by a majority vote of disinterested shareholders. The reasonableness of the expenses to be indemnified is determined in the same manner as the determination of whether the indemnification is permissible. FNBI may pay expenses incurred in defending any action or proceeding in advance of the final disposition if the applicable director or officer first gives FNBI an undertaking to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by FNBI.

FNBI may purchase and maintain insurance on behalf of any director or officer against any liability asserted against the director or officer and incurred in such capacity, whether or not FNBI would have the power to indemnify the director or officer against such liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling FNBI pursuant to the foregoing provisions of the GBCC and the Articles of Incorporation and Bylaws of FNBI, FNBI has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

First National Bank. A national banking association may provide in its Articles of Association for the indemnification of directors, officers and employees for expenses reasonably incurred in actions to which the directors, officers and employees are parties or potential parties by reason of the performance of their official duties. A national banking association may not provide indemnification against expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requires affirmative action of such director, officer or employee in the form of money payments to the national banking association. A national banking association may provide in its Articles of Association for insurance covering directors, officers and employees, but must explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director or employee of the national banking association.

First National Bank’s Articles of Association provide that a person may be indemnified or reimbursed by First National Bank for reasonable expenses actually incurred in connection with any action or suit to which the person may be made a party by reason of his or her being or having been a director, officer or employee of First National Bank if (i) in connection with actions other than an action by or in the right of First National Bank he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of First National Bank and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, and (ii) in connection with actions by or in the right of First National Bank, he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of First National Bank; except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to First National Bank, unless and only to the extent that, the court in which such action, suit or proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

First National Bank’s Articles of Association provide that First National Bank may purchase insurance for the purpose of indemnifying its directors, officers and employees, whether or not First National Bank would have the power to indemnify against such liability; provided, however, First National Bank may not purchase and maintain insurance on behalf of any person for a formal order assessing civil money penalties against a director or employee of First National Bank.

Amendment of Charter Documents

FNBI. The GBCC generally requires the affirmative vote of the holders of at least a majority of the votes actually cast on an amendment to the Articles of Incorporation; provided, however, that a majority of the votes entitled to be cast on the amendment is required with respect to an amendment that would create dissenters’ rights. Under the GBCC, shareholder approval is not required for certain non-material amendments, including an amendment to change the name of the corporation. The GBCC provides that a corporation’s Bylaws may be amended or repealed by the board of directors or shareholders; provided, however, that the board may not amend or repeal the corporation’s Bylaws if the Articles of Incorporation reserve such power to the shareholders, or the shareholders, in amending or repealing the Bylaws, expressly provide that the board of directors may not amend or repeal the Bylaws or a particular bylaw provision.

The FNBI Articles of Incorporation provide that the FNBI Articles of Incorporation may generally be amended by the affirmative vote of holders of at least 50% of the shares of stock entitled to vote in the election of directors. A greater percentage is required to amend certain provisions having anti-takeover effects, as described below.

The FNBI Bylaws provide that the Bylaws may generally be amended by the board of directors, or the shareholders, provided that a bylaw that fixes a greater quorum or voting requirement for the board than the minimum required by the GBCC: (1) may be adopted, amended or repealed by the shareholders only by the affirmative vote of a majority of the votes entitled to be cast; or (2) may be adopted, amended or repealed by the directors only by a majority of the entire board. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the Board may be amended or repealed only by a specified vote of either the shareholders or the Board, if such bylaw provision so provides. The FNBI Bylaws provide that the FNBI Board may not adopt, amend, or repeal any by-law which sets a greater quorum or voting requirement for shareholders (or shareholder voting groups) than the minimum required by the GBCC. In addition, a bylaw that fixes a greater quorum or voting requirement for the FNBI Board than the minimum required by the GBCC may be amended or repealed (i) only by the shareholders if the shareholders originally adopted such bylaw and (ii) either by the FNBI Board or the shareholders if the FNBI Board originally adopted such bylaw. A bylaw adopted or amended by the shareholders that fixes a greater quorum or voting requirement for the FNBI Board may be amended or repealed only by a specified vote of either the shareholders or the FNBI Board, if such bylaw provision so provides.

First National Bank. Under the First National Bank Articles of Association and Bylaws, unless otherwise required by law, the First National Bank charter may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the First National Bank stock. The First National Bank Bylaws may be amended, altered or repealed, at any regular meeting of the First National Bank Board, by a vote of the majority of the total number of directors then serving.

Extraordinary Corporate Transactions

FNBI. Under the GBCC, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation’s assets other than in the ordinary course of business must be generally approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon unless the corporation’s Articles of Incorporation require a higher vote.

The FNBI Articles of Incorporation require the affirmative vote or consent of at least two-thirds of each class of FNBI capital stock entitled to vote in the election of directors to approve a “Covered Transaction,” unless the Covered Transaction was approved by three-fourths of the entire membership of the Board of Directors. The Articles define a Covered Transaction generally as a merger or consolidation with, or a sale of substantially all of FNBI’s assets to any person holding 5% of FNBI’s common stock, or a dissolution of FNBI. Any amendment to this supermajority voting requirement must be approved by holders of 75% of the outstanding shares of FNBI capital stock entitled to vote in the election of directors.

The FNBI Articles of Incorporation provide that any business combination with an “interested shareholder” must be approved by a majority of FNBI’s shareholders other than the interested shareholder, unless certain fair price conditions are satisfied. The Articles define an interested shareholder as the holder of greater than 5% of FNBI’s common stock.

Under Georgia law, certain “business combinations” by corporations with “interested shareholders” are subject to a moratorium of five years unless specified conditions are met. The prohibited transactions include a merger with, disposition of assets to, or the issuance of stock to, the interested shareholder, or certain transactions that have the effect of increasing the proportionate amount of the outstanding securities held by the interested shareholder. An interested shareholder may avoid the prohibition against effecting certain significant transactions with the corporation if the board of directors, prior to the time such shareholder becomes an interested shareholder, approves such transaction or the transaction by which such shareholder becomes an interested shareholder. Georgia law also contains a provision concerning “fair price requirements” which imposes certain requirements on “business combinations” of a Georgia corporation with any person who is an “interested shareholder” of that corporation. The business combination and fair price provisions of the GBCC do not apply to a corporation unless the corporation has affirmatively elected in its by-laws to be governed by them. The FNBI by-laws do not contain a provision electing to be governed by either the business combination or the fair price requirements.

First National Bank. The National Bank Act provides that certain business combinations involving a national banking association, including a consolidation or merger where the resulting entity operates under the charter of a national banking association require: (i) approval of the OCC, (ii) approval of a majority of the national banking association’s board of directors, and (iii) ratification and confirmation by the affirmative vote of shareholders of the national banking association owning at least two-thirds of the outstanding capital stock of the national banking association.

The National Bank Act does not specifically restrict business combinations with an “interested shareholder,” nor does the National Bank Act contain a “control share acquisition” provision. The Articles of Association and Bylaws of First National Bank do not restrict business combinations with “interested shareholders,” nor do they contain a “control share acquisition” provision.

Provisions with Possible Anti-Takeover Effects

The FNBI Articles of Incorporation provide that the FNBI Board, in evaluating a proposal for an extraordinary corporate transaction, shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the proposal in relation to the then-current market price of the Corporation’s stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors’ then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered. This provision may only be amended by the affirmative vote of 75% of the outstanding shares of each class entitled to vote in the election of directors.

The following provisions of the FNBI Articles of Incorporation and the FNBI Bylaws may be considered to have anti-takeover implications:

•	the broad range of factors that the FNBI Board may consider in evaluating such a proposal, as described in the preceding paragraph;

•	the ability of the FNBI Board to fill the vacancies resulting from an increase in the number of directors;

•	the ability of the FNBI Board to issue substantial amounts of FNBI common stock without the need for shareholder approval, which FNBI common stock, among other things and in certain circumstances, may be used to dilute the stock ownership of holders of FNBI common stock seeking to obtain control of FNBI;

•	the ability of the FNBI Board to establish the rights of, and to issue, substantial amounts of FNBI Preferred Stock without the need for shareholder approval which FNBI Preferred Stock, among other things, may be used to create voting impediments with respect to changes in control of FNBI or, to dilute the stock ownership of holders of FNBI common stock seeking to obtain control of FNBI; and

•	the supermajority voting requirements for certain extraordinary corporate transactions.

LEGAL MATTERS

The legality of the shares of FNBI common stock to be issued by FNBI to the holders of First National Bank pursuant to the merger has been passed upon by Smith, Gambrell & Russell, LLP, Atlanta, Georgia. Certain other legal matters will be passed upon for First National Bank by Powell, Goldstein, Frazer & Murphy, LLP, Atlanta, Georgia.

FNBI and First National Bank have received an opinion of Smith, Gambrell & Russell, LLP, substantially to the effect that the merger will constitute a “reorganization” under Section 368(a) of the Code. See “The Merger – Certain Federal Income Tax Consequences.”

EXPERTS

The consolidated financial statements of FNBI as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002 included in this document have been audited by Moore Stephens Tiller LLC, independent auditors, as set forth in their report thereon, which is included herein.

The financial statements of First National Bank as of December 31, 2002 and 2001 and for each of the years in the two-year period ended December 31, 2002 included in this document have been audited by Mauldin & Jenkins, LLC, independent auditors, as set forth in their report thereon, which is included herein.

The financial statements referred to above are included in this document in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

OTHER MATTERS

As of the date of this document, the First National Bank Board knows of no matters that will be presented for consideration at the special meeting other than as described in this document. However, if any other matters properly come before the special meeting or any adjournments or postponements thereof and are voted upon, the enclosed proxies shall be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of First National Bank.

No person is authorized to give any information or make any representation other than those contained or incorporated in this document, and, if given or made, such information or representation should not be relied upon as having been authorized by FNBI or First National Bank.

This document does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities offered by this document, nor does it constitute the solicitation of a proxy, in any jurisdiction in which such offer or solicitation is not authorized or to or from any person to whom it is unlawful to make such offer or solicitation.

The information contained in this document speaks as of the date hereof unless otherwise specifically indicated. The delivery of this document shall not, under any circumstances, create any implication that there has been no change in the affairs of First National Bank or FNBI since the date of this document.

This document does not cover any resales of the FNBI common stock offered hereby to be received by shareholders of First National Bank deemed to be “affiliates” of First National Bank or FNBI upon the consummation of the merger. No person is authorized to make use of this document in connection with any such resales.

WHERE YOU CAN FIND MORE INFORMATION

Neither FNBI nor First National Bank currently has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, nor is either required to file reports with the SEC under the Securities Exchange Act.

FNBI has filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, relating to the shares of FNBI common stock to be issued in connection with the merger. This document, which constitutes the prospectus of FNBI filed as part of the registration statement, does not contain all the information set forth in the registration statement and exhibits thereto. You may copy and read the registration statement and its exhibits at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet site at www.sec.gov at which the registration statement and any other information filed by FNBI will be available.

First National Bank and FNBI will provide without charge, to each person to whom this document is delivered, upon written or oral request, a copy of their respective Annual Disclosure Statement and Annual Report to Shareholders. These requests should be directed to:

First National Banc, Inc.	First National Bank
2509 Osborne Road	1775 Eagle Harbor Parkway
St. Marys, Georgia 31558	Orange Park, Florida 32003
Attention: David G. Moffat	Attention: Tim O’Keefe
Chief Executive Officer	Chief Executive Officer
(912) 882-3400	(904) 264-8840

APPENDIX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

FIRST NATIONAL BANC, INC.

AND

FIRST NATIONAL BANK, ORANGE PARK, FLORIDA

Dated as of June 17, 2003

5.10	Statements True and Correct.	13

5.11	Regulatory Matters.	13

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF FNBI		13

6.1	Organization, Standing, and Power.	13

6.2	Authority; No Breach By Agreement.	14

6.3	Capital Stock.	14

6.4	FNBI Subsidiaries.	14

6.5	Financial Statements.	15

6.6	Absence of Certain Changes or Events.	15

6.7	Compliance With Laws.	15

6.8	Tax Matters.	16

6.9	Legal Proceedings.	16

6.10	Statements True and Correct.	17

6.11	Regulatory Matters.	17

ARTICLE 7 CONDUCT OF BUSINESS PENDING CONSUMMATION		17

7.1	Covenants of Orange Park.	17

7.2	Covenants of FNBI.	18

7.3	Adverse Changes in Condition.	18

7.4	Reports.	18

ARTICLE 8 ADDITIONAL AGREEMENTS		19

8.1	Registration Statement; Proxy Statement/Prospectus; Shareholder Approval.	19

8.2	Applications.	19

8.3	Agreement as to Efforts to Consummate.	19

8.4	Access to Information; Confidentiality.	19

8.5	Press Releases.	21

8.6	Current Information.	21

8.7	Other Actions.	21

8.8	No Solicitation.	21

8.9	Tax Treatment.	21

8.10	Agreement of Affiliates.	22

8.11	Indemnification.	22

8.12	Employee Benefits and Contracts.	23

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		23

9.1	Conditions to Obligations of Each Party.	23

9.2	Conditions to Obligations of FNBI and Interim.	24

9.3	Conditions to Obligations of Orange Park.	25

ARTICLE 10 TERMINATION		26

10.1	Termination.	26

10.2	Effect of Termination.	27

10.3	Non-Survival of Representations and Covenants.	27

ARTICLE 11 MISCELLANEOUS		27

11.1	Definitions.	27

11.2	Expenses.	32

11.3	Brokers and Finders.	32

11.4	Entire Agreement.	32

11.5	Amendments.	32

11.6	Waivers.	33

11.7	Assignment.	33

11.8	Notices.	33

11.9	Governing Law.	34

11.10	Counterparts.	34

11.11	Captions.	34

11.12	Severability.	34

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 17th day of June, 2003, by and between FIRST NATIONAL BANC, INC., a Georgia corporation (“FNBI”), and FIRST NATIONAL BANK, a national banking association having its main office located in Orange Park, Florida (“Orange Park”); and is to be joined in by FNBI INTERIM BANK, N.A., a national bank to be chartered under the laws of the United States and to become a wholly owned subsidiary of FNBI (“Interim”).

PREAMBLE

The Boards of Directors of Orange Park, FNBI and Interim are of the opinion that the acquisition described herein is in the best interests of the parties hereto and their respective shareholders. This Agreement provides for the acquisition of Orange Park by FNBI pursuant to the merger of Orange Park with and into Interim (the “Merger”). At the effective time of such Merger, the outstanding shares of the capital stock of Orange Park shall be converted into the right to receive shares of the common stock of FNBI. As a result, shareholders of Orange Park shall become shareholders of FNBI. The transactions described in this Agreement are subject to the approvals of the shareholders of Orange Park, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties hereto that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Orange Park shall be merged with and into Interim in accordance with the provisions of the National Bank Act. At the Effective Time, the separate existence of Orange Park shall cease, and Interim, which shall be a wholly owned subsidiary of FNBI, shall be the Surviving Bank resulting from the Merger, shall have the name “First National Bank” and shall continue to be governed by the National Bank Act. From and after the Effective Time, the Merger shall have the effects specified in the National Bank Act. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Orange Park, FNBI and Interim.

1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”), including the Merger, shall take place on a date and at a time specified by the parties as they, acting through their chief executive officers or chief financial officers, may mutually agree.

1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective upon the date and time certification of the Merger is received from the OCC (the “Effective Time”). Unless the parties otherwise mutually agree in writing, the parties shall use their best efforts to cause the Effective Time to occur on the date of the Closing.

ARTICLE 2

TERMS OF MERGER

2.1 Charter. Pursuant to the Merger, the Articles of Association of Interim in effect at the Effective Time shall be the Articles of Association of the Surviving Bank until otherwise amended or repealed in accordance with applicable Law.

2.2 Bylaws. Pursuant to the Merger, the Bylaws of Interim in effect at the Effective Time shall be the Bylaws of the Surviving Bank until otherwise amended or repealed in accordance with applicable Law.

2.3 Directors and Officers. The directors and officers of Orange Park immediately prior to the Effective Time shall become the directors and officers of the Surviving Bank, each to hold office in accordance with the Articles of Association and Bylaws of the Surviving Bank.

ARTICLE 3

MANNER OF CONVERTING SHARES

3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNBI, Interim or Orange Park, or the shareholders of any of the foregoing, the shares of the constituent entities shall be converted as follows:

(a) Each share of FNBI Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

(b) Except for shares of Orange Park common stock issued and outstanding immediately prior to the Effective Time as to which dissenters’ rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each share of Orange Park common stock (excluding shares to be cancelled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for 0.68 shares of FNBI Common Stock (the “Exchange Ratio”).

(c) Notwithstanding Section 3.1(b) of this Agreement, shares of Orange Park Common Stock issued and outstanding at the Effective Time which are held by a holder who has voted against the Merger and who has demanded payment for such shares in accordance with Section 215a of the National Bank Act (“Dissenting Orange Park Shares”) shall not be converted into or represent the right to receive the FNBI Common Stock payable thereon pursuant to Section 3.1(b) of this Agreement, and shall be entitled only to such rights of appraisal as are granted by Section 215a of the National Bank Act (“Dissent Provisions”), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of Orange Park Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the FNBI Common Stock payable thereon pursuant to Section 3.1(b) of this Agreement. Orange Park shall give FNBI prompt notice upon receipt by Orange Park of any written objection to the Merger and such written demands for payment on shares of Orange Park Common Stock under the Dissent Provisions, and the withdrawals of such demands, and any other instruments provided to Orange Park pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of Orange Park Common Stock held by such

Dissenting Shareholder shall receive payment therefore from FNBI (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders’ shares of Orange Park Common Stock shall be cancelled. Orange Park shall not, except with the prior written consent of FNBI, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder.

3.2 Anti-Dilution Provisions. In the event FNBI changes the number of shares of FNBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted so as to prevent the dilutive effect of such transaction on a percentage of ownership basis.

3.3 Shares Held by FNBI or Orange Park. Each share of Orange Park Common Stock, if any, held by Orange Park or any FNBI Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Orange Park Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNBI Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNBI Common Stock multiplied by $45.00.

3.5 Treatment of Options.

(a) At the Effective Time, each award, option or other right to purchase or acquire shares of Orange Park Common Stock (collectively, the “Orange Park Options”) pursuant to stock awards, stock options, stock appreciation rights, or other benefits granted by Orange Park pursuant to any employee stock option plan or other arrangement of Orange Park (“Orange Park Stock Plan”), which Orange Park Options are outstanding at the Effective Time of the Merger, whether or not such Orange Park Options are then vested or exercisable, shall be converted into and become rights with respect to FNBI Common Stock, and FNBI shall assume each Orange Park Option, in accordance with the terms of the Orange Park Stock Plan and the Stock Option agreement by which it is evidenced, except that from and after the Effective Time (i) FNBI and its compensation committee shall be substituted for Orange Park and the compensation committee of Orange Park’s Board of Directors, including, if applicable, the entire Board of Directors of Orange Park, administering such Orange Park Stock Plan, (ii) each Orange Park Option assumed by FNBI may be exercised solely for shares of FNBI Common Stock, (iii) the number of shares of FNBI Common Stock subject to each such Orange Park Option shall be equal to the number of shares of Orange Park Common Stock subject to each such Orange Park Option immediately prior to the Effective Time times the Exchange Ratio, and (iv) the per share exercise price under each such Orange Park Option will be adjusted by dividing the per share exercise price under each such Orange Park Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, FNBI shall not be obligated to issue any fraction of a share of FNBI

Common Stock upon exercise of Orange Park Options and any fraction of a share of FNBI Common Stock that otherwise would be subject to a converted Orange Park Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of FNBI Common Stock and the per share exercise price of such Option. Notwithstanding the provisions of clauses (iii) and (iv) of this Section 3.5(a), each Orange Park Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code. Orange Park and FNBI agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

(b) As soon as practicable after the Effective Time, FNBI shall deliver to the participants in each Orange Park Stock Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants pursuant to such Orange Park Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) of this Agreement after giving effect to the Merger), and FNBI shall comply with the terms of each Orange Park Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Orange Park Stock Plan, that Orange Park Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, FNBI shall take all corporate action necessary to reserve for issuance sufficient shares of FNBI Common Stock for delivery upon exercise of Orange Park Options assumed by it in accordance with this Section 3.5.

(c) All restrictions or limitations on transfer with respect to the shares of Orange Park Common Stock awarded under the Orange Park Stock Plan or any other plan, program, or arrangement of Orange Park, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program, or arrangement, shall remain in full force and effect.

ARTICLE 4

EXCHANGE OF SHARES

4.1 Exchange Procedures.

(a) FNBI shall, not later than ten business days following the Effective Time, mail to the former shareholders of Orange Park appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Orange Park Common Stock shall pass, only upon proper delivery of such certificates to FNBI). After the Effective Time, each holder of shares of Orange Park Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to FNBI and upon surrender thereof, FNBI shall promptly (i) cause the shares of FNBI Common Stock to be issued to such holder pursuant to Section 3.1 of this Agreement to be issued to such holder, effective as of the Effective Time, and (ii) deliver to such holder all declared but undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. FNBI shall not be obligated to deliver the consideration to which any former holder of shares of Orange Park Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s certificate or certificates representing the shares of Orange Park Common Stock as provided in this Section 4.1. The certificate or certificates of shares of Orange Park Common Stock so surrendered shall be duly endorsed as FNBI may require. Any other provision of this Agreement notwithstanding, FNBI shall not be liable to a holder of shares of Orange Park Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

(b) In the event that any holder of shares of Orange Park Common Stock canceled and retired in accordance with this Agreement is unable to deliver the certificate which represents such shares, FNBI, in the absence of actual notice that any shares represented by any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the merger consideration to which such holder is entitled in accordance with the provision of this Agreement upon the presentation of the following: (1) evidence to the reasonable satisfaction of FNBI that any Orange Park Certificate has been lost, wrongfully taken or destroyed; (2) such security or indemnity as may be reasonably requested by FNBI to indemnify and hold FNBI harmless; or (3) evidence satisfactory to FNBI that such person is the owner of the shares represented by each Orange Park Certificate claimed by him to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present each Orange Park Certificate for exchange pursuant to this Agreement.

4.2 Rights of Former Orange Park Shareholders. At the Effective Time, the stock transfer books of Orange Park shall be closed as to holders of shares of Orange Park Common Stock immediately prior to the Effective Time and no transfers of shares of Orange Park Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Orange Park Common Stock (other than shares as to which dissenters’ rights have been perfected under the Dissent Provisions and not withdrawn, and other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNBI’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Orange Park in respect of such shares of Orange Park Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Until 90 days after the Effective Time, former shareholders of record of Orange Park shall be entitled to vote at any meeting of FNBI stockholders the number of shares of FNBI Common Stock into which their respective shares of Orange Park Common Stock are converted, regardless of whether such holders have exchanged their certificates representing shares of Orange Park Common Stock for certificates representing FNBI Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNBI on the FNBI Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNBI Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Orange Park Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such shares of Orange Park Common Stock certificate, both the FNBI Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF ORANGE PARK

Orange Park hereby represents and warrants to FNBI as follows:

5.1 Organization, Standing, and Power. Orange Park is a national banking association duly organized, validly existing, and in good standing under the laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Orange Park is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park.

5.2 Authority; No Breach by Agreement.

(a) Orange Park has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of Orange Park, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Orange Park and the consummation by Orange Park of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Orange Park, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval and to such Consents of Regulatory Authorities as required by applicable Law, this Agreement represents a legal, valid, and binding obligation of Orange Park, enforceable against Orange Park in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by Orange Park, nor the consummation by Orange Park of the transactions contemplated hereby, nor compliance by Orange Park with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Orange Park’s Articles of Association or Bylaws, or, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Orange Park under, any Contract or Permit of Orange Park, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(a), (b), and (c) of this Agreement, violate any Order, or to its Knowledge, any Law applicable to Orange Park or any of its Assets which will have a Material Adverse Effect on Orange Park.

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Orange Park of the Merger and the other transactions contemplated in this Agreement.

5.3 Capital Stock.

(a) The authorized capital stock of Orange Park consists of 10,000,000 shares of Orange Park Common Stock, of which 300,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Orange Park are duly and validly issued and outstanding and are fully paid and nonassessable under the National Bank Act, except for the assessment contemplated by 12 U.S.C. § 55. None of the outstanding shares of capital stock of Orange Park has been issued in violation of any preemptive rights. Options to purchase not more than 10,000 shares of Orange Park Common Stock are outstanding under the Orange Park Stock Plans as of the date of this Agreement.

(b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of Orange Park outstanding and no outstanding Rights relating to the capital stock of Orange Park.

5.4 Orange Park Subsidiaries. There are no Subsidiaries of Orange Park.

5.5 Financial Statements. Orange Park has made available to FNBI copies of the Orange Park Financial Statements and all management letters of Orange Park’s outside independent certified public accountants relating to any audits performed in connection with the preparation of the Orange Park Financial Statements. Each of the Orange Park Financial Statements (including, in each case, any related notes), including any Orange Park Financial Statements filed after the date of this Agreement until the Effective Time, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements), and fairly present or will present the financial position of Orange Park at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited interim financial statements.

5.6 Absence of Certain Changes or Events. Since December 31, 2002, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park, and (ii) Orange Park has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Orange Park provided in Article 7 of this Agreement.

5.7 Compliance With Laws. Orange Park has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park. Orange Park is not presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park. Orange Park:

(a) is not in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park; and

(b) has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Orange Park is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park, or (iii) requiring Orange Park to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

5.8 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of Orange Park have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2002, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Orange Park, and to the Knowledge of Orange Park all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Orange Park, except as reserved against in the Orange Park Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid or accrued on the Orange Park Financial Statements.

(b) Orange Park has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c) Adequate provision for any Taxes due or to become due for Orange Park for the period or periods through and including the date of the respective Orange Park Financial Statements has been made and is reflected on such Orange Park Financial Statements.

(d) Deferred Taxes of Orange Park have been adequately provided for in the Orange Park Financial Statements.

(e) To the Knowledge of Orange Park, Orange Park is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park.

(f) There are no Liens with respect to Taxes upon any of the assets of Orange Park.

(g) Orange Park has not filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

5.9 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Orange Park, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Orange Park, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Orange Park, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Orange Park.

5.10 Statements True and Correct. None of the information supplied or to be supplied by Orange Park or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Orange Park or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to Orange Park’s shareholders in connection with the Shareholders’ Meeting, and any other documents to be filed by Orange Park or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Orange Park, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that any Orange Park Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

5.11 Regulatory Matters. Neither Orange Park nor any Affiliate thereof has taken or agreed to take any action which would, or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF FNBI

FNBI hereby represents and warrants to Orange Park as follows:

6.1 Organization, Standing, and Power. FNBI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FNBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI.

(b) Interim will be a national bank organized under the National Bank Act at all times after its organization and prior to the Effective Time and shall have the corporate power and authority to carry on the business of banking. Interim shall become duly qualified or licensed to transact business as a foreign corporation, and shall maintain its corporate status in good standing, in the States of the United States and foreign jurisdictions where the character of the assets or the nature or conduct of the business, to be purchased, received or operated by Interim, shall require it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Interim.

6.2 Authority; No Breach By Agreement.

(a) FNBI has, and upon its formation Interim shall have, the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNBI. This Agreement represents a legal, valid, and binding obligation of FNBI and shall become such an obligation of Interim upon its formation, enforceable against FNBI and to become enforceable against Interim upon its formation, in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by FNBI and Interim, nor the consummation by FNBI and Interim of the transactions contemplated hereby, nor compliance by FNBI and Interim with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FNBI or the Articles of Association or Bylaws of Interim, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of FNBI or Interim under, any Contract or Permit of FNBI or Interim, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to FNBI or Interim or any of their respective material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities and notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNBI and Interim of the Merger and the other transactions contemplated in this Agreement.

6.3 Capital Stock. The authorized capital stock of FNBI consists of 9,000,000 shares of FNBI Common Stock and 1,000,000 shares of FNBI Preferred Stock, of which 486,762 shares and no shares, respectively, were issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of FNBI Common Stock are, and all of the shares of FNBI Common Stock to be issued in exchange for shares of Orange Park Common Stock upon consummation of the Merger will be, when issued in accordance with the terms of this Agreement, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FNBI Common Stock has been, and none of the shares of FNBI Common Stock to be issued in exchange for shares of Orange Park Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNBI.

6.4 FNBI Subsidiaries. As of the date hereof, First National Bank (“St. Marys”), a national banking association having its main office in St. Marys, Georgia, and First National Insurance Agency, Inc., a Georgia corporation, are the only Subsidiaries of FNBI. Interim, when formed, will be a national banking association and, from the date of its formation through the Effective Time, shall be a wholly owned direct Subsidiary of FNBI. No equity securities of any FNBI Subsidiary are or may become required to be issued by reason of any Rights, and there are no Contracts by which any FNBI Subsidiary is bound to issue additional shares of its capital stock or Rights or by which any FNBI Company is or may be bound to transfer any shares of the capital stock of any FNBI Subsidiary. There are no Contracts relating to the rights of any FNBI Company to vote or to dispose of any shares of the capital stock of any FNBI Subsidiary. All of the shares of capital stock of each FNBI Company are fully paid and nonassessable (except, as to St. Marys, for the assessment contemplated by 12 U.S.C. § 55), and are owned by FNBI free and clear of any Liens. Each FNBI Subsidiary is duly organized and validly existing, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. St. Marys is an “insured institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

6.5 Financial Statements. FNBI has made available to Orange Park copies of the FNBI Financial Statements and all management letters of FNBI’s outside independent certified public accountants relating to any audits performed in connection with the preparation of the FNBI Financial Statements. Each of the FNBI Financial Statements (including, in each case, any related notes), including any FNBI Financial Statements filed after the date of this Agreement until the Effective Time, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements), and fairly present or will present the financial position of FNBI at the respective dates and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited interim financial statements.

6.6 Absence of Certain Changes or Events. Since December 31, 2002, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI, and (ii) neither FNBI nor Interim has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNBI provided in Articles 7 or 8 of this Agreement.

6.7 Compliance With Laws. FNBI is duly registered as a financial holding company under the BHC Act. Each FNBI Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI. No FNBI Company is presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI. No FNBI Company:

(a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI; or

(b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNBI Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI, or (iii) requiring any FNBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

6.8 Tax Matters.

(a) All Tax Returns required to be filed by or on behalf of FNBI have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 2002, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on FNBI, and to the Knowledge of FNBI all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNBI, except as reserved against in the FNBI Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid or accrued for in the FNBI Financial Statements.

(b) FNBI has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.

(c) Adequate provision for any Taxes due or to become due for FNBI for the period or periods through and including the date of the respective FNBI Financial Statements has been made and is reflected on such FNBI Financial Statements.

(d) Deferred Taxes of FNBI have been adequately provided for in the FNBI Financial Statements.

(e) To the Knowledge of FNBI, FNBI is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI.

(f) There are no Liens with respect to Taxes upon any of the assets of FNBI.

(g) FNBI has not filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporations.

6.9 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of any FNBI Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNBI Company, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNBI

Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNBI.

6.10 Statements True and Correct. None of the information supplied or to be supplied by any FNBI Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNBI with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNBI Company or any Affiliate thereof for inclusion in the Proxy Statement/Prospectus to be mailed to Orange Park’s shareholders in connection with the Shareholders’ Meeting, and any other documents to be filed by any FNBI Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement/Prospectus, when first mailed to the shareholders of Orange Park, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting. All documents that any FNBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

6.11 Regulatory Matters. No FNBI Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

ARTICLE 7

CONDUCT OF BUSINESS PENDING CONSUMMATION

7.1 Covenants of Orange Park. From the date hereof until the earlier to occur of the Effective Time or the termination of this Agreement, Orange Park shall conduct its business only in the ordinary course and shall not, without the prior written consent of FNBI, which consent will not be unreasonably withheld:

(a) issue any Rights to acquire capital stock or issue any shares of capital stock, other than shares of Orange Park Common Stock issued in connection with the exercise of currently outstanding options to purchase shares of Orange Park Common Stock;

(b) declare, set aside, or pay any dividend or distribution with respect to the capital stock of Orange Park other than normal and customary quarterly cash dividends in accordance with past practices;

(c) directly or indirectly redeem, purchase or otherwise acquire any capital stock of Orange Park;

(d) effect a split or reclassification of the capital stock of Orange Park or a recapitalization of Orange Park;

(e) amend the Articles of Association or Bylaws of Orange Park;

(f) grant any increase in the salaries payable or to become payable by Orange Park to any employee other than normal, annual salary increases to be made with regard to the employees of Orange Park;

(g) make any change in any bonus, group insurance, pension, profit sharing, deferred compensation, or other benefit plan, payment or arrangement made to, for or with respect to any employees or directors of Orange Park, except to the extent such changes are required by applicable laws or regulations;

(h) enter into, terminate or materially modify or amend any Contract or other agreement with any Affiliate of Orange Park, other than in the ordinary course of its banking business;

(i) incur or assume any liabilities, other than in the ordinary course of its banking business;

(j) dispose of any of its assets or properties, other than in the ordinary course of its banking business;

(k) take any other action not in the ordinary course of its business; or

(l) directly or indirectly agree to take any of the foregoing actions.

7.2 Covenants of FNBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNBI covenants and agrees that it shall (i) continue to conduct its business and the business of Interim in a manner designed in its reasonable judgment to enhance the long-term value of the FNBI Common Stock and the business prospects of FNBI and Interim, and (ii) take no action which would materially adversely affect the ability of any party to (a) obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement, or (b) perform its covenants and agreements under this Agreement.

7.3 Adverse Changes in Condition. Each party hereto agrees to give written notice promptly to the other parties upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

7.4 Reports. Each party hereto shall file all reports required to be filed by such party with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other parties copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited financial statements).

ARTICLE 8

ADDITIONAL AGREEMENTS

8.1 Registration Statement; Proxy Statement/Prospectus; Shareholder Approval. As soon as practicable after execution of this Agreement, FNBI shall file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNBI Common Stock upon consummation of the Merger. Orange Park shall furnish all information concerning it and the holders of its capital stock as FNBI may reasonably request in connection with such action. Orange Park shall call a Shareholders’ Meeting, to be held on a date that is determined by the parties hereto to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement. In connection with the Shareholders’ Meeting, (i) Orange Park shall mail the Proxy Statement/Prospectus to its shareholders, (ii) the Board of Directors of Orange Park shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement, (iii) each member of the Board of Directors of Orange Park shall vote all shares of Orange Park Common Stock beneficially owned by each in favor of the approval of this Agreement, and (iv) the Board of Directors and officers of Orange Park shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain such shareholders’ approval.

8.2 Applications. FNBI shall use its reasonable best efforts to prepare and file, as soon as practicable following the date hereof, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible, and Orange Park shall cooperate in the preparation and, where appropriate, filing of such applications.

8.3 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude any party hereto from exercising its rights under this Agreement. Each party hereto shall use its reasonable best efforts to obtain all Permits and Consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

8.4 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or termination of this Agreement pursuant to Article 10 of this Agreement, upon reasonable notice and subject to applicable Laws, FNBI and Orange Park shall afford each other, and each other’s accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time or termination of this Agreement pursuant to Article 10 hereof, reasonable access to all of its properties, books, Contracts, commitments, and records and, during such period, each shall furnish promptly to the other (i) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (ii) all other information concerning such party’s business, properties and personnel the other party may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, FNBI shall notify Orange Park promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply Orange Park with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement. Each party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time.

(b) FNBI will hold, and will use its best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning Orange Park furnished to FNBI or its Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.4, except to the extent that such information can clearly be demonstrated by FNBI to have been (i) previously known on a nonconfidential basis by FNBI, (ii) in the public domain other than as a result of disclosure by FNBI or any of its Affiliates, or (iii) later lawfully acquired by FNBI from sources other than Orange Park; provided, however, that FNBI may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in FNBI’s reasonable judgment, need to know such information for the purpose of evaluating Orange Park (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, FNBI and its Affiliates shall maintain the confidence of such information and will, and will use its best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to Orange Park all documents and other materials, and all copies made thereof, obtained by FNBI or any of its Affiliates in connection with this Agreement that are subject to this Section 8.4.

(c) Orange Park will hold, and will use its best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning FNBI furnished to Orange Park or its Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.4, except to the extent that such information can clearly be demonstrated by Orange Park to have been (i) previously known on a nonconfidential basis by Orange Park, (ii) in the public domain other than as a result of disclosure by Orange Park or any of its Affiliates, or (iii) later lawfully acquired by Orange Park from sources other than FNBI; provided, however, that Orange Park may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in Orange Park’s reasonable judgment, need to know such information for the purpose of evaluating FNBI (provided that such Persons shall be informed of the confidential nature of such information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, Orange Park shall maintain the confidence of such information and will use its best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to FNBI all documents and other materials, and all copies made thereof, obtained by Orange Park or any of its Affiliates in connection with this Agreement that are subject to this Section 8.4.

8.5 Press Releases. Prior to the Effective Time, Orange Park and FNBI shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.5 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party’s disclosure obligations imposed by Law.

8.6 Current Information. During the period from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 10 hereof, each of Orange Park and FNBI shall cause its representatives to confer on a regular and frequent basis with representatives of the other. Each of Orange Park and FNBI shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution or threat of material Litigation involving such party, or (iv) the occurrence or nonoccurrence of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party’s representations or warranties set forth herein to be untrue in any respect as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.

8.7 Other Actions. No party hereto shall take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified become untrue in any manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

8.8 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article 10, neither Orange Park nor any Affiliate thereof, or any Representatives thereof retained by Orange Park shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Orange Park’s Board of Directors determined after consultation with counsel, neither Orange Park nor any Affiliate or Representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but Orange Park may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Orange Park shall promptly notify FNBI orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Orange Park shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause of all its Representatives not to engage in any of the foregoing.

8.9 Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

8.10 Agreement of Affiliates. Orange Park shall use its reasonable best efforts to cause each Affiliate of Orange Park to deliver to FNBI not later than 10 days prior to the Effective Time a written agreement, substantially in the form of Exhibit A hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Orange Park Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNBI Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder.

8.11 Indemnification.

(a) FNBI shall, and shall cause the Surviving Bank (and its successors and assigns) to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of Orange Park (each, an “Indemnified Party”) after the Effective Time against all costs, fees, or expenses (including reasonable attorneys’ fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under applicable Law and by Orange Park’s Articles of Association and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FNBI is required to effectuate any indemnification, FNBI shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNBI and the Indemnified Party. FNBI shall, and shall cause the Surviving Bank to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.

(b) Incident to any information furnished or disclosed by FNBI in connection with the Registration Statement and Proxy Statement/Prospectus, and subject to applicable Law, FNBI shall indemnify, defend, and hold harmless the Indemnified Parties against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation, whether civil or criminal, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents, including any amendment or supplement to such document, (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by FNBI of the Securities Laws or any state blue sky or securities Laws in connection with such documents; provided, however, that FNBI will not be liable in any such case to the extent that any such claim, action, suit, proceeding or investigation is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement and Proxy Statement/Prospectus or any amendment thereto in reliance upon and in conformity with information furnished in writing to FNBI by Orange Park or any Indemnified Party specifically for use therein.

(c) Orange Park and each Indemnified Party, jointly and severally, shall indemnify and hold harmless FNBI, each of its directors, officers, employees and agents, and each person who controls FNBI, against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation, whether civil or criminal, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Proxy Statement/Prospectus (including any amendment or supplement to such document); or (ii) any omission or alleged omission to state in such documents material facts required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Orange Park will not be liable in any such case to the extent that any such claim, action, suit, proceeding, or investigation is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Proxy Statement/Prospectus or any amendment thereto in reliance upon and conformity with information furnished in writing to Orange Park by FNBI specifically for use therein.

(d) If FNBI or the Surviving Bank or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNBI shall assume the obligations set forth in this Section 8.11.

(e) The provisions of this Section 8.11 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and shall survive the consummation of the Merger and be binding on all successors and assigns of FNBI and the Surviving Bank.

(f) Prior to Closing, Orange Park shall purchase for, and on behalf of, its current and former officers and directors, extended coverage under the current directors’ and officers’ liability insurance policy maintained by Orange Park to provide for continued coverage of such insurance for a period of three years following the date of Closing with respect to matters occurring prior to the Effective Time.

8.12 Employee Benefits and Contracts. All employees of Orange Park at the Effective Time shall become employees of the Surviving Bank. Following the Effective Time, the Surviving Bank shall provide generally to officers and employees of Orange Park employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are no less favorable than those currently provided by Orange Park or those currently provided by St. Marys to its similarly situated officers and employees, whichever is more favorable to officers and employees of Orange Park. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of the Surviving Bank other than the plans of Orange Park adopted by the Surviving Bank pursuant hereto) under such employee benefit plans, the service of the employees of Orange Park prior to the Effective Time shall be treated as service with the Surviving Bank. The Surviving Bank shall honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts between Orange Park and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the employee benefit plans of Orange Park.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

9.1 Conditions to Obligations of Each Party. The respective obligations of each party hereto to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both FNBI and Orange Park pursuant to Section 11.6 of this Agreement:

(a) Shareholder Approval. Holders of not less than two-thirds of the issued and outstanding shares of Orange Park Common Stock shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as required by Law.

(b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any party hereto would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into this Agreement.

(c) Consents and Approvals. Other than filing the Articles of Merger, each party hereto shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any default under any Contract or Permit of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such party.

(d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

(e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act relating to the issuance of the shares of FNBI Common Stock issuable pursuant to the Merger shall have been received.

(f) Tax Matters. Each party hereto shall have received a written opinion or opinions in a form reasonably satisfactory to such party from Smith, Gambrell & Russell, LLP (the “Tax Opinion”), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of shares of Orange Park Common Stock for FNBI Common Stock will not give rise to gain or loss to the shareholders of Orange Park with respect to such exchange (except to the extent of any cash received). In rendering the Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Orange Park and FNBI reasonably satisfactory in form and substance to such counsel.

9.2 Conditions to Obligations of FNBI and Interim. The obligations of FNBI and Interim to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNBI pursuant to Section 11.6(a) of this Agreement:

(a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Orange Park set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Orange Park set forth in Sections 5.1, 5.2, 5.3 and 5.4 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Orange Park set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2, 5.3 and 5.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Orange Park; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Orange Park to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. Orange Park shall have delivered to FNBI (i) a certificate, dated as of the date of the Closing and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Orange Park’s Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNBI and its counsel shall request.

(d) Due Diligence Investigation. FNBI shall have completed its due diligence investigation of Orange Park without becoming aware of any fact or circumstance that causes FNBI to determine, in its reasonable judgment, that it would not be in FNBI’s best interests to consummate the transactions contemplated hereby.

9.3 Conditions to Obligations of Orange Park. The obligations of Orange Park to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Orange Park pursuant to Section 11.6(b) of this Agreement:

(a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FNBI set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNBI set forth in Sections 6.1, 6.2, 6.3 and 6.4 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FNBI set forth in this Agreement (including the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.4) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNBI; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” shall be deemed not to include such qualifications.

(b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNBI to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. FNBI shall have delivered to Orange Park (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by the Board of Directors of each of FNBI and Interim evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Orange Park and its counsel shall request.

(d) Due Diligence Investigation. Orange Park shall have completed its due diligence investigation of FNBI without becoming aware of any fact or circumstance that causes Orange Park to determine, in its reasonable judgment, that it would not be in Orange Park’s best interests to consummate the transactions contemplated hereby.

ARTICLE 10

TERMINATION

10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Orange Park, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual written consent of the Board of Directors of FNBI and the Board of Directors of Orange Park; or

(b) By the Board of Directors of either FNBI or Orange Park (provided that the terminating party (or its Subsidiary, in the case of FNBI), is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Orange Park and Section 9.3(a) in the case of FNBI or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Orange Park and Section 9.3(a) of this Agreement in the case of FNBI; or

(c) By the Board of Directors of either FNBI or Orange Park in the event of a material breach by the other party (or its Subsidiary, in the case of FNBI) of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or

(d) By the Board of Directors of either FNBI or Orange Park in the event that (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Orange Park fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the National Bank Act at the Shareholders’ Meeting where the transactions were presented to such shareholders for approval and voted upon; or

(e) By the Board of Directors of either FNBI or Orange Park in the event that the Merger shall not have been consummated by December 31, 2003, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the party electing to terminate pursuant to this Section 10.1(e); or

(f) By the Board of Directors of either FNBI or Orange Park (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Orange Park and Section 9.3(a) in the case of FNBI or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

(g) By Orange Park if, prior to the Effective Time, a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the Orange Park Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the Orange Park stockholders and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties.

10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Sections 8.4, 11.1 and 11.2 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(h) of this Agreement shall not relieve the breaching party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the parties hereto shall not survive the Effective Time. All agreements of the parties hereto which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

ARTICLE 11

MISCELLANEOUS

11.1 Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“Acquisition Proposal” with respect to a party shall mean any tender offer or exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets of, or other business combination involving such party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or any of its Subsidiaries (other than the transactions contemplated or permitted by this Agreement).

“Affiliate” of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

“Agreement” shall mean this Agreement and Plan of Merger, including Exhibit A hereto.

“Assets” of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

“BHC Act” shall mean the Federal Bank Holding Company Act of 1956, as amended.

“Closing” shall have the meaning set forth in Section 1.2 of this Agreement.

“Consent” shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person.

“Contract” shall mean any written agreement, commitment, contract, note, bond, mortgage, indenture, instrument, lease, obligation, or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

“Default” shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a party.

“Dissent Provisions” shall have the meaning set forth in Section 3.1(c) of this Agreement.

“Dissenting Orange Park Shares” shall have the meaning set forth in Section 3.1(c) of this Agreement.

“Dissenting Shareholders” shall have the meaning set forth in Section 3.1(c) of this Agreement.

“Exchange Ratio” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“FNBI” shall have the meaning set forth in the first paragraph of this Agreement.

“FNBI Common Stock” shall mean the $0.001 par value common stock of FNBI.

“FNBI Companies” shall mean, collectively, FNBI and all FNBI Subsidiaries.

“FNBI Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FNBI as of December 31, 2002, and the related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the year ended December 31, 2002, as filed by FNBI with the OCC, and (ii) any consolidated balance sheets of FNBI (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in FNBI’s Call Reports filed and published in accordance with applicable federal regulations with respect to periods ended subsequent to December 31, 2002.

“FNBI Preferred Stock” shall mean the $0.001 par value preferred stock of FNBI.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

“GBCC” shall mean the Georgia Business Corporation Code, as amended.

“Indemnified Party” shall have the meaning set forth in Section 8.11 of this Agreement.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief credit officer, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

“Law” shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

“Lien” with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable or being contested in good faith, (ii) for depository institution Subsidiaries of a party, pledges to secure deposits, and (iii) other Liens incurred in the ordinary course of the banking business.

“Litigation” shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

“Material Adverse Effect” on a party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a party (or any of its Subsidiaries) taken with the prior informed consent of the other party in contemplation of the transactions contemplated hereby, or (d) the Merger and compliance with the provisions of this Agreement on the operating performance of the parties hereto.

“Merger” shall have the meaning set forth in the Preamble of this Agreement.

“OCC” shall mean the Office of the Comptroller of the Currency.

“Orange Park” shall have the meaning set forth in the first paragraph of this Agreement.

“Orange Park Common Stock” shall mean the $10.00 par value common stock of Orange Park.

“Orange Park Financial Statements” shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Orange Park as of December 31, 2002, and the related statements of income, changes in shareholders ‘ equity, and cash flows (including related notes and schedules, if any) for the year ended December 31, 2002, as filed by Orange Park with the OCC, and (ii) any consolidated balance sheets of Orange Park (including related notes and schedules, if any) and related statements of income, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in Orange Park’s Call Reports filed and published in accordance with applicable federal regulations with respect to periods ended subsequent to December 31, 2002.

“Orange Park Options” shall have the meaning set forth in Section 3.5(a) of this Agreement.

“Orange Park Stock Plans” shall have the meaning set forth in Section 3.5(a) of this Agreement.

“Order” shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

“Person” shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

“Proxy Statement/Prospectus” shall mean the proxy statement relating to the Shareholders’ Meeting and prospectus relating to the offering of the FNBI Common Stock to be issued in connection with the Merger contained in the Registration Statement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the SEC and all state regulatory agencies having jurisdiction over the parties and their respective Subsidiaries.

“Registration Statement” shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNBI under the 1933 Act with respect to the shares of FNBI Common Stock to be issued to the shareholders of Orange Park in connection with the Merger.

“Rights” shall mean all arrangements, calls, commitments, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Laws” shall mean the 1933 Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

“Shareholders’ Meeting” shall mean the meeting of the shareholders of Orange Park to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

“Subsidiaries” shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

“Surviving Bank” shall mean Interim as the surviving banking association resulting from the Merger.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise,

employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

“Tax Opinion” shall have the meaning set forth in Section 9.1(f) of this Agreement.

“Taxable Period” shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

“Tax Return” shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a party or its Subsidiaries.

(b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

11.2 Expenses.

(a) Each of FNBI and Orange Park shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel; provided, however, that each of FNBI and Orange Park shall each bear and pay one-half of the printing costs incurred in connection with the printing of the Proxy Statement/Prospectus.

(b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute an exclusive remedy or liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the nonbreaching party.

11.3 Brokers and Finders. Each of the parties hereto represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Orange Park or FNBI, each of Orange Park and FNBI, as the case may be, agrees to indemnify and hold the other party harmless of and from any liability in respect of any such claim.

11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Other than as provided in Section 8.11, nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Boards of Directors of each of the parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of shares of Orange Park Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of shares of Orange Park Common Stock without the further approval of such shareholders.

11.6 Waivers.

(a) Prior to or at the Effective Time, FNBI, acting through its Board of Directors, chief executive officer, president, or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by Orange Park, to waive or extend the time for the compliance or fulfillment by Orange Park of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNBI and St Marys under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNBI.

(b) Prior to or at the Effective Time, Orange Park, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FNBI or Interim, to waive or extend the time for the compliance or fulfillment by FNBI or Interim of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Orange Park under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Orange Park.

(c) The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors, and assigns.

11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Orange Park:	First National Bank
1775 Eagle Harbor Parkway
Orange Park, Florida 32073
Telecopy Number: (904) 264-2053
Attention: Timothy O’Keefe, President

Copy to Counsel:	Powell, Goldstein, Frazer & Murphy LLP
191 Peachtree Street, NE
Sixteenth Floor
Atlanta, Georgia 30303
Telecopy Number: (404) 572-6999
Attention: Walter G. Moeling, Esq.

FNBI or Interim:	First National Banc, Inc.
2509 Osborne Road
St. Marys, Georgia 31558
Telecopy Number: (912) 576-4095
Attention: David G. Moffat, President

Copy to Counsel:
Smith, Gambrell & Russell, LLP
1230 Peachtree Road, NE
Suite 3100, Promenade II
Atlanta, Georgia 30309
Telecopy Number: (404) 685-7058
Attention: Robert C. Schwartz, Esq.

11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the United States relate to the consummation of the Merger.

11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the day and year first above written.

FIRST NATIONAL BANC, INC.

By:	/s/ David G. Moffat

David G. Moffat, President and Chief Operating Officer

FIRST NATIONAL BANK, ORANGE PARK, FLORIDA

By:	/s/ Timothy M. O’Keefe
Timothy M. O’Keefe, President and
Chief Executive Officer

FNBI Interim Bank, N.A. hereby joins in the foregoing Agreement, undertakes that it will be bound thereby and that it will duly perform all the acts and things therein referred to or provided to be done by it.

IN WITNESS WHEREOF, FNBI Interim Bank, N.A. has caused this undertaking to be made by its duly authorized officer as of this      day of         , 2003.

FNBI INTERIM BANK, N.A.

By:
David G. Moffat, President

APPENDIX B

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

First National Banc, Inc.

St. Marys, Georgia

We have audited the consolidated balance sheets of First National Banc, Inc. and its subsidiaries as of December 31, 2002 and 2001 and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First National Banc, Inc. and its subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the years in the three- year period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Tiller LLC

January 15, 2003

Savannah, Georgia

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2002 and 2001

	2002	2001
ASSETS
Cash and due from banks	$3,139,197	$2,991,280
Federal funds sold	1,484,000	3,735,000

Cash and cash equivalents	4,623,197	6,726,280
Interest-bearing deposits in other banks	1,968,859	3,375,717
Securities available-for-sale	11,575,682	21,225,317
Loans	96,394,707	77,531,767
Less allowance for loan losses	(1,230,511)	(891,245)

Loans, net	95,164,196	76,640,522
Interest receivable	1,232,594	1,184,758
Premises and equipment, net	2,973,834	3,179,160
Foreclosed real estate, net	155,987	173,204
Other investments	763,850	763,850
Other assets	437,004	261,605

Total assets	$118,895,203	$113,530,413

LIABILITIES
Deposits:
Noninterest-bearing	$10,860,973	$10,358,591
Interest-bearing	79,165,243	75,712,626

Total deposits	90,026,216	86,071,217
Federal Home Loan Bank advances	13,000,000	13,000,000
Securities sold under agreements to repurchase	4,536,000	4,271,000
Other liabilities	800,122	1,551,513

Total liabilities	108,362,338	104,893,730

SHAREHOLDERS’ EQUITY
Common stock—par value $.001 per share; 9,000,000 shares authorized; 489,279 and 445,520 issued in 2002 and 2001, respectively	490	446
Preferred stock—par value $.001 per share 1,000,000 shares authorized; none issued
Additional paid-in capital	7,071,712	5,663,918
Retained earnings	3,452,946	3,525,144
Accumulated other comprehensive income	87,131	22,460

	10,612,279	9,211,968
Treasury stock, at cost—1,974 shares in 2002 and 18,087 shares in 2001	(79,414)	(575,285)

Total shareholders’ equity	10,532,865	8,636,683

Total liabilities and shareholders’ equity	$118,895,203	$113,530,413

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
INTEREST INCOME
Loans	$7,498,466	$6,411,040	$5,031,698
Investment securities:
Taxable	591,331	984,841	884,616
Tax-exempt	112,362	157,877	136,690
Federal funds sold	17,879	73,646	41,988
Deposits in other banks	102,203	321,847	275,420

Total interest income	8,322,241	7,949,251	6,370,412

INTEREST EXPENSE
Deposits	2,765,828	3,595,990	2,942,102
Federal Home Loan Bank advances	714,875	572,901	438,048
Federal funds purchased and securities sold under agreements to repurchase	141,668	238,937	327,730

Total interest expense	3,622,371	4,407,828	3,707,880

NET INTEREST INCOME	4,699,870	3,541,423	2,662,532
PROVISION FOR LOAN LOSSES	592,347	633,328	167,141

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,107,523	2,908,095	2,495,391

NONINTEREST INCOME
Service charges on deposit accounts	417,378	426,175	373,747
Loan servicing fees	1,270,060	992,788	522,733
Other service charges and fees	89,062	104,890	69,307
Net realized gains on sales of securities available-for-sale	57,745	261,087	6,629
Other income	201,984	165,626	96,721

Total noninterest income	2,036,229	1,950,566	1,069,137

NONINTEREST EXPENSES
Salaries and employee benefits	1,895,679	1,492,179	1,159,348
Net occupancy expense	252,048	146,785	98,859
Loss on foreclosed real estate	87,743	107,717	10,876
Other expenses	1,883,983	1,464,301	1,153,249

Total noninterest expense	4,119,453	3,210,982	2,422,332

INCOME BEFORE INCOME TAXES	2,024,299	1,647,679	1,142,196
PROVISION FOR INCOME TAXES	695,393	536,500	372,600

NET INCOME	$1,328,906	$1,111,179	$769,596

Earnings per share:
Basic	$2.74	$2.56	$1.73

Diluted	$2.69	$2.53	$1.72

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

Years Ended December 31, 2002, 2001 and 2000

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
	Shares	Amount
BALANCE—DECEMBER 31, 1999	445,520	$446	$5,662,241	$1,644,369	$(411,225)	$(8,250)	$6,887,581
Comprehensive income:
Net income				769,596			769,596

Other comprehensive income:
Net change in unrealized gain (loss) on securities available for sale, net tax effects					284,024		284,024

Total comprehensive income							1,053,620

Reissuance treasury stock (258 shares)			1,677			6,450	8,127
Purchase of treasury stock (8,550 shares)						(270,288)	(270,288)

BALANCE—DECEMBER 31, 2000	445,520	446	5,663,918	2,413,965	(127,201)	(272,088)	7,679,040
Comprehensive income:
Net income				1,111,179			1,111,179
Other comprehensive income:
Net change in unrealized gain (loss) on securities available-for-sale, net of tax effects					149,661		149,661

Total comprehensive income							1,260,840

Reissuance of treasury stock (635 shares)						20,003	20,003
Purchase of treasury stock (10,100 shares)						(323,200)	(323,200)

BALANCE—DECEMBER 31, 2001	445,520	446	5,663,918	3,525,144	22,460	(575,285)	8,636,683
Comprehensive income:
Net income				1,328,906			1,328,906
Other comprehensive income:
Net change in unrealized gain (loss) on securities available-for-sale, net of tax effects					64,671		64,671

Total comprehensive income							1,393,577

Stock dividend	43,759	44	1,400,244	(1,400,288)
Cash dividend in lieu of stock				(816)			(816)
Reissuance of treasury stock (19,657 shares)			7,550			619,900	627,450
Purchase of treasury stock (3,544 shares)						(124,029)	(124,029)

BALANCE—DECEMBER 31, 2002	489,279	$490	$7,071,712	$3,452,946	$87,131	$(79,414)	$10,532,865

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2002, 2001 and 2000

	2002	2001	2000
OPERATING ACTIVITIES
Net income	$1,328,906	$1,111,179	$769,596
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	266,847	231,907	198,774
Amortization and accretion, net	49,388	(104,954)	(180,679)
Provision for loan losses	592,347	633,328	167,141
Net realized (gain) loss on securities available-for-sale	(57,745)	(261,087)	(6,629)
Loss on foreclosed real estate	87,743	107,717	10,876
Changes in:
Interest receivable	(47,836)	(376,089)	(145,626)
Other assets	(214,438)	(229,409)	124,837
Other liabilities	(751,391)	(23,051)	216,663

Net cash provided by operating activities	1,253,821	1,089,541	1,154,953

INVESTING ACTIVITIES
Net decrease in interest-bearing deposits in other banks	1,482,767	282,507	222,090
Activity in securities available-for-sale:
Maturities, prepayments and calls	4,779,720	15,909,102	1,504,273
Sales	8,689,160	15,262,430	9,576,169
Purchases	(3,783,087)	(34,635,680)	(12,298,028)
Net increase in loans	(19,535,385)	(19,098,062)	(10,565,525)
Proceeds from sale of foreclosed real estate	348,838	344,151	144,000
Purchase of Federal Home Loan Bank stock		(150,000)	(175,300)
Additions to premises and equipment	(61,521)	(162,130)	(832,803)

Net cash used for investing activities	(8,079,508)	(22,247,682)	(12,425,124)

FINANCING ACTIVITIES
Net increase in deposits	3,954,999	17,532,427	5,722,499
Net advances from Federal Home Loan Bank		3,000,000	5,500,000
Net increase in securities sold under agreements to repurchase	265,000	1,836,000	(510,000)
Dividends paid on fractional shares	(816)
Reissuance of treasury stock	627,450	20,003	8,127
Purchase of treasury stock	(124,029)	(323,200)	(270,288)

Net cash provided by financing activities	4,722,604	22,065,230	10,450,338

Increase (decrease) in cash and cash equivalents	(2,103,083)	907,089	(819,833)
Cash and cash equivalents—beginning	6,726,280	5,819,191	6,639,024

Cash and cash equivalents—ending	$4,623,197	$6,726,280	$5,819,191

SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
Interest	$4,106,582	$4,199,092	$3,320,957

Income Taxes	$712,000	$386,000	$408,000

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - FNBI provides through its wholly-owned subsidiaries, FNB-St. Marys and First National Insurance Agency, Inc., a full range of banking and insurance services to individuals and business throughout coastal Georgia, including Camden and surrounding counties, and northeast Florida.

Basis of Presentation - The consolidated financial statements include the accounts of FNBI and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated. The accounting and reporting policies and practices of FNBI conform to generally accepted accounting principles and to general practice within the banking industry. The following is a summary of the more significant of such policies and practices.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Securities Available-for-Sale - Management has classified all of FNB-St. Marys’ investment securities as available-for-sale. These securities are carried at market value with unrealized gains or losses, net of tax, included in other comprehensive income. Premiums and discounts are amortized and accreted using a method that approximates a level yield. Gains and losses from dispositions are based on the net proceeds and adjusted carrying amounts of the securities sold, using the specific identification method.

Loans - Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amounts adjusted for any charge-offs and the allowance for possible loan losses.

Interest on loans is recognized using the simple interest method based on the principal balance outstanding. Interest accruals, including accruals of interest on impaired loans, are discontinued when either principal or interest becomes 90 days past due, or when in management’s opinion, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that it is not reasonable to expect such interest will be collected. Interest income is subsequently recognized only to the extent cash payments are received.

Allowance for Loan Losses - The allowance for loan losses are maintained at a level that, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. Management’s periodic evaluation of the adequacy of the allowance is based on FNB-St. Marys’ past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to pay, the estimated value of the underlying collateral, current economic conditions, and other pertinent factors. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant change. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary. The allowance for loan losses is increased by charges to income and recoveries on loans previously charged off as uncollectible. Decreases in the allowance occur as loans deemed uncollectible are charged to the allowance.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the schedule payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, consumer loans are not individually identified for impairment.

Premises and Equipment - Property is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of such assets.

Foreclosed Real Estate - Real estate properties acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis in the asset. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying value or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in foreclosed asset losses.

Income Taxes - Provisions for income taxes are based upon amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes based on the differences between financial statement and tax bases of assets and liabilities using current enacted tax rates. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Reclassifications - Certain amounts in the 2001 consolidated financial statements have been reclassified to conform to the 2002 presentation.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks and federal funds sold.

Comprehensive Income - Comprehensive income consist of net income plus other gains and losses affecting owners’ equity that, under generally accepted accounting principles, are excluded from net income. For FNBI, such items consist primarily of unrealized gains and losses on marketable securities. The components of comprehensive income are reported in the consolidated statements of shareholders’ equity.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SECURITIES AVAILABLE-FOR-SALE

The amortized cost, estimated market value and gross unrealized gains and losses on securities are as follows:

	Amortized Costs	Unrealized Gains	Unrealized Losses	Fair Value
December 31, 2002
U.S. Government agencies and corporations	$471,869	$2,422	$(18,973)	$455,318
Mortgage-backed securities	8,812,888	89,793	—	8,902,681
State and municipals	2,158,908	59,060	(285)	2,217,683

Total	$11,443,665	$151,275	$(19,258)	$11,575,682

December 31, 2001
U.S. Government agencies and corporations	$1,459,900	$18,203	$(45,896)	$1,432,207
Mortgage-backed securities	12,906,418	66,963	(55,727)	12,917,654
State and municipals	3,427,324	19,221	(42,305)	3,404,240
Corporate bonds	3,403,369	99,005	(31,158)	3,471,216

Total	$21,197,011	$203,392	$(175,086)	$21,225,317

Gross realized gains on sales of securities available-for-sale were $57,745 in 2002. Gross realized gains and gross realized losses on sales of securities available-for-sale were $262,241 and $1,154, respectively, in 2001.

The amortized cost and estimated market value of debt securities at December 31, 2002 by contractual maturity are as follows:

	Amortized Cost	Market Value
Due in one year or less	$549,983	$555,101
Due after one year through five years	1,653,685	1,710,040
Due after five years through ten years	205,240	204,964
Due after ten years	221,869	202,896
Mortgage-backed securities	8,812,888	8,902,681

	$11,443,665	$11,575,682

At December 31, 2002 and 2001 securities with a carrying value of approximately $4,008,000 and $7,200,000, respectively, were pledged to secure deposits of public funds and for securities sold under repurchase agreements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. LOANS

Loans are summarized as follows:

	December 31,
	2002	2001
Commercial	$9,607,115	$9,990,656
Commercial real estate	40,624,772	32,984,966
Residential real estate	39,296,052	28,461,567
Consumer	6,866,768	6,094,578

	$96,394,707	$77,531,767

An analysis of the allowance for loan losses is as follows:

	2002	2001	2000
Balance, beginning of year	$891,245	$429,219	$388,751
Provision for loan losses	592,347	633,328	167,141
Loans charged off	(279,737)	(191,958)	(149,074)
Recoveries	26,656	20,656	22,401

Balance, end of year	$1,230,511	$891,245	$429,219

Loans having recorded investments of approximately $707,891 at December 31, 2002 and approximately $706,000 at December 31, 2001 have been identified as impaired in accordance with the provisions of FASB Statement No. 114, as amended by FASB Statement No. 118. The average recorded investment in such loans during 2002 and 2001 was approximately $1,032,917 and $1,275,000 respectively. The total allowance for possible loan losses related to these loans was approximately $101,966 and $105,000 at December 31, 2002 and 2001, respectively.

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment is summarized as follows:

	2002	2001
Land	$781,105	$781,105
Buildings	2,363,290	2,363,290
Furniture and equipment	1,405,806	1,419,916
Leasehold improvements		51,102
Automobiles	36,507	36,507

	4,586,708	4,651,920
Less accumulated depreciation	1,612,874	1,472,760

	$2,973,834	$3,179,160

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. OTHER INVESTMENTS

Other investments are carried at cost and consist of the following:

	December 31,
	2002	2001
Federal Home Loan Bank stock	$650,000	$650,000
Federal Reserve Bank stock	113,850	113,850

	$763,850	$763,850

NOTE 6. INTEREST-BEARING DEPOSITS

Interest-bearing deposits for the years ended December 31, 2002 and 2001 are summarized as follows:

	December 31,
	2002	2001
NOW	$13,416,611	$13,029,862
Money market	1,549,474	1,430,305
Savings	2,694,640	2,093,318
Certificates of deposits, $100,000 or more	30,933,906	27,616,193
Other time deposits	30,570,612	31,542,948

	$79,165,243	$75,712,626

At December 31, 2002, scheduled maturities of certificates of deposit are as follows:

2003	$36,094,297
2004	16,640,544
2005	8,612,403
2006	157,274

$61,504,518

NOTE 7. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase, which are classified as secured borrowings generally mature within 90 days from the transaction date. Securities sold under these agreements are reflected at the amount of cash received in connection with the transaction and are classified as secured borrowings. FNB-St. Marys may be required to provide additional collateral based on the fair value of the underlying securities.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. FEDERAL HOME LOAN BANK ADVANCES

FNB-St. Marys has an agreement for advances with the Federal Home Loan Bank. These advances are secured by a blanket floating lien agreement, which provides a security interest in all unencumbered first mortgage residential loans, and by investments in Federal Home Loan Bank stock.

Advances from the Federal Home Loan Bank are summarized as follows:

	December 31,
	2002	2001
Advance payable—interest payable quarterly at 5.44%, principal due February 13, 2008	$3,000,000	$3,000,000
Advance payable—interest payable quarterly at 4.96%, principal due November 16, 2006	3,000,000	3,000,000
Advance payable—interest payable quarterly at 5.35%, principal due March 1, 2004	5,000,000	5,000,000
Advance payable—interest payabe quarterly at 5.90%, principal due November 10, 2005	2,000,000	2,000,000

	$13,000,000	$13,000,000

Weighted-average interest rates	5.50%	5.03%

The contractual maturities of Federal Home Loan Bank advances are as follows:

Due in 2004	$5,000,000
Due in 2005	2,000,000
Due in 2006	3,000,000
Due in 2008	3,000,000

Total	$13,000,000

NOTE 9. CREDIT ARRANGEMENTS

At December 31, 2002, federal funds line of credit arrangements aggregating $8,850.000 were available to FNB-St. Marys from corresponding banking institutions. There are no commitment fees and compensated balances are not required. FNB-St. Marys also has a Blanket Floating Lien Agreement with the Federal Home Loan Bank of Atlanta. Under this agreement, FNB-St. Marys has a credit line up to seventy-five percent of the book value of its one-to-four family first mortgage loans, or approximately $10,206,000 available as of December 31, 2002. These credit arrangements principally serve as liquidity back-up for FNB-St. Marys.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. RELATED PARTY TRANSACTIONS

In the ordinary course of business, FNB-St. Marys has direct and indirect loans outstanding to certain directors, executive officers, and principal shareholders, including their associates. Such loans are made on the same terms as those prevailing at the time for comparable transactions with unaffiliated customers.

The following is a summary of the activity of loans to directors, executive officers, and principal shareholders:

	December 31,
	2002	2001
Balance, beginning of year	$1,812,982	$1,366,450
Amounts advanced	1,755,913	1,108,891
Repayments	(1,084,699)	(662,359)

Balance, end of year	$2,484,196	$1,812,982

NOTE 11. EMPLOYEE BENEFIT PLANS

FNB-St. Marys sponsors a defined benefit plan pension for eligible employees. Information pertaining to the plan is as follows:

	December 31,
	2002	2001
Pension benefit obligation	$231,806	$244,908
Fair value of plan assets	118,632	105,043

Funded status	$(113,174)	$(139,865)

Prepaid (accrued) benefit cost	$—	$—
Employer contributions	$28,243	$20,459
Benefits paid	$—	$22,243
Discount rate	7.25%	7.50%
Expected return of assets	8.25%	8.25%
Rate of compensation increase	5.00%	5.00%

Net periodic benefit cost for the plan years ended December 31, 2002, 2001 and 2000, was $30,314, $53,901 and $38,036, respectfully.

Effective January 1, 2001, FNBI and its subsidiaries adopted a 401(k) profit sharing plan that covers substantially all full-time employees meeting certain eligibility requirements. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. FNBI makes matching contributions equal to 25% of the first 8% of an employee’s contribution to the plan. In addition, the plan provides for discretionary contributions as determined by the board of directors. For the plan year ended December 31, 2002 and 2001, employer matching contributions to the plan totaled $13,697 and $6,896, respectively. No discretionary contributions were made in 2002 and 2001.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. INCOME TAXES

The provision for income taxes is as follows:

	Years Ended December 31,
	2002	2001	2000
Current	$806,393	$678,500	$379,600
Deferred	(111,000)	(142,000)	(7,000)

	$695,393	$536,500	$372,600

The provision for income taxes is less than computed by applying the statutory federal income tax rate of 34% to income before income taxes as indicated by the following:

	Years Ended December 31,
	2002	2001	2000
Income tax at statutory rate	$692,000	$560,000	$388,000
Increase (decrease) in taxes:
Tax-exempt interest	(53,000)	(67,000)	(48,000)
State income taxes, net of federal income tax benefit	45,000	38,000	19,000
Other	11,393	5,500	13,600

Provision for income taxes	$695,393	$536,500	$372,600

The components of net deferred tax assets are as follows:

	December 31,
	2002	2001
Deferred tax assets:
Allowance for loan losses	$364,000	$246,000

Deferred tax liabilities:
Net unrealized gain on investment securities available for sale	45,000	6,000
Accumulated depreciation	125,000	118,000

Total deferred tax liabilities	170,000	124,000

Net deferred tax assets	$194,000	$122,000

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. COMMITMENTS AND CONTINGENCIES

Financial instruments with off-balance sheet risk:

In the normal course of its lending activities, FNB-St. Marys is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

FNB-St. Marys’ exposure to credit loss in the event of non-performance by the other party of the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. FNB-St. Marys uses the same credit policies in making these commitments as it does for on-balance sheet instruments and evaluates each customer’s credit worthiness on a case-by-case basis. A summary of commitments is as follows:

	December 31,
	2002	2001
Commitments to extend credit	$14,090,538	$11,038,596
Credit card commitments	$435,748	$509,912
Standby letter of credit	$94,165	$347,725

Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary, for these commitments by FNB-St. Marys, upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held, if any varies but may include inventory, equipment, real estate, or other property. Credit card commitments are unsecured.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. FNB-St. Marys generally holds collateral supporting those commitments if deemed necessary.

FNB-St. Marys’ lending activity is primarily concentrated in the market area of coastal Georgia, including Camden and surrounding counties, and northeast Florida.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. STOCK OPTIONS

The following is a summary of changes in stock options:

	2002		2001		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding—beginning	28,136	$25	$20,878	$24	$14,278	$19
Options granted	1,400	45	7,258	30	6,600	32
Options exercised	—		—		—

Options outstanding—ending	29,536	$26	28,136	$25	20,878	$23

Total stock options exercisable at December 31, 2002, 2001 and 2000 were 15,076, 9,983 and 5,807 respectively. Weighted average exercise price of exercisable options at December 31, 2002, 2001 and 2000 was $22, $19 and $17 per option, respectively.

FNBI has elected not to adopt the fair value method of accounting for employee stock options as prescribed by Statement of Financial Accounting Standards (SFAS) No. 123 “Accounting for Stock-Based Compensation” issued by the Financial Accounting Standards Board. Instead, as permitted by SFAS No. 123, FNBI has elected to continue to apply the intrinsic value method of accounting prescribed under the provisions of Accounting Principles Board Statement No. 25, “Accounting for Stock Issued to Employees”. Accordingly, no compensation cost has been recognized for options granted in 2002, 2001 and 2000. Pro forma disclosures of the effects of applying the fair value based method are considered immaterial and have been omitted.

NOTE 15. EARNINGS PER SHARE

Earnings per share has been calculated in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128 “Earnings Per Share” issued by the Financial Accounting Standards Board. SFAS No. 128 requires presentation of earnings per share on a basic computation and a diluted computation. The basic computation divides net income by only the weighted average number of common shares outstanding for the year and the diluted computation gives effect to all diluted common shares that were outstanding during the year.

The following data shows the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

	Years Ended December 31,
	2002	2001	2000
Income available to common shareholders	$1,328,906	$1,111,179	$769,596

Weighted average number of common shares used in basic earnings per share	485,595	434,800	444,667
Effect of dilutive securities:
Stock options	7,706	4,015	2,986

Weighted average number of common and dilutive potential common shares used in diluted earnings per share	493,301	438,815	447,653

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16. REGULATORY REQUIREMENTS

Federal regulations restrict the amount of dividends and loans or advances made by FNB-St. Marys to FNBI. The approval of the Comptroller of the Currency is required if the total dividends declared by FNB-St. Marys in any calendar year exceeds FNB-St. Marys’ net profit, as defined, for that year combined with its retained net profits for the preceding two years. At December 31, 2002, FNB-St. Marys’ retained earnings available for payment of dividends, without prior approval of the Comptroller of the Currency was approximately $2,676,000.

FNBI and FNB-St. Marys are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on FNB-St. Marys’ financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, FNB-St. Marys must meet specific capital guidelines that involve quantitative measures of FNB-St. Marys’ assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. FNB-St. Marys’ capital amounts and the classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require FNBI and FNB-St. Marys to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 capital (as defined in the regulations) to total average assets (as defined) and minimum ratios of Tier 1 and total capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 2002 and 2001, that FNBI and FNB-St. Marys met all capital adequacy requirements to which they are subject.

As of June 30, 2002, the most recent notification from the Office of Comptroller of the Currency categorized FNB-St. Marys as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized FNB-St. Marys must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed FNB-St. Marys’ category.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FNBI and FNB-St. Marys’ actual capital amounts and ratios as of December 31, 2002 and 2001 are presented in the following tables:

	Actual		For Capital Adequacy Purposes		Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2002
Total Capital ( to Risk Weighted Assets )
Consolidated	$11,721,323	12.33%	$7,606,130	8.00%
Bank	$11,507,608	12.11%	$7,599,322	8.00%	$9,499,152	10.00%
Tier 1 Capital ( to Risk Weighted Assets )
Consolidated	$10,445,734	10.99%	$3,803,065	4.00%
Bank	$1,023,303	10.77%	$3,799,661	4.00%	$5,699,491	6.00%
Tier 1 Capital ( to Average Assets )
Consolidated	$10,445,734	8.99%	$4,648,512	4.00%
Bank	$10,233,083	8.80%	$4,652,628	4.00%	$5,815,785	5.00%

December 31, 2001
Total Capital ( to Risk Weighted Assets )
Consolidated	$9,527,928	10.45%	$7,294,701	8.00%
Bank	$9,410,595	10.33%	$7,290,497	8.00%	$9,113,121	10.00%
Tier 1 Capital ( to Risk Weighted Assets )
Consolidated	$8,614,223	9.45%	$3,647,351	4.00%
Bank	$8,496,890	9.32%	$3,645,248	4.00%	$5,467,873	6.00%
Tier 1 Capital ( to Average Assets )
Consolidated	$8,614,223	8.23%	$4,188,758	4.00%
Bank	$8,496,890	8.12%	$4,186,819	4.00%	$5,233,524	5.00%

NOTE 17. FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for FNBI’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of FNBI.

The following methods and assumptions were used in estimating fair value disclosures for financial instruments:

Cash and due from banks, federal funds sold and interest-bearing deposits in other banks—The carrying amounts, due to their nature, approximate their fair value.

Securities - Fair values for securities, excluding Federal Home Loan Bank and Federal Reserve Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank and Federal Reserve Bank stock approximates fair value based on the redemption provisions of the stock.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Loans - For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. The fair values for all other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying value of off-balance-sheet commitments approximates fair value based on the fact that FNBI generally does not offer lending commitments to its customers for long periods and, the underlying rates of the commitments approximate market rates.

Deposit liabilities - Fair values of certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of similar terms and maturities. The carrying amounts of all other deposits, due to their nature, approximate their fair values.

Short-term borrowings - The carrying amounts of federal funds purchased and borrowings under repurchase agreements approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Federal Home Loan Bank advances - Fair value for fixed-rate borrowings from the Federal Home Loan Bank are estimated using a discounted cash flow calculation that considers interest rates currently being offered on advances of similar terms to maturity.

	December 31, 2002		December 31, 2001
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and cash Equivalents	$4,623,000	$4,623,000	$6,726,000	$6,726,000
Interest-bearing deposits in other banks	1,969,000	1,969,000	3,376,000	3,376,000
Investment securities available-for-sale	11,576,000	11,576,000	21,225,000	21,225,000
Loans	96,395,000	98,139,000	77,532,000	78,259,000
Financial liabilities:
Deposits	$90,026,000	$90,591,000	$86,071,000	$86,512,000
Federal Home Loan Bank advances	13,000,000	13,914,000	13,000,000	13,072,000
Securities sold under agreements to repurchase	4,536,000	4,536,000	4,271,000	4,271,000

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18. CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

Financial information pertaining only to FNBI is as follows:

BALANCE SHEETS
	December 31,
	2002	2001
Assets
Cash	$7,416	$14,172
Interest-bearing deposits	100,000
Other assets	23,885	7,900
Investment in subsidiaries	10,401,564	8,614,611

Total assets	$10,532,865	$8,636,683

Shareholders’ equity
Common stock	$491	$446
Additional paid-in capital	7,071,711	5,663,918
Retained earnings	3,452,946	3,525,144
Accumulated other comprehensive income	87,131	22,460

	10,612,279	9,211,968
Treasury stock	(79,414)	(575,285)

Total shareholders’ equity	10,532,865	8,636,683

Total liabilities and shareholders’ equity	$10,532,865	$8,636,683

STATEMENTS OF INCOME
	Years Ended December 31,
	2002	2001	2000
Income
Dividends from subsidiaries	$25,000	$270,000	$300,000
Interest Income	4,486

	29,486	270,000	300,000
Expenses	34,362	1,500	950

Income before income tax benefits and equity in undistributed income of subsidiaries	(4,876)	268,500	299,050
Income tax benefit	11,500	500	400

Income before equity in undistributed income of subsidiaries	6,624	269,000	299,450
Equity in undistributed income of subsidiaries	1,322,282	842,179	470,146

Net income	$1,328,906	$1,111,179	$769,596

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2002	2001	2000
Operating Activities
Net income	$1,328,906	$1,111,179	$769,596
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of subsidiaries	(1,322,282)	(842,179)	(470,146)
Increase (decrease) in other assets	(15,985)	41,199	(42,100)

Net cash (used) provided by operating activities	(9,361)	310,199	257,350

Investing Activities
Purchased interest-bearing deposits	(500,000)

Net cash (used) by investing activities	(500,000)

Financing Activities
Dividends paid on fractional shares	(816)
Purchase of treasury stock	(124,029)	(323,200)	(270,288)
Reissuance of treasury stock	627,450	20,003	8,128

Net cash (used) for financing activities	502,605	(303,197)	(262,160)

Increase (decrease) in cash	(6,756)	7,002	(4,810)
Cash—beginning of year	14,172	7,170	11,980

Cash—end of year	$7,416	$14,172	$7,170

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

June 30, 2003
ASSETS
Cash and due from banks	$6,368,599
Interest-bearing deposits in other banks	1,749,518
Securities available-for-sale	11,603,904
Loans	105,900,255
Less allowance for loan losses	(1,370,009)

Loans, net	104,530,246
Premises and equipment, net	2,903,007
Foreclosed real estate, net	1,756,505
Other investments	802,286
Other assets	1,141,204

Total assets	$130,855,269

LIABILITIES
Deposits:
Noninterest-bearing	$13,231,480
Interest-bearing	88,872,207

Total deposits	102,103,687
Federal Home Loan Bank advances	13,000,000
Securities sold under agreements to repurchase	4,049,000
Federal funds purchased	333,000
Other liabilities	305,905

Total liabilities	119,791,592

SHAREHOLDERS’ EQUITY
Common stock—par value $.001 per share; 9,000,000 shares authorized; 492,441 issued	492
Preferred stock—par value $.001 per share 1,000,000 shares authorized; none issued
Additional paid-in capital	7,124,512
Retained earnings	4,129,130
Accumulated other comprehensive income	78,313

11,332,447
Treasury stock, at cost—6,162 shares	(268,770)

Total shareholders’ equity	11,063,677

Total liabilities and shareholders’ equity	$130,855,269

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Six Months Ended June 30,
	2003	2002
INTEREST INCOME
Loans	$3,700,323	$3,576,726
Investment securities:
Taxable	151,958	232,888
Tax-exempt	39,113	70,423
Federal funds sold	8,826	11,817
Deposits in other banks	48,545	39,330

Total interest income	3,948,765	3,931,184

INTEREST EXPENSE
Deposits	1,222,756	1,419,265
Federal Home Loan Bank advances	345,887	354,289
Federal funds purchased and securities sold under agreements to repurchase	39,056	85,961

Total interest expense	1,607,699	1,859,515

NET INTEREST INCOME	2,341,066	2,071,669
PROVISION FOR LOAN LOSSES	169,916	297,347

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	2,171,150	1,774,322

NONINTEREST INCOME
Service charges on deposit accounts	197,548	194,282
Loan servicing fees	711,913	750,769
Other service charges and fees	42,260	51,343
Net realized gains on sales of securities available-for-sale		35,894
Other income	176,163	98,358

Total noninterest income	1,127,884	1,130,646

NONINTEREST EXPENSES
Salaries and employee benefits	1,138,549	851,624
Net occupancy expense	65,801	98,895
Loss on foreclosed real estate	10,722	30,988
Other expenses	981,875	976,377

Total noninterest expense	2,196,947	1,957,884

INCOME BEFORE INCOME TAXES	1,102,087	947,084
PROVISION FOR INCOME TAXES	425,903	286,701

NET INCOME	$676,184	$660,383

Earnings per share:
Basic	$1.39	$1.37

Diluted	$1.37	$1.35

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30,
	2002	2001
OPERATING ACTIVITIES
Net income	$676,184	$660,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	89,471	127,079
Amortization and accretion, net	64,193	28,326
Provision for loan losses	169,916	294,347
Net realized (gain) loss on securities available-for-sale		(35,894)
Loss on foreclosed real estate	10,722	30,988
Changes in:
Other assets	528,394	18,640
Other liabilities	(489,676)	(365,477)

Net cash provided by operating activities	1,049,204	758,392

INVESTING ACTIVITIES
Net decrease in interest-bearing deposits in other banks	242,875	1,133,767
Activity in securities available-for-sale:
Maturities, prepayments and calls	6,599,742	4,436,256
Sales		974,687
Purchases	(6,729,050)
Net increase in loans	(11,196,646)	(15,822,671)
Proceeds from sale of foreclosed real estate	49,440	82,000
Other investments	(38,436)
Additions to premises and equipment	(18,644)	(39,594)

Net cash used for investing activities	(11,090,719)	(9,235,555)

FINANCING ACTIVITIES
Net increase in deposits	12,077,471	3,624,949
Net increase in securities sold under agreements to repurchase	(487,000)	2,458,000
Net increase in federal funds purchased	333,000
Reissuance of treasury stock	12,375	549,990
Purchase of treasury stock	(148,929)	(10,092)

Net cash provided by financing activities	11,786,917	6,622,847

Increase (decrease) in cash and cash equivalents	1,745,402	(1,854,316)
Cash and cash equivalents—beginning	4,623,197	6,726,280

Cash and cash equivalents—ending	$6,368,599	$4,871,964

SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
Interest	$1,698,870	$2,312,439

Income Taxes	$518,037	$401,872

See notes to consolidated financial statements.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - FNBI provides through its wholly-owned subsidiaries, FNB-St. Marys and First National Insurance Agency, Inc., a full range of banking and insurance services to individuals and businesses throughout coastal Georgia, including Camden and surrounding counties, and northeast Florida.

Basis of Presentation - The consolidated financial statements include the accounts of FNBI and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated. The accounting and reporting policies and practices of FNBI conform to generally accepted accounting principles and to general practice within the banking industry. The following is a summary of the more significant of such policies and practices.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Securities Available-for-Sale - Management has classified all of FNB-St. Marys’ investment securities as available-for-sale. These securities are carried at market value with unrealized gains or losses, net of tax, included in other comprehensive income. Premiums and discounts are amortized and accreted using a method that approximates a level yield. Gains and losses from dispositions are based on the net proceeds and adjusted carrying amounts of the securities sold, using the specific identification method.

Loans - Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amounts adjusted for any charge-offs and the allowance for possible loan losses.

Interest on loans is recognized using the simple interest method based on the principal balance outstanding. Interest accruals, including accruals of interest on impaired loans, are discontinued when either principal or interest becomes 90 days past due, or when in management’s opinion, after considering economic and business conditions and collection efforts, the borrower’s financial condition is such that it is not reasonable to expect such interest will be collected. Interest income is subsequently recognized only to the extent cash payments are received.

Allowance for Loan Losses - The allowance for loan losses are maintained at a level that, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. Management’s periodic evaluation of the adequacy of the allowance is based on FNB-St. Marys’ past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to pay, the estimated value of the underlying collateral, current economic conditions, and other pertinent factors. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant change. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary. The allowance for loan losses is increased by charges to income and recoveries on loans previously charged off as uncollectible. Decreases in the allowance occur as loans deemed uncollectible are charged to the allowance.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the schedule payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral if the loan is collateral dependent. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, consumer loans are not individually identified for impairment.

Premises and Equipment - Property is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of such assets.

Foreclosed Real Estate - Real estate properties acquired through, or in lieu of, foreclosure are held for sale and are initially recorded at fair value at the date of foreclosure, establishing a new cost basis in the asset. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying value or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in foreclosed asset losses.

Income Taxes - Provisions for income taxes are based upon amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and include deferred taxes based on the differences between financial statement and tax bases of assets and liabilities using current enacted tax rates. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Cash and Cash Equivalents - For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks and federal funds sold.

Comprehensive Income - Comprehensive income consist of net income plus other gains and losses affecting owners’ equity that, under generally accepted accounting principles, are excluded from net income. For FNBI, such items consist primarily of unrealized gains and losses on marketable securities. The components of comprehensive income are reported in the consolidated statements of shareholders’ equity.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2. SECURITIES AVAILABLE-FOR-SALE

At June 30, 2003, the amortized cost, estimated market value and gross unrealized gains and losses on securities are as follows:

	Amortized Costs	Unrealized Gains	Unrealized Losses	Fair Value
June 30, 2003
U.S. Government agencies and corporations	$4,205,670	$6,382	$(103)	$4,211,949
Mortgage-backed securities	5,332,242	31,083	(2,616)	5,360,709
State and municipals	1,947,335	83,911	—	2,031,246

Total	$11,485,247	$121,376	$(2,719)	$11,603,904

The amortized cost and estimated market value of debt securities by contractual maturity are as follows:

	Cost	Value
Due in one year or less	$2,410,110	$2,536,059
Due after one year through five years	3,537,979	3,487,171
Due after five years through ten years	204,916	219,965
Due after ten years
Mortgage-backed securities	5,332,242	5,360,709

	$11,485,247	$11,603,904

At June 30, 2003, securities with a carrying value of $10,803,000 were pledged to secure deposits of public funds and for securities sold under repurchase agreements.

NOTE 3. LOANS

Loans are summarized as follows:

June 30, 2003
Commercial	$12,923,299
Commercial real estate	42,076,664
Residential real estate	42,536,051
Consumer	8,364,241

$105,900,255

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. LOANS (Continued)

An analysis of the allowance for loan losses for the six months ended June 30, 2003 is as follows:

June 30, 2003
Balance, beginning of year	$1,230,511
Provision for loan losses	169,916
Loans charged off	(56,855)
Recoveries	26,437

Balance, end of year	$1,370,009

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment is summarized as follows:

June 30 2003
Land	$781,105
Buildings	2,363,290
Furniture and equipment	1,411,225
Leasehold improvements
Automobiles	36,507

4,592,127
Less accumulated depreciation	1,689,120

$2,903,007

NOTE 5. OTHER INVESTMENTS

Other investments are carried at cost and consist of the following at June 30, 2003:

Federal Home Loan Bank stock	$650,000
Federal Reserve Bank stock	$126,000
Other	26,286

$802,286

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. INTEREST-BEARING DEPOSITS

Interest-bearing deposits are summarized as follows at June 30, 2003:

June 30, 2003
NOW	$16,679,306
Money market	2,243,098
Savings	2,931,065
Certificates of deposits, $100,000 or more	34,169,177
Other time deposits	34,849,561

$88,872,207

At June 30, 2003, scheduled maturities of certificates of deposit are as follows:

Less than one year	$36,757,482
One to two years	17,660,624
Two to three years	11,573,289
Greater than three years	1,027,343

$67,018,738

NOTE 7. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase, which are classified as secured borrowings generally mature within 90 days from the transaction date. Securities sold under these agreements are reflected at the amount of cash received in connection with the transaction and are classified as secured borrowings. FNB-St. Marys may be required to provide additional collateral based on the fair value of the underlying securities.

NOTE 8. FEDERAL HOME LOAN BANK ADVANCES

FNB-St. Marys has an agreement for advances with the Federal Home Loan Bank. These advances are secured by a blanket floating lien agreement, which provides a security interest in all unencumbered first mortgage residential loans, and by investments in Federal Home Loan Bank stock.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. FEDERAL HOME LOAN BANK ADVANCES (Continued)

Advances from the Federal Home Loan Bank are summarized as follows at June 30, 2003:

June 30, 2003
Advance payable—interest payable quarterly at 5.44%, principal due February 13, 2008	$3,000,000
Advance payable—interest payable quarterly at 4.96%, principal due November 16, 2006	3,000,000
Advance payable—interest payable quarterly at 5.35%, principal due March 1, 2004	5,000,000
Advance payable—interest payabe quarterly at 5.90%, principal due November 10, 2005	2,000,000

$13,000,000

Weighted-average interest rates	5.50%

The contractual maturities of Federal Home Loan Bank advances are as follows:

Less than one year	$5,000,000
One to two years	2,000,000
Three to four years	3,000,000
Greater than five years	3,000,000

Total	$13,000,000

NOTE 9. CREDIT ARRANGEMENTS

At June 30, 2003, federal funds line of credit arrangements aggregating $8,850,000 were available to FNB-St. Marys from corresponding banking institutions. There are no commitment fees and compensated balances are not required. FNB-St. Marys also has a Blanket Floating Lien Agreement with the Federal Home Loan Bank of Atlanta. Under this agreement, FNB-St. Marys has a credit line up to seventy-five percent of the book value of its one-to-four family first mortgage loans, or approximately $10,206,000 available as of June 30, 2003. These credit arrangements principally serve as liquidity back-up for FNB-St. Marys. FNB-St. Marys had $333,000 drawn on its federal funds line of credit as of June 30, 2003.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. COMMITMENTS AND CONTINGENCIES

Financial instruments with off-balance sheet risk:

In the normal course of its lending activities, FNB-St. Marys is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

FNB-St. Marys’ exposure to credit loss in the event of non-performance by the other party of the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. FNB-St. Marys uses the same credit policies in making these commitments as it does for on-balance sheet instruments and evaluates each customer’s credit worthiness on a case-by-case basis. A summary of commitments is as follows:

Commitments to extend credit	$14,883,677
Credit card commitments	$457,266
Standby letter of credit	$1,022,665

Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary, for these commitments by FNB-St. Marys, upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held, if any varies but may include inventory, equipment, real estate, or other property. Credit card commitments are unsecured.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. FNB-St. Marys generally holds collateral supporting those commitments if deemed necessary.

FNB-St. Marys’ lending activity is primarily concentrated in the market area of coastal Georgia, including Camden and surrounding counties, and northeast Florida.

Commitments to extend credit are arrangements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary, for these commitments by FNB-St. Marys, upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held, if any varies but may include inventory, equipment, real estate, or other property. Credit card commitments are unsecured.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. COMMITMENTS AND CONTINGENCIES (Continued)

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. FNB-St. Marys generally holds collateral supporting those commitments if deemed necessary.

FNB-St. Marys’ lending activity is primarily concentrated in the market area of coastal Georgia, including Camden and surrounding counties, and northeast Florida.

NOTE 11. STOCK OPTIONS

The following is a summary of changes in stock options:

	June 30, 2003
	Number	Weighted Average Exercise Price
Options outstanding—beginning	$29,536	$25.75
Options granted	—	—
Options exercised	3,162	15.92

Options outstanding—ending	$26,374	$24.04

Total stock options exercisable at June 30, 2003 were 12,598. Weighted average exercise price of exercisable options at June 30, 2003 was $23.74.

FNBI has elected not to adopt the fair value method of accounting for employee stock options as prescribed by Statement of Financial Accounting Standards (SFAS) No. 123 “Accounting for Stock-Based Compensation” issued by the Financial Accounting Standards Board. Instead, as permitted by SFAS No. 123, FNBI has elected to continue to apply the intrinsic value method of accounting prescribed under the provisions of Accounting Principal Board Statement No. 25, “Accounting for Stock Issued to Employees”. Accordingly, no compensation cost has been recognized for options granted in the past. Pro forma disclosures of the effects of applying the fair value based method are considered immaterial and have been omitted.

FIRST NATIONAL BANC, INC. & SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. EARNINGS PER SHARE

Earnings per share has been calculated in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 128 “Earnings Per Share” issued by the Financial Accounting Standards Board. SFAS No. 128 requires presentation of earnings per share on a basic computation and a diluted computation. The basic computation divides net income by only the weighted average number of common shares outstanding for the year and the diluted computation gives effect to all diluted common shares that were outstanding during the year.

The following data shows the amounts used in computing earnings per share and the effect on income and the weighted average number of shares of dilutive potential common stock.

	June 30,
	2003	2002
Income available to common shareholders	$676,184	$660,385
Weighted average number of common shares used in basic earnings per share	486,463	482,887
Effect of dilutive securities:
Stock options	7,102	6,594
Weighted average number of common and dilutive potential common shares used in diluted earnings per share	439,565	489,481

APPENDIX C

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors

First National Bank

Orange Park, Florida

We have audited the accompanying balance sheets of First National Bank as of December 31, 2002 and 2001, and the related statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of First National Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MAULDIN & JENKINS, LLC

Albany, Georgia

March 7, 2003

FIRST NATIONAL BANK

BALANCE SHEETS

DECEMBER 31, 2002 AND 2001

	2002	2001
Assets
Cash and due from banks	$1,696,168	$1,113,211
Interest-bearing deposits in banks	3,305	15,808
Federal funds sold	775,000	—
Securities available for sale	7,513,743	4,529,393
Restricted equity securities	345,000	255,000

Loans	47,366,994	29,724,459
Less allowance for loan losses	601,261	402,000

Loans, net	46,765,733	29,322,459

Premises and equipment, net	3,935,973	3,609,333
Other assets	323,896	243,190

	$61,358,818	$39,088,394

Liabilities and Stockholders’ Equity

Deposits
Noninterest-bearing	$6,329,567	$3,271,895
Interest-bearing	41,881,835	26,717,474

Total deposits	48,211,402	29,989,369
Federal funds purchased	1,000,000	120,000
Other borrowings	6,305,000	3,472,000
Other liabilities	305,107	217,592

Total liabilities	55,821,509	33,798,961

Commitments and contingencies

Stockholders’ equity
Common stock, par value $10; 10,000,000 shares authorized; 300,000 issued and outstanding	3,000,000	3,000,000
Capital surplus	2,969,480	2,969,480
Accumulated deficit	(482,563)	(694,511)
Other comprehensive income	50,392	14,464

Total stockholders’ equity	5,537,309	5,289,433

	$61,358,818	$39,088,394

See Notes to Financial Statements.

FIRST NATIONAL BANK

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Interest income
Interest and fees on loans	$2,999,621	$2,067,957
Interest and dividends on taxable securities	256,288	117,220
Interest on certificate of deposits in other banks	—	5,130
Interest on federal funds sold	11,390	11,051

	3,267,299	2,201,358

Interest expense
Interest on deposits	1,166,696	843,151
Interest on federal funds purchased	4,767	8,118
Interest on other borrowings	70,319	41,043

	1,241,782	892,312

Net interest income	2,025,517	1,309,046
Provision for loan losses	273,056	189,000

Net interest income after provision for loan losses	1,752,461	1,120,046

Other income
Service charges on deposit accounts	150,804	88,956
Other service charges and fees	38,038	34,854
Security transactions, net	10,263	—
Mortgage origination fees	30,779	35,070
Other	24,267	11,600

	254,151	170,480

Other expenses
Salaries and employee benefits	880,103	599,798
Equipment expense	145,534	96,427
Occupancy expense	150,670	113,214
Other operating expenses	605,530	379,840

	1,781,837	1,189,279

Income before income taxes	224,775	101,247

Applicable income taxes	12,827	—

Net income	$211,948	$101,247

Basic earnings per common share	$0.71	$0.34

Diluted earnings per common share	$0.70	$0.34

See Notes to Financial Statements.

FIRST NATIONAL BANK

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2002 AND 2001

	Common Stock		Capital Surplus	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity
	Shares	Par Value
Balance, December 31, 2000	300,000	$3,000,000	$2,969,480	$(795,758)	$1,483	$5,175,205
Net income	—	—	—	101,247	—	101,247
Other comprehensive income	—	—	—	—	12,981	12,981

Balance, December 31, 2001	300,000	3,000,000	2,969,480	(694,511)	14,464	5,289,433
Net income	—	—	—	211,948	—	211,948
Other comprehensive income	—	—	—	—	35,928	35,928

Balance, December 31, 2002	300,000	$3,000,000	$2,969,480	$(482,563)	$50,392	$5,537,309

See Notes to Financial Statements.

FIRST NATIONAL BANK

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
OPERATING ACTIVITIES
Net income	$211,948	$101,247

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	171,032	110,162
Provision for loan losses	273,056	189,000
Gain on sale of securities available-for-sale	(10,263)	—
Increase in interest receivable	(75,175)	(44,251)
Increase (decrease) in interest payable	48,248	(4,303)
Increase in taxes payable	12,827	—
Net other operating activities	2,417	(52,376)

Total adjustments	422,142	198,232

Net cash provided by operating activities	634,090	299,479

INVESTING ACTIVITIES
Purchases of securities available for sale	(5,398,298)	(4,163,451)
Proceeds from maturities of securities available for sale	1,966,756	666,662
Proceeds from sales of securities available for sale	511,875	—
Purchases of correspondent bank stock	(90,000)	(37,500)
Decrease in interest-bearing deposits in other banks	12,503	395,009
Increase in federal funds sold	(775,000)	—
Increase (decrease) in federal funds purchased	880,000	(250,000)
Increase in loans, net	(17,716,330)	(14,856,862)
Purchase of premises and equipment	(497,672)	(1,502,985)

Net cash used in investing activities	(21,106,166)	(19,749,127)

FINANCING ACTIVITIES
Increase in deposits	18,222,033	17,108,494
Increase in other borrowings	2,833,000	2,722,000

Net cash provided by financing activities	21,055,033	19,830,494

Net increase in cash and due from banks	582,957	380,846
Cash and due from banks at beginning of year	1,113,211	732,365

Cash and due from banks at end of year	$1,696,168	$1,113,211

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,193,534	$896,615

See Notes to Financial Statements.

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

First National Bank is a commercial bank with operations in Orange Park, Florida. First National Bank provides a full range of banking services to individual and corporate customers in its primary market area of Clay County and surrounding counties. First National Bank is subject to the regulations of certain federal and state agencies and is periodically examined by those regulatory authorities.

Basis of Presentation and Accounting Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and deferred taxes.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from interest-bearing deposits, loans, federal funds sold/purchased, deposits and other borrowings are reported net.

First National Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank, based on a percentage of deposits. The total of those reserve balances was approximately $19,000 at December 31, 2002. No balances were required as of December 31, 2001.

Securities

Debt securities and equity securities with readily determinable fair values are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect. Equity securities without a readily determinable fair value are classified as available for sale and recorded at cost.

Purchase premiums and discounts are recognized in interest income using the interest method based on the terms of the securities. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans

Loans are reported at their outstanding principal balances less unearned income and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees and direct origination costs of loans are recognized at the time the loan is placed on the books. Because the loan origination fees approximate the origination costs, the effect on operations is immaterial.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received until the loans are returned to accrual status.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review First National Bank’s allowance for loan losses and may require First National Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

A loan is considered impaired when it is probable First National Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Fair Value of Financial Instruments

Under Financial Accounting Standards Board Statement No. 126, “Exemption from Certain Required Disclosures About Fair Value of Financial Instruments for Certain Nonpublic Entities”, First National Bank has elected to omit disclosures on fair value information about financial instruments not recognized in the balance sheet.

Stock Compensation Plans

At December 31, 2002, First National Bank has a stock option plan, which is described more fully in Note 11. First National Bank accounts for this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying stock on the date of grant. The following table illustrates the effect on net income and earnings per share if First National Bank had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation.

	Years Ended December 31,
	2002	2001
Net income, as reported	$211,948	$101,247
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(4,728)	(2,347)

Pro forma net income	$207,220	$98,900

Earnings per share:
Basic - as reported	$.71	$.34

Basic - pro forma	$.69	$.33

Diluted - as reported	$.70	$.34

Diluted - pro forma	$.69	$.33

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Common Share

Basic earnings per common share are computed by dividing net income by the weighted-average number of shares of common stock outstanding. Diluted earnings per common share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options.

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Recent Accounting Standards

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. First National Bank has not elected to adopt the recognition provisions of this Statement for stock-based employee compensation and has elected to continue with accounting methodology in Opinion No. 25 as permitted by SFAS No. 123.

NOTE 2. INVESTMENTS IN SECURITIES

The amortized cost and fair value of securities available for sale as of December 31, 2002 and 2001 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2002:
U. S. Government and agency securities	$1,612,314	$10,265	$—	$1,622,579
Mortgage-backed securities	5,570,744	54,172	(14,953)	5,609,963
Corporate securities	254,349	26,852	—	281,201

	$7,437,407	$91,289	$(14,953)	$7,513,743

December 31, 2001:
U. S. Government and agency securities	$1,611,513	$5,658	$(2)	$1,617,169
Mortgage-backed securities	2,389,730	7,748	(18)	2,397,460
Corporate securities	506,234	8,530	—	514,764

	$4,507,477	$21,936	$(20)	$4,529,393

NOTES TO FINANCIAL STATEMENTS

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

The amortized cost and fair value of debt securities as of December 31, 2002 by contractual maturity are shown below. Maturities may differ from contractual maturities of mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty. Therefore, these securities are not included in the maturity categories in the following summary.

	Amortized Cost	Fair Value
Due within one year	$108,935	$109,142
Due from one year to five years	1,757,728	1,794,638
Mortgage-backed securities	5,570,744	5,609,963

	$7,437,407	$7,513,743

Securities with a carrying value of $4,003,800 and $466,000 were pledged to secure advances from Federal Home Loan Bank as of December 31, 2002 and 2001, respectively. Securities with a carrying value of $3,050,000 and $2,000,000 were pledged to secure borrowings from SunTrust as of December 31, 2002 and 2001, respectively. First National Bank has also pledged securities with a carrying value of $110,000 to the State of Florida for both December 31, 2002 and 2001 even though they did not have any public deposits on hand.

Gains and losses on sales of securities available for sale consist of the following for the year ended December 31, 2002:

Gross gains	$10,263
Gross losses	—

Net realized gains	$10,263

There were no sales of securities available for sale during 2001.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of loans is summarized as follows:

	December 31,
	2002	2001
Commercial, financial and agricultural	$7,560,999	$5,256,905
Real estate – construction	9,519,999	6,734,877
Real estate – mortgage	27,356,996	15,383,720
Consumer and other	2,929,000	2,348,957

	47,366,994	29,724,459
Allowance for loan losses	(601,261)	(402,000)

Loans, net	$46,765,733	$29,322,459

NOTES TO FINANCIAL STATEMENTS

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,
	2002	2001
Balance, beginning of year	$402,000	$213,000
Provision charged to operations	273,056	189,000
Loans charged off	(73,795)	—

Balance, end of year	$601,261	$402,000

The following is a summary of information pertaining to impaired loans as of and for the year ended December 31, 2002.

Impaired loans without a valuation allowance	$—
Impaired loans with a valuation allowance	27,100

Total impaired loans	$27,100

Valuation allowance related to impaired loans	$4,065

Average investment in impaired loans	$26,112

Interest income recognized on impaired loans	$—

Management identified no impaired loans as defined by SFAS No. 114, (“Accounting by Creditors for Impairment of a Loan”) at December 31, 2001. There was no interest income recognized on impaired loans during 2002.

Loans on nonaccrual status amounted to approximately $27,100 at December 31, 2002. There were no loans on nonaccrual status at December 31, 2001. There were also no loans past due ninety days or more and still accruing interest at December 31, 2002 and 2001.

In the ordinary course of business, First National Bank has granted loans to certain directors, executive officers and their affiliates. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan. Changes in related party loans are as follows:

	December 31,
	2002	2001
Balance, beginning of year	$904,429	$873,991
Advances	578,859	150,331
Repayments	(286,594)	(119,893)

Balance, end of year	$1,196,694	$904,429

NOTES TO FINANCIAL STATEMENTS

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

	December 31,
	2002	2001
Land	$1,477,940	$646,871
Buildings	2,114,114	1,264,720
Equipment	718,885	416,421
Construction in progress, estimated cost to complete as of 12/31/2012, $175,000	17,014	1,503,550

	4,327,953	3,831,562
Accumulated depreciation	(391,980)	(222,229)

	$3,935,973	$3,609,333

NOTE 5. DEPOSITS

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2002 and 2001 was $19,763,793 and $12,171,558, respectively. The scheduled maturities of time deposits at December 31, 2001 are as follows:

2003	$18,818,980
2004	7,845,851
2005	1,251,231
2006	110,000
2007	1,674,282

$29,700,344

First National Bank had brokered time deposits of $16,128,000 and $11,191,000 at December 31, 2002 and 2001, respectively.

NOTE 6. OTHER BORROWINGS

Other borrowings consist of the following:

	December 31,
	2002	2001
FHLB advance, interest payable monthly at a daily rate credit. Advances mature on March 9, 2003. Collateralized by investments and certain qualifying loans	$3,300,000	$1,500,000
SunTrust advances, interest payable monthly, at the federal funds rate. Advances mature March 10, 2003. Collateralized by certain investments.	3,005,000	1,972,000

	$6,305,000	$3,472,000

NOTES TO FINANCIAL STATEMENTS

NOTE 7. SALARY DEFERRAL PLAN

First National Bank has a 401(k) retirement plan covering all employees, subject to certain minimum requirements. The Plan allows employees to defer up to 15% of their salary with partially matching First National Bank contributions. The contribution expense associated with this plan was $9,853 and $11,400 for the years ended December 31, 2002 and 2001, respectively.

NOTE 8. INCOME TAXES

Income tax expense consists of the following:

	December 31,
	2002	2001
Current	$12,827	$—
Deferred	55,234	35,011
Change in valuation allowance	(55,234)	(35,011)

	$12,827	$—

First National Bank’s income tax expense differs from the amounts computed by applying the federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

	December 31, 2002		December 31, 2001
	Amount	Percent	Amount	Percent
Tax provision at statutory rate	$76,424	34%	$34,424	34%
Increase resulting from:
Other	(8,363)	(4)	587	—
Change in valuation allowance	(55,234)	(24)	(35,011)	(34)

Income tax expense	$12,827	6%	$—	—%

The components of deferred income taxes as of December 31, 2002 and 2001 are as follows:

	2002	2001
Deferred tax assets:
Preopening and organization expenses	$46,272	$71,512
Net operating loss carryforward	—	88,247
Loan loss reserves	193,423	112,200
Less valuation allowance	(179,019)	(234,253)

	60,676	37,706

Deferred tax liabilities:
Depreciation	60,676	37,706
Unrealized gain on securities available for sale	25,944	7,452

	86,620	45,158

Net deferred tax liabilities	$25,944	$7,452

NOTES TO FINANCIAL STATEMENTS

NOTE 9. COMMITMENTS AND CONTINGENCIES

Loan Commitments

First National Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

First National Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit under existing lines of credit and standby letters of credit is represented by the contractual amount of those instruments. First National Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of First National Bank’s commitments is as follows:

	December 31,
	2002	2001
Commitments to extend credit	$7,733,846	$7,894,000
Standby letters of credit	236,594	28,000

	$7,970,440	$7,922,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by First National Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which First National Bank deems necessary.

Contingencies

In the normal course of business, First National Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material effect on First National Bank’s financial statements.

NOTES TO FINANCIAL STATEMENTS

NOTE 10. CONCENTRATIONS OF CREDIT

First National Bank originates primarily commercial, residential and consumer loans to customers in Clay County, Florida and surrounding counties. The ability of the majority of First National Bank’s customers to honor their contractual loan obligations is dependent on the economy in Clay County and surrounding area. Approximately seventy-five percent of First National Bank’s loan portfolio is secured by real estate in First National Bank’s primary market area. In addition, a substantial portion of the real estate owned is located in those same markets. Accordingly, the ultimate collectibility of a substantial portion of First National Bank’s loan portfolio and the recovery of a substantial portion of the carrying amount of real estate owned are susceptible to changes in market conditions in First National Bank’s primary market area.

NOTE 11. STOCK COMPENSATION PLANS

First National Bank adopted the 1999 Stock Option Plan that initially reserved 7,500 shares of common stock for the granting of options to directors, officers and employees. The Board of Directors voted to amend this plan to increase the number of shares reserved to 10,000 on November 18, 2002. Both incentive stock options and non-qualified stock options may be granted under the Plan. Option prices reflect the fair market value of First National Bank’s common stock on the dates the options are granted. The options may be exercised over a period of seven years in accordance with vesting schedules determined by the Board of Directors.

Other pertinent information related to the options is as follows:

	2002		2001
	Number	Weighted- Average Exercise Price	Number	Weighted- Average Exercise Price
Under option, beginning of the year	5,150	$20.00	2,400	$20.00
Granted	1,900	30.00	2,750	20.00
Exercised	—	—	—	—
Forfeited	—	—	—	—

Under option, end of year	7,050	$22.70	5,150	$20.00

Exercisable at end of year	1,990	$20.00	960	$20.00

Weighted-average fair value per option of options granted during year	$8.84		$6.56

NOTES TO FINANCIAL STATEMENTS

NOTE 11. STOCK COMPENSATION PLANS (Continued)

Information pertaining to options outstanding at December 31, 2002 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted- Average Contractual Life in Years	Weighted- Average Exercise Price	Number Outstanding	Weighted- Average Exercise Price
$20.00	5,150	4.11	$20.00	1,990	$20.00
$30.00	1,900	6.00	30.00	—	—

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Years Ended December 31,
	2002	2001
Dividend yield	0%	0%
Expected life	7 years	7 years
Expected volatility	1.55%	1.47%
Risk-free interest rate	5.05%	5.674%

NOTE 12. EARNINGS PER COMMON SHARE

The following is a reconciliation of net income (the numerator) and the weighted average shares outstanding (the denominator) used in determining basic and diluted earnings per share.

	Year Ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic earnings per share
Net income	$211,948	300,000	$.71

Effect of Dilutive Securities
Stock options	—	1,179

Diluted earnings per share
Net income	$211,948	301,179	$.70

NOTES TO FINANCIAL STATEMENTS

NOTE 12. EARNINGS PER COMMON SHARE (Continued)

	Year Ended December 31, 2001
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic earnings per share
Net income	$101,247	300,000	$.34

Effect of Dilutive Securities
Stock options	—	1,022

Diluted earnings per share
Net income	$101,247	301,022	$.34

NOTE 13. REGULATORY MATTERS

First National Bank is subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 2002, First National Bank is not able to pay dividends without regulatory approval.

First National Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, First National Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. First National Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require First National Bank to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, as defined and of Tier I capital to average assets, as defined. Management believes, as of December 31, 2002 and 2001, First National Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2002, the most recent notification from the Office of the Comptroller of Currency categorized First National Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, First National Bank must maintain minimum Total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed First National Bank’s categories.

NOTES TO FINANCIAL STATEMENTS

NOTE 13. REGULATORY MATTERS (Continued)

First National Bank’s actual capital amounts and ratios are presented in the following table (rounded to the nearest thousands).

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2002:
Total Capital to Risk Weighted Assets	$6,087,000	11.34%	$4,293,000	8.00%	$5,366,000	10.00%
Tier I Capital to Risk Weighted Assets	$5,486,000	10.22%	$2,146,000	4.00%	$3,220,000	6.00%
Tier I Capital to Average Assets	$5,486,000	9.77%	$2,245,000	4.00%	$2,807,000	5.00%

As of December 31, 2001:
Total Capital to Risk Weighted Assets	$5,677,000	17.04%	$2,665,000	8.00%	$3,331,000	10.00%
Tier I Capital to Risk Weighted Assets	$5,275,000	15.83%	$1,333,000	4.00%	$1,999,000	6.00%
Tier I Capital to Average Assets	$5,275,000	15.05%	$1,402,000	4.00%	$1,752,500	5.00%

NOTE 14. SUBSEQUENT EVENTS

In January 2003, First National Bank granted incentive stock options to purchase 1,700 shares of First National Bank’s common stock to its officers. These incentive stock options, which are available under the 1999 Stock Option Plan, have an exercise price of $35.

Subsequent to December 31, 2002, the Board of Directors approved the sale of First National Bank to First National Banc, a bank holding company head-quartered in St. Mary’s Georgia, subject to the approvals of the shareholders of First National Bank, the shareholders of First National Banc and bank regulators. If the merger is approved, the sale will be consummated by the exchange of shares of First National Banc’s common stock for shares of First National Bank’s common stock on a ratio to be determined. If approved, it is expected that the merger will be consummated by the end of 2003.

FIRST NATIONAL BANK

BALANCE SHEET

(Unaudited)

June 30, 2003
ASSETS
Cash and due from banks	$1,972,258
Federal funds sold	2,996,000

Cash and cash equivalents	4,968,258
Securities available-for-sale	5,605,189

Loans	52,203,498
Less allowance for loan losses	(652,595)

Loans, net	51,550,903
Premises and equipment, net	4,011,438
Other investments	305,300
Other assets	335,089

Total assets	$66,776,177

LIABILITIES
Deposits:
Noninterest-bearing	$8,093,309
Interest-bearing	48,465,156

Total deposits	56,558,465

Federal Home Loan Bank advances	2,067,000
Securities sold under agreements to repurchase	1,900,000
Other liabilities	417,809

Total liabilities	60,943,274

SHAREHOLDERS’ EQUITY
Common stock - par value $10 per share 10,000,000 shares authorized; 300,000 issued and outstanding	3,000,000
Additional paid-in capital	2,969,480
Accumulated deficit	(189,656)
Accumulated other comprehensive income	53,079

Total stockholder’s equity	5,832,903

Total liabilities and shareholders’ equity	$66,776,177

See notes to financial statements.

FIRST NATIONAL BANK

STATEMENTS OF INCOME

(Unaudited)

	For the Six Months Ended June 30,
	2003	2002
INTEREST INCOME
Loans	$1,857,290	$1,351,142
Investment securities:
Taxable	81,096	123,675
Federal funds sold	5,467	4,604

Total interest income	1,943,853	1,479,421

INTEREST EXPENSE
Deposits	610,790	534,394
Federal Home Loan Bank advances	16,398	15,621
Federal funds purchased and securities sold under agreements to repurchase	16,552	21,218

Total interest expense	643,740	571,233

NET INTEREST INCOME	1,300,113	908,188
PROVISION FOR LOAN LOSSES	86,100	106,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	1,214,013	802,188

NONINTEREST INCOME
Service charges on deposit accounts	96,972	81,689
Mortgage origination fees	43,610	16,957
Other service charges and fees	16,015	14,972
Net realized gains on sales of securities available-for-sale		10,263
Other income	11,825	10,100

Total noninterest income	168,422	133,981

NONINTEREST EXPENSES
Salaries and employee benefits	523,287	422,988
Net occupancy expense	93,935	87,107
Other expenses	442,306	368,188

Total noninterest expense	1,059,528	878,283

INCOME BEFORE INCOME TAXES	322,907	57,886
PROVISION FOR INCOME TAXES	30,000	—

NET INCOME	$292,907	$57,886

Earnings per share:
Basic	$0.98	$0.19

Diluted	$0.97	$0.19

See notes to financial statements.

FIRST NATIONAL BANK

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended June 30
	2003	2002
OPERATING ACTIVITIES
Net income	$292,907	$57,886
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	119,768	93,157
Amortization and accretion, net	45,656	10,501
Provision for loan losses	86,100	106,000
Net realized (gain) loss on securities available-for-sale		(10,263)
Changes in:
Other assets	(11,193)	(14,484)
Other liabilities	111,318	69,061

Net cash provided by operating activities	644,556	311,858

INVESTING ACTIVITIES
Activity in securities available-for-sale:
Maturities, prepayments and calls	3,367,360	188,258
Sales		260,625
Purchases	(1,500,391)	(1,202,335)
Net increase in loans	(4,871,270)	(8,114,038)
(Purchase) sale of Federal Home Loan Bank stock	39,700	(37,500)
Additions to premises and equipment	(195,233)	(462,701)

Net cash used for investing activities	(3,159,834)	(9,367,691)

FINANCING ACTIVITIES
Net increase in deposits	8,347,063	9,718,368
Net increase (decrease) in Federal Home Loan Bank advances	(1,233,000)	500,000
Net decrease in securities sold under agreements to repurchase	(2,105,000)	(92,000)

Net cash provided by financing activities	5,009,063	10,126,368

Increase in cash and cash equivalents	2,493,785	1,070,535
Cash and cash equivalents - beginning	2,474,473	1,129,019

Cash and cash equivalents - ending	$4,968,258	$2,199,554

SUPPLEMENTAL INFORMATION:
Cash paid during the year for:
Interest	$582,428	$542,890

Income Taxes	$7,480

See notes to financial statements.

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

First National Bank is a commercial bank with operations in Orange Park, Florida. First National Bank provides a full range of banking services to individual and corporate customers in its primary market area of Clay County and surrounding counties. First National Bank is subject to the regulations of certain federal and state agencies and is periodically examined by those regulatory authorities.

Basis of Presentation and Accounting Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of foreclosed real estate and deferred taxes.

Cash, Due from Banks and Cash Flows

For purposes of reporting cash flows, cash and due from banks includes cash on hand, cash items in process of collection and amounts due from banks. Cash flows from interest-bearing deposits, loans, federal funds sold/purchased, deposits and other borrowings are reported net.

Securities

Debt securities and equity securities with readily determinable fair values are classified as available for sale and recorded at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of the related deferred tax effect. Equity securities without a readily determinable fair value are classified as available for sale and recorded at cost.

Purchase premiums and discounts are recognized in interest income using the interest method based on the terms of the securities. Gains and losses on the sale of securities are determined using the specific identification method. Declines in the fair value of securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses.

Loans

Loans are reported at their outstanding principal balances less unearned income and the allowance for loan losses. Interest income is accrued on the unpaid principal balance. Loan origination fees and direct origination costs of loans are recognized at the time the loan is placed on the books. Because the loan origination fees approximate the origination costs, the effect on operations is immaterial.

The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due, unless the loan is well-secured. All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. Interest income on nonaccrual loans is subsequently recognized only to the extent cash payments are received until the loans are returned to accrual status.

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The allowance for loan losses is established through a provision for loan losses charged to expense. Loan losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Subsequent recoveries are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses in the loan portfolio. The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review First National Bank’s allowance for loan losses and may require First National Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

A loan is considered impaired when it is probable First National Bank will be unable to collect all principal and interest payments due in accordance with the contractual terms of the loan agreement. Impaired loans are measured by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. The amount of impairment, if any, and any subsequent changes are included in the allowance for loan losses.

Premises and Equipment

Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

Income Taxes

Deferred income tax assets and liabilities are determined using the balance sheet method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.

Fair Value of Financial Instruments

Under Financial Accounting Standards Board Statement No. 126, “Exemption from Certain Required Disclosures About Fair Value of Financial Instruments for Certain Nonpublic Entities”, First National Bank has elected to omit disclosures on fair value information about financial instruments not recognized in the balance sheet.

Earnings Per Common Share

Basic earnings per common share are computed by dividing net income by the weighted-average number of shares of common stock outstanding. Diluted earnings per common share are computed by dividing net income by the sum of the weighted-average number of shares of common stock outstanding and potential common shares. Potential common shares consist of stock options.

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE	1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Stock Compensation Plans

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure.” SFAS No. 148 amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. First National Bank has not elected to adopt the recognition provisions of this Statement for stock-based employee compensation and has elected to continue with accounting methodology in Opinion No. 25 as permitted by SFAS No. 123.

	Period Ended June 30,
	2003	2002
Net Income, as reported	$292,907	$57,886
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(6,945)	(4,728)

Pro forma net income	$285,962	$53,158

Earnings per share:
Basic—as reported	$0.98	$0.19

Basic—pro forma	$0.96	$0.18

Diluted—as reported	$0.97	$0.19

Diluted—pro forma	$0.95	$0.18

NOTE 2. INVESTMENTS IN SECURITIES

The amortized cost and fair value of securities available for sale as of June 30, 2003 are summarized as follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2003:
U. S. Government and agency securities	$1,860,109	$20,442	$—	$1,880,551

Mortgage-backed securities	3,411,059	30,729		3,441,788
Corporate securities	253,614	29,236		282,850

	$5,524,782	$80,407	$—	$5,605,189

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 2. INVESTMENTS IN SECURITIES (Continued)

The amortized cost and fair value of debt securities as of June 30, 2003 by contractual maturity are shown below. Maturities may differ from contractual maturities of mortgage-backed securities because the mortgages underlying the securities may be called or repaid without penalty. Therefore, these securities are not included in the maturity categories in the following summary.

	Amortized Cost	Fair Value
Due within one year	$109,875	$109,868
Due from one year to five years	2,003,848	2,053,533
Mortgage-backed securities	3,411,059	3,441,788

	$5,524,782	$5,605,189

Securities with a carrying value of $4 million were pledged to secure advances from Federal Home Loan Bank and SunTrust for short term borrowing needs as June 30, 2003. First National Bank has also pledged securities with a carrying value $110,000 to the State of Florida for June 30, 2003, even though they did not have any public deposits on hand.

There were no sales of securities available for sale during 2003.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

The composition of loans is summarized as follows:

June 30, 2003
Commercial, financial and agricultural	$6,819,727
Real estate – construction	13,282,456
Real estate – mortgage	29,277,018
Consumer and other	2,824,297

52,203,498
Allowance for loan losses	(652,595)

Loans, net	$51,550,903

Changes in the allowance for loan losses are as follows:

June 2003
Balance, beginning of year	$601,261
Recoveries	10,700
Provision charged to operations	86,100
Loans charged off	(45,466)

Balance, end of year	$652,595

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 4. PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

June 30, 2003
Land	$1,497,534
Buildings	2,240,578
Equipment	768,060
Construction in progress	0

4,506,172
Accumulated depreciation	(494,734)

$4,011,438

NOTE 5. OTHER INVESTMENTS

Other investments are carried at cost and consist of the following:

June 30, 2003
Federal Home Loan Bank stock	$125,300
Federal Reserve Bank stock	180,000

$305,300

NOTE 6. DEPOSITS

Interest-bearing deposits and related interest cost for the period ended June 30, 2003 are summarized as follows:

June 30, 2003
NOW	$4,257,418
Money market	11,992,143
Savings	1,356,295
Certificates of deposits, $100,000 or more	19,966,435

Other time deposits	10,892,865

$48,465,156

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 7. OTHER BORROWINGS

Other borrowings consist of the following:

June 30, 2003
FHLB advance, interest payable monthly at a daily rate credit Advances mature on September 10, 2003. Collateralized by investments and a blanket lien on one to four family residential mortgages	$2,067,000
SunTrust advances, interest payable monthly, at the federal funds rate. Advances mature July 9, 2003. Collateralized by certain investments	1,900,000
$3,967,000

NOTE 8. COMMITMENTS AND CONTINGENCIES

Loan Commitments

First National Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such commitments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets.

First National Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit under existing lines of credit and standby letters of credit is represented by the contractual amount of those instruments. First National Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. A summary of First National Bank’s commitments is as follows:

June 30, 2003
Commitments to extend credit	$11,126,000
Standby letters of credit	366,000

$11,492,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by First National Bank to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which First National Bank deems necessary.

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

NOTE 9.   STOCK OPTIONS

First National Bank adopted the 1999 Stock Option Plan that initially reserved 7,500 shares of common stock for the granting of options to directors, officers and employees. The Board of directors voted to amend this plan to increase the number of shares reserved to 10,000 on November 18, 2002. Both incentive stock options and non-qualified stock options may be granted under the Plan. Option prices reflect the fair market value of First National Bank’s common stock on the dates the options are granted. The options may be exercised over a period of seven years in accordance with vesting schedules determined by the Board of Directors.

Information pertaining to options at June 30, 2003 is as follows:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Contractual Life in Years	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price

$20.00	5,150	3.61	20.00	3,020	20.00
$30.00	1,900	5.50	30.00	380	30.00
$35.00	1,700	6.50	35.00	—	—

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

	Periods Ended June 30,
	2003	2002

Dividend yield	0%	0%
Expected life	7 years	7 years
Expected volatility	1.34%	1.55%
Risk-free interest rate	3.82%	5.05%

NOTE 10. EARNINGS PER COMMON SHARE

The following is a reconciliation of net income (the numerator) and the weighted average shares outstanding (the denominator) used in determining basic and diluted earnings per share.

	Period ended June 30, 2003
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic earnings per share
Net income	$292,908	300,000	$0.98

Effect of Dilutive Securities
Stock options	—	2,897

Diluted earnings per share
Net income	$292,908	302,897	$0.97

FIRST NATIONAL BANK

NOTES TO FINANCIAL STATEMENTS

	Period Ended June 30, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic earnings per share
Net income	$57,986	300,000	$0.19

Effect of Dilutive Securities
Stock options	—	1,179

Diluted earnings per share
Net income	$57,986	301,179	$0.19

APPENDIX D

[LETTERHEAD OF ALLEN C. EWING & CO.]

January 31, 2003

CONFIDENTIAL

Board of Directors

First National Bank

1775 Eagle Harbor Parkway

Orange Park, Florida 32003

Members of the Boards:

You have requested the opinion of Allen C. Ewing & Co. (“Ewing”) as to the fairness, from a financial point of view, to the shareholders of First National Bank (the “Company”, “FNB-OP”), of the exchange ratio in the proposed merger of the Company with First National Banc, Inc. (“FNB-SM”) of St. Marys, Georgia. Under the terms set forth in FNB-SM’s Letter of Intent (“LOI”) dated January 28, 2003, the shareholders of FNB-OP would receive 0.6800 shares of FNB-SM common stock for each share of FNB-OP stock.

In arriving at the opinion expressed in this letter, Ewing relied upon the accuracy and completeness of the information and material provided by FNB-OP and FNB-SM including, among other things: (i) Call Statements; (ii) information concerning loans, deposits, and securities; (iii) other financial information concerning the operations of FNB-OP and FNB-SM; (iv) information concerning the calculation of loan loss reserves and expenses incurred in starting up new branches; (v) information concerning the capital accounts and ownership of FNB-OP and FNB-SM. Ewing held discussions with the managements of both institutions concerning their respective operations, financial condition, prospects, and the results of their most regulatory examinations prior to September 30, 2002.

Ewing considered financial, economic, regulatory, and other factors relevant and appropriate to this analysis including pubic and proprietary information concerning the valuations of community banking institutions in Florida and operating performances of comparable institutions. Ewing assumed that forecasts, projections, reserves, and other operating estimates for FNB-OP and FNB-SM reflect the best judgments of management. Ewing has not made inspections, evaluations, or appraisals of any of the assets or liabilities of FNB-OP or FNB-SM, nor has Ewing examined any loan, securities, or regulatory files.

In the ordinary course of its business as an investment banker and broker-dealer, Ewing may from time to time perform corporate finance services and/or purchase securities for and from

Florida banking and thrift institutions. Ewing hereby represents that neither it nor its principles has any financial interest in the shares of FNB-OP or FNB-SM, nor has it performed any corporate service for either that might create a conflict of interest for Ewing.

In evaluating the fairness of the proposed exchange ratio as set forth in the LOI, Ewing performed a contribution analysis, which included adjustments to the reported equity and reported earnings of FNB-OP and FNB-SM to eliminate the effects of nonrecurring/non-core gains or losses to recognize differences in operations between the institutions, and to recognize monetary investments made by each institution that have contributed or will contribute to the development of franchise value. Ewing’s contribution analysis produced a range of exchange ratios from 0.6044 to 0.6509 shares of FNB-SM stock for each share of FNB-OP stock.

It is our opinion that the proposed exchange ratio of 0.6800 as set forth in the LOI is fair, from a financial point of view, to the shareholders of the Company, as this ratio exceeds the ratios calculated by Ewing and provides greater value to the FNB-OP shareholders.

Ewing’s opinion is directed to the Board of Directors and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the shareholders’ meeting held in connection with the proposed merger. Ewing has not been requested to opine as to, and the opinion does not address, the Board’s business decision to enter into the merger.

Very truly yours, ALLEN C. EWING & CO.

By:	/s/ Benjamin C. Bishop, Jr.

President

APPENDIX E

DISSENTERS’ RIGHTS PROVISIONS OF THE NATIONAL BANK ACT

Title 12, United States Code, Section 215a (b), (c) and (d):

(b)	Dissenting shareholders

If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the share so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c)	Valuation of shares

The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d)	Application to shareholders of merging associations: appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law.

If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association

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shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provisions of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers

FNBI’s Articles of Incorporation provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions, or (d) for any transaction from which the director received an improper personal benefit.

Article VI of FNBI’s Bylaws provides that FNBI shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of FNBI, against reasonable expenses incurred by him in connection with such defense.

FNBI’s Bylaws also provide that FNBI is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of FNBI and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors, (c) independent legal counsel, or (d) an affirmative vote of a majority of shares held by disinterested shareholders. No indemnification may be made to or on behalf of a director, officer, employee or agent (i) in connection with a proceeding by or in the right of FNBI in which such person was adjudged liable to FNBI or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

FNBI may, if authorized by its shareholders by a majority of votes which would be entitled to be cast in a vote to amend FNBI’s Articles of Incorporation, indemnify or obligate itself to indemnify a director, officer, employee or agent made a party to a proceeding, including a proceeding brought by or in the right of FNBI.

ITEM 21. Exhibits and Financial Statement Schedules

The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, by and between First National Banc, Inc. and First National Bank, Orange Park, Florida (included as Appendix A to the document)

*3.1	Articles of Incorporation of First National Banc, Inc.

*3.2	Bylaws of First National Banc, Inc.

*5.1	Opinion of Smith, Gambrell & Russell, LLP regarding legality of shares

8.1	Tax Opinion of Smith, Gambrell & Russell, LLP

21.1	Subsidiaries of First National Banc, Inc.

23.1	Consent of Moore Stephens Tiller LLC

23.2	Consent of Mauldin & Jenkins, LLC

23.3	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.4	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)

23.5	Consent of Allen C. Ewing & Co.

24.1	Powers of Attorney

99.1	Form of Proxy for Special Meeting of Shareholders of First National Bank

99.2	Opinion of Allen C. Ewing & Co. (included as Appendix D to the proxy statement/prospectus)

*	To be filed by amendment.

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ITEM 22. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Marys, State of Georgia, on October 6th, 2003.

FIRST NATIONAL BANC, INC.

By:	*
William H. Davis
Chairman and Chief Executive Officer

By:	/s/ Yong Kim
Yong Kim
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of October, 2003.

Signature	Title
* William H. Davis	Chairman and Chief Executive Officer

/s/ David G. Moffat David G. Moffat	President, Chief Operating Officer and Director

* Michael A. Akel	Director

* Michael L. Davis	Director

* William H. Gross	Director

* Kenneth L. Harrison	Director

* Joseph P. Helow	Director

* J. Grover Henderson	Director

* Roscoe H. Mullis	Director

* Thomas I. Stafford, Jr.	Director

* By:	/s/ David Moffat
David Moffat, as Attorney-in-Fact,
pursuant to Powers of Attorney filed as
Exhibit 24.1 to this Registration Statement

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, by and between First National Banc, Inc. and First National Bank, Orange Park, Florida (included as Appendix A to the document)

*3.1	Articles of Incorporation of First National Banc, Inc.

*3.2	Bylaws of First National Banc, Inc.

*5.1	Opinion of Smith, Gambrell & Russell, LLP regarding legality of shares

8.1	Tax Opinion of Smith, Gambrell & Russell, LLP

21.1	Subsidiaries of First National Banc, Inc.

23.1	Consent of Moore Stephens Tiller LLC

23.2	Consent of Mauldin & Jenkins, LLC

23.3	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 5.1)

23.4	Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1)

23.5	Consent of Allen C. Ewing & Co.

24.1	Powers of Attorney

99.1	Form of Proxy for Special Meeting of Shareholders of First National Bank

99.2	Opinion of Allen C. Ewing & Co. (included as Appendix D to the proxy statement/prospectus)

*	To be filed by amendment.